As filed with the Securities and Exchange Commission on October 27, 2023

Registration No. 333-273162

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment No. 4)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EVA LIVE INC.

(Exact name of registrant as specified in its charter)

Nevada	7370	88-2864075
State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

The Plaza, 1800 Century Park East, Suite 600,

Los Angeles, CA 90067

Tel: (310) 229-5981

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nevada Agency And Transfer Company

50 West Liberty Street, Suite 880,

Reno, NV, 89501, USA
Tel: (775) 322-0626

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William B. Barnett, Esq.

Law Offices of Barnett & Linn

60 Kavenish Drive

Rancho Mirage, CA 92270

Tel: (442) 599-1299

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration fee (2)
Common Stock par value $0.0001 per share	1,500,000	$3.00	$4,500,000	$495.90

(1)	To the extent permitted by Rule 416, this registration statement also covers such additional number of shares of common stock as may be issuable in the event of stock splits, stock dividends, or similar transactions.

(2)	The registration fee for securities is based on an estimate of the aggregate offering price of the securities, assuming the sale of the securities at the midpoint of the high and low anticipated offering prices set forth in the prospectus, and such estimate is solely for calculating the registration fee pursuant to Rule 457.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

EXPLANATORY NOTE

Unless otherwise noted, all historical information presented in this Form S-1/A reflects the operations of EvaMedia Corp. (“EvaMedia”), the accounting acquirer of Eva Live, Inc. (the “Company”) in a reverse acquisition transaction that was completed on September 28, 2021 (the “Acquisition”).

The information in this preliminary prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and the Company is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated October 27, 2023

PRELIMINARY PROSPECTUS

EVA LIVE INC.

1,500,000 SHARES OF COMMON STOCK AT $3.00 PER SHARE

This prospectus relates to the offer and sale of a maximum of 1,500,000 shares of common stock, $0.0001 par value (“Common Shares”) by Eva Live Inc., a Nevada corporation (“we”, “us”, “our”, “Eva”, “Company” or similar terms). There is no minimum for this offering. The offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 180 days. We will pay all expenses incurred in this offering. We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

The offering of the 1,500,000 shares is a “best efforts” offering, which means that our officers and directors will use their best efforts to sell the common stock. There is no commitment by any person to purchase any shares. The shares will be offered at a fixed price of $3.00 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering. Proceeds from the sale of the shares will be used to fund further development of the business. The Company has not made any arrangements to place funds received from share subscriptions in escrow, trust or similar account. Any funds raised from the offering will be immediately available to the Company for its immediate use.

There is no underwriter participation in the sale of the shares in this offering. The Company’s officers and directors will be solely responsible for selling shares in this offering and no commission will be paid on any sales.

Our common stock is quoted on the OTCQB tier of the electronic over-the-counter marketplace operated by OTC Markets Group, Inc. Our shares are quoted with limited liquidity and wide bid/ask spread under the trading symbol GOAI. On September 22, 2023, the reported sales price for our common stock was $1.19 per share.

Mr. David Boulette, our CEO and director, controls the majority of the total voting power of the Company and therefore, he will be able to significantly influence all matters requiring approval by shareholders, including the election of directors and the approval of mergers or other business combination transactions.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Our business is subject to many risks, and investment in our shares of common stock will also involve a high degree of risk. You should carefully consider the factors described under the heading “Risk Factors” beginning on page 6, before investing in our shares of common stock.

	Number of Shares	Offering Price	Underwriting Discounts and Commissions	Net Proceeds to the Company (1)
Total	1,500,000	$3.00	0	$4,445,000

(1) After deducting estimated expenses of an estimated $52,000 payable by the Company.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is October ___, 2023.

Please read this prospectus carefully. It describes our business, our financial condition, and the results of operations. We have prepared this prospect that you will have the information necessary to make an informed investment decision.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential,” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions, or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any forward-looking statements to conform these statements to actual results.

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PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our,” “us,” or “Eva” refer to Eva Live Inc. unless the context otherwise indicates.

We maintain our website at https://eva.live/. You should not consider the information on such a website as part of this prospectus.

It would be best if you relied only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from the information contained in this prospectus. The information contained in this prospectus is accurate only as of the date, regardless of when this prospectus is delivered or when any sale of our securities occurs. The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

Company Overview

Eva Live Inc. (the “Company”) was incorporated under the laws of the State of Nevada on August 27, 2002, as International Pit Boss Gaming, Inc. On October 1, 2002, the Company merged with Pro Roads Systems, Inc. (a Florida corporation), a public shell company traded on the pink sheets. Pro Roads Systems, Inc. had no operations before the merger. The purpose of the merger was to change the Company’s domicile from Florida to Nevada. From its inception to 2006, the Company designed and developed software for the gaming industry. The Company changed its name on February 14, 2006, to Logo Industries Corporation and, on November 18, 2008, to Malwin Ventures Inc. On February 11, 2014, the Company announced negotiations with Impact Future Media LLC, and their President/Founder, Francois Garcia, acquired 100% of Impact Future Media LLC and its media and entertainment assets. The Company announced the closing of this transaction on March 25, 2014. From March 2014 to September 28, 2021, the Company was involved in the entertainment, publishing, and interactive industry.

The Company’s year-end is December 31.

On September 9, 2021, the Company completed a reverse split in the amount of 1 for 150, Changed the Company’s name to Eva Live Inc., Changed the Company’s trading Symbol from MLWN to GOAI, and executed an Acquisition Agreement resulting in a change of control of the Issuer. On September 10, 2021, the Financial Industry Regulatory Authority (“FINRA”) announced the effectiveness of a change in the Company’s name from “Malwin Ventures, Inc.” to “Eva Live, Inc.” (the “Name Change”) and a change in the Company’s ticker symbol from “MLWN” to the new trading symbol “GOAI” (the “Symbol Change”). Trading under the new ticker symbol began at market opening on July 11, 2021. The current shareholders do not require action from current shareholders concerning the change in the trading symbol. The Company’s CUSIP also changes to 98892100.

Current Operations

As of September 28, 2021, the Company’s vision is to build the world’s leading digital media platform to deliver measurable business outcomes at a scale for regional and global brands, agencies, and retailers across different marketing goals. Our system continually learns to achieve trusted and impactful digital advertising solutions, eliminating ad fraud, lag, and error to produce unmatched digital advertising optimization. Effective September 28, 2021, David Boulette is the Company’s Chief Executive Officer and Director. At present, the Company currently has four directors. The one non-executive director is Terry Fields. The three executive directors are David Boulette, Phil Aspin, and Daryl Walser.

Eva Live is a technology company that has developed an automated and intelligent advertiser campaign management platform, Eva Platform. Our Platform enables advertisers (‘customers, clients’) to buy advertising space on several digital channels to reach their desired audience. Our technology intends to address the needs of markets where high-volume advertisers want automated advertising purchases to have high conversion rates. We focus on data-driven marketing and cross-channel measurement, critical to businesses looking to optimize their marketing budget and reach audiences across all their integrated advertising efforts.

We operate at the junction of digital marketing and media monetization. We enable market awareness of companies and brands by providing best-in-class digital marketing and monetization services on the Internet. Our typical customers are advertising agencies (classified under SIC7319) and businesses in various industries seeking to market their products and services using our platform, including media companies, financial institutions, and other retail entities. Most of our customers are from North America, mainly the US and Canada. For the fiscal year ending December 31, 2022, we had seven (7) customers, primarily from North America, compared to three (3) customers for the fiscal year ending December 31, 2021. The top three customers represent over 92% of revenue for the fiscal year ending December 31, 2022, and 2021. Our company’s financial health is highly dependent on these top customers. If any of them were to significantly reduce their spending or cease doing business with your company, it could have a major impact on your revenue and overall financial health. Such customers advertise with media through us and engage in media buying services such as online traffic from the Eva Platform. We also deal with businesses (as described under NAICS 541810) that utilize our in-house digital marketing capabilities, including advice, creative services, account management, production of advertising material, media planning, and buying (i.e., placing advertising).

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We execute our business through Eva Platform based on Artificial Intelligence, or AI, to match advertising campaigns to specific ad spots one at a time. Our system creates conversion mapping tables that allow us to increase conversion rates by analyzing those trends with optimized historical conversion rates and further capitalizing on and improving those rates. We leverage “big data,” an accumulation of data that is too large and complex for processing by traditional database management tools. Since more companies are attempting to leverage big data to make strategic business decisions, we have built automated tools that analyze the data and feed the relevant information into our decision logic. We have designed our solution to optimize brand campaigns to create awareness and direct response campaigns with a fixed conversion point.

The Company also owns the Eva XML Platform, which buys traffic from various sources and sells that traffic to landing pages that display advertising via XML feeds. A price discrepancy exists between buying traffic on display and native platforms for specific keywords in an ad campaign and the XML search feeds. The Eval XML Platform manages the entire ad buying/selling process by integrating into Google, Microsoft, Taboola, Revcontent, Gemini, and Facebook. As a result, we can create thousands of ads with a push of a button. The Eva XML Platform manages the spending depending on the performance of keywords in the ad campaign to maximize the arbitrage revenue.

Recent Significant Transaction – EvaMedia Corp. Acquisition

On September 28, 2021 (the ‘Acquisition Date’), the Company merged (‘Acquisition’) into EvaMedia Corp. (‘EvaMedia). Upon completion of the Acquisition, the Company acquired all issued and outstanding shares of capital stock of EvaMedia. As a result, the Company issued 110,192,177 shares of the Company’s common stock to shareholders of EvaMedia, and immediately following the Acquisition, 111,169,525 shares of common stock were issued and outstanding. As a result, EvaMedia’s shareholders control 99.12% of issued and outstanding shares of the Company on a fully diluted basis. Following the Acquisition, David Boulette of EvaMedia became the company’s CEO, director, and controlling shareholder. He appointed two additional board members from EvaMedia, Phil Aspin and Darly Walser. Terry Fields remained the only board member from the Company.

We have accounted the Acquisition as a reverse acquisition under the acquisition method of accounting per ASC 805, with EvaMedia treated as the accounting acquirer and the Company treated as the “acquired” company for financial reporting purposes. We determine EvaMedia an accounting acquirer based on the following facts: (i) after the reverse merger, former shareholders of EvaMedia held a majority of the voting interest of the combined company; (ii) former Board of Directors of EvaMedia possess majority control of the Board of Directors of the combined company; (iii) members of the management of EvaMedia are responsible for the management of the combined company. As such, we have treated the financial statements of EvaMedia as the historical financial statements of the combined company, and (iv) EvaMedia’s relative size measured in assets and revenues is significantly larger than that of the Company.

We have identified the Company as the legal acquirer, as it is the entity that issued securities. Comparatively, we have identified EvaMedia as the legal acquiree, the entity whose equity interests are acquired.

We consider the Acquisition a reverse acquisition; therefore, the purchase consideration is the Company’s fair value as of September 28, 2021. The number of shares issued and outstanding for the Company just before the Acquisition Date was 977,348, with a market price of $2.000 quoted on the OTC Bulletin Board under the trading symbol GOAI. We estimated the purchase price and the book value or net financial liability of the Company to be $1,954,697 and $55,909. As a result, we recorded Goodwill as the difference between the purchase price and book value, $2,010,606. The Company carried out the Goodwill Impairment Analysis as of December 31, 2021, where the carrying value of the Goodwill as of December 31, 2021, is $2,010,606. The fair market value of the implied Goodwill is approximately $74,945,552, which is higher than the carrying value, and thus, the Company did not record any impairment as of December 31, 2021.

AdFlare Acquisition

On July 13, 2022, the Company entered into a Share Exchange Agreement (“AdFlare SEA”) with AdFlare Limited, a company duly formed under the laws of Ireland (Reg. Number: 714192) (“AdFlare”), and the shareholders of AdFlare, Phil Aspin, an individual and Stephen Adds, an individual (collectively, the “Shareholders”) whereby the Company acquired One Hundred (100%) percent of the issued and outstanding shares of AdFlare in exchange for 500,000 shares of the Company’s restricted common stock valued at $1,500,000 using the discounted cash flow methodology. Mr. Phil Aspin, co-founder of AdFlare, has been a member of the Company’s Board of Directors since September 28, 2021. The Company carried out the Goodwill Impairment Analysis as of December 31, 2022, where the carrying value of the Goodwill as of December 31, 2022, is $1,500,000. The fair market value of the implied Goodwill is approximately $0, which is less than the carrying value, and thus, the impairment as of December 31, 2022, is $1,500,000.

AdFlare, a wholly-owned subsidiary of the Company, is a leader in the specialized field of “Header Bidding,” with a deep contextual understanding of an array of ad technologies spanning search, display, and video across mobile and desktop, providing solutions to help all publishers drive revenue. Header bidding, also known as advance or pre-bidding, is a technology wherein publishers simultaneously offer their inventory to multiple ad exchanges, advertisers, and agencies. The idea is that by letting various buyers bid on the same inventory at the same time, in real-time, there’s more competition driving up the auction pressure and a chance to serve each impression at a higher Cost Per Mille rate (“CPM rate”), meaning capturing additional revenue. AdFlare has a track record of delivering over 1 billion ad impressions a month and increasing Google AdX over Google AdSense CPM by over 30%, with an average fill rate of 99.9% in the US market.

Corporate Information

The Company’s principal office is The Plaza, 1800 Century Park East, Suite 600, Los Angeles, CA 90067. Our telephone number is (310) 229-5981.

As of the date of this prospectus, our common stock is traded on the OTC Bulletin Board under the trading symbol GOAI.

Going Concern

Although our financial statements have been prepared on a going concern basis, we must raise additional capital in order to continue as a going concern. See Risk Factors relating to “Going Concern”.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” defined in the Jumpstart Our Business Startups Act of 2012 or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that generally apply to public companies. These provisions include:

●	an exemption from compliance with the auditor attestation requirement of Section 404 of the Sarbanes-Oxley Act of 2002 on the design and effectiveness of our internal controls over financial reporting;

●	an exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

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●	reduced disclosure about the Company’s executive compensation arrangements; and

●	exemptions from the requirements to obtain a non-binding advisory vote on executive compensation or shareholder approval of any golden parachute arrangements.

We may take advantage of some, but not all, available benefits under the JOBS Act. We have taken advantage of some reduced reporting burdens in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies where you hold stock.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period to comply with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have elected to refrain from availing ourselves of the delayed adoption of new or revised accounting standards. Therefore, we will adopt new or revised generally accepted accounting principles in the United States on the relevant dates on which adoption of such standards is required for other public companies that are not emerging growth companies.

As amended, we are also a “smaller reporting company” defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934. We may remain a smaller reporting company until we have a non-affiliate public float above $250 million and annual revenues above $100 million or a non-affiliate public float above $700 million and annual revenues less than $100 million, each as determined yearly. Even after we no longer qualify as an emerging growth company, we may still be eligible as a smaller reporting company, allowing us to take advantage of many of the same exemptions from disclosure requirements.

For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “RISK FACTORS RISKS RELATED TO THIS OFFERING, AND OUR COMMON STOCK – WE ARE AN ‘EMERGING GROWTH COMPANY,’ AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS” on page 14 of this prospectus.

THE OFFERING

Securities offered by the Company:	1,500,000 shares of our common stock, par value $0.0001 per share.

Offering price:	$3.00

Net proceeds to us:	$4,500,000 (excluding legal and other costs).

The market for the common shares:	The Common Stock of the Company is quoted on the OTC Markets Group Inc.’s Pink® Open Market (the “OTC Pink”) under the symbol GOAI.

Shares outstanding before offering:	115,847,349

Shares outstanding after offering:	117,347,349

Use of Proceeds	We intend to use the gross proceeds from this Offering for, but not limited to, further improving upon our existing product lines, researching and developing new products, paying for future marketing/ related expenses, recruiting and hiring additional staff, and general working capital.

Termination of the Offering	This offering will terminate upon the earlier occurrence of (i) 180 days after this registration statement becomes effective with the Securities and Exchange Commission or (ii) the date on which all 1,500,000 shares registered hereunder have been sold. We may extend the offering for an additional 90 days at our discretion. We may terminate the offering at any time and for any reason.

Terms of the Offering	The Company’s officers and directors will sell the 1,500,000 shares of common stock on behalf of the Company, upon the effectiveness of this registration statement, on a BEST EFFORTS basis.

Subscriptions:	All subscriptions, once accepted by us, are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $55,000.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

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You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that included in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

SUMMARY FINANCIAL INFORMATION

The following tables provide summary financial statement data for the six months ending June 30, 2023, and the fiscal year ending December 31, 202 and 2021. We have taken the financial statement data from our audited financial statements. The Company merged into EvaMedia on September 28, 2021; as such, we have treated the financial statements of EvaMedia as the historical financial statements of the combined company. The results of operations for past accounting periods are not necessarily indicative of the results to be expected for any future accounting period. You should read the financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements, and the related notes included in this prospectus.

Financial Condition

Balance Sheet	June 30, 2023	December 31, 2022	December 31, 2021
Total assets, $	2,971,942	2,453,456	3,463,991
Total liabilities	1,928,593	1,782,519	1,384,019
Stockholder’s equity	1,043,349	670,937	2,079,972

Operating Summary

Operating Data	Six Months Ended June 30, 2023	Fiscal Year Ended December 31, 2022	Fiscal Year Ended December 31, 2021
Revenue, $	1,425,479	1,350,941	2,458,273
Total expenses	1,053,067	4,943,848	12,238,237
Net income (loss)	372,412	(3,592,907)	(9,779964)

RISK FACTORS

This investment has a high degree of risk. Before investing, you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If the following risk factors occur, it will negatively impact our business, operating results, and financial condition, resulting in a decrease in the value of our stock. This means you could lose all or a part of your investment.

Risk Related to Recent Global Events

The COVID-19 pandemic may materially adversely impact the Company’s business results of operations and financial condition.

The consequences of the COVID-19 pandemic may adversely impact the Company’s business, consolidated results of operations, cash flows, and financial condition. In March 2020, the World Health Organization declared the COVID-19 outbreak a global pandemic. No recent, comparable event guides the myriad of impacts that COVID-19 may have; however, its effects on the market and economic conditions remain a significant risk. There are numerous uncertainties related to the full consequences of COVID-19, including the severity of the disease itself, the duration of the pandemic and any future recurrence of the outbreak, further actions that governmental authorities may take, the impact on the businesses of the Company’s customers, the demand for the Company’s products and the Company’s ability to sell and provide new goods and services, including as a result of travel restrictions, employees working from home and other factors. The Company’s customers may also delay decision-making regarding new purchases, delay work previously scheduled, or seek price concessions or modified payment terms in response to strains on their businesses.

Since its incorporation, the Company has taken proactive measures intended to help minimize the risk of the virus to the Company’s employees, including suspending travel and requiring employees to work remotely. While the Company believes it is currently operating the Company’s business effectively despite these challenges, substantially all of the Company’s employees continue to work remotely.

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Deteriorating economic conditions arising from the consequences of COVID-19, such as increased unemployment, a decline in business and consumer confidence and spending, or a recession, could adversely impact the demand for the Company’s products and cause a decrease in the Company’s revenues. Any material adverse change to the Company’s business results would increase the risk of impairment to the Company’s goodwill and other tangible assets, and any such impairment charge would likely be material. Even after the current COVID-19 pandemic has subsided, the Company may continue to be exposed to materially adverse risks to the Company’s business due to the breadth of its economic impact, including how quickly and to what extent normal economic and operating conditions resume.

The Russia-Ukraine conflict may materially adversely impact the Company’s business results of operations and financial condition.

The geopolitical situation in Eastern Europe intensified on February 24, 2022, with Russia’s invasion of Ukraine. The war between the two countries continues to evolve as military activity continues. The United States and certain European countries have imposed additional sanctions on Russia and specific individuals. As of the date of this prospectus, there has been no disruption in our operations.

Risks Related to the Company

We may need to obtain additional financing, which may not be available.

We need additional funds to achieve a sustainable sales level to generate positive cash flow to fund our operations. There is no assurance that any additional financing will be available or, if available, on terms that will be acceptable to us.

We have a limited history of operations; accordingly, no track record would provide a basis for assessing our ability to conduct successful commercial activities. We may need to be more successful in carrying out our business objectives.

The founder incorporated the Company on August 27, 2002. We have not yet produced substantial revenues to offset our operating costs and fund our expansion. We are also involved in organizational activities, obtaining growth financing, and developing our new technologies to meet the demands of our customers. In addition, we have a limited operating history from which to evaluate our performance. Our ability to achieve and maintain profitability is dependent on numerous factors, including our ability to (I) implement our business model and expand our customer base, (ii) increase revenue while controlling expenses, (iii) effectively manage cash flow, and (iv) develop our technology.

As of June 30, 2023, we had an accumulated deficit of $17,759,175. There is a substantial risk that we will not be successful in our development and sales activities or, if initially successful, in generating significant operating revenues or achieving profitable operations.

Our business strategy may result in increased volatility of revenues and earnings, resulting in uncertainty of profitability.

Our business strategy may result in increased volatility of revenues and earnings. As we will only develop a limited number of products and services at a time, our overall success will depend on a limited number of products and services, which may cause variability and unsteady profits and losses depending on the products and services offered.

Economic conditions and changes in the financial markets may adversely affect our revenues and profitability. Our business is also subject to general economic risks that could adversely impact the results of operations and financial conditions.

Because of the anticipated nature of the products and services we will attempt to develop, it is difficult to forecast revenues and operate results accurately. These items could fluctuate in the future due to several factors. These factors may include, among other things, the following:

●	Our ability to raise sufficient capital to take advantage of opportunities and generate adequate revenues to cover expenses,

●	Our ability to source substantial opportunities with sufficient risk-adjusted returns,

●	Our ability to manage our capital and liquidity requirements is based on changing market conditions and changes in the developing fintech industries,

●	The acceptance of the terms and conditions of our subscription-based model,

●	The amount and timing of operating and other costs and expenses,

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●	The nature and extent of competition from other companies may reduce market share and create pressure on pricing and investment return expectations,

●	Adverse changes in the national and regional economies in which we will participate, including, but not limited to, changes in our performance, capital availability, and market demand,

●	Adverse changes in the projects we plan to invest in result from factors beyond our control, including, but not limited to, a change in circumstances, capacity, and economic impacts,

●	Changes in laws, regulations, accounting, taxation, and other requirements affecting our operations and business, and

●	Our operating results may fluctuate yearly due to the above factors and others not listed. At times, these fluctuations may be significant.

We derive a substantial portion of our revenues from a limited number of customers, which exposes us to significant business, financial, and operational risks.

The top three customers represent over 92% of revenue for the fiscal year ending December 31, 2022, and 2021. Our company’s financial health is highly dependent on these top customers. If any of them were to significantly reduce their spending or cease doing business with your company, it could have a major impact on your revenue and overall financial health. We believe the following are the specific risks associated with this concentration:

Revenue Fluctuations: Any adverse change in our relationship with these customers, be it due to contract terminations, renegotiations, or non-renewal, could result in substantial revenue losses and adversely affect our profitability and operating results.

Pricing Pressures: These customers may exert considerable pressure on us to offer discounts or more favorable payment terms, eroding our profit margins.

Payment Risks: If any of these key customers delay or default on payments due to financial challenges, it could strain our cash flow and financial condition.

US Economy Shifts: As our revenues from major customers are directly proportional to Ad spending, any downturn or disruption in the US economy could lead to reduced orders, affecting our revenue stream.

We continuously strive to expand and diversify our customer base to mitigate these risks. However, in the near to mid-term, we anticipate that a significant portion of our revenue will continue to be concentrated among these key customers. Potential investors should consider this concentration an important risk factor when evaluating our business.

There is doubt that the Company can continue as a “Going Concern.”

BF Borgers CPA PC, our independent registered public accounting firm for the fiscal year ended December 31, 2022, has included an explanatory paragraph in their opinion that accompanies our audited consolidated financial statements as of and for the year ended December 31, 2022, indicating that our current financial position raises substantial doubt about our ability to continue as a going concern. If we are unable to improve our liquidity position, we may not be able to continue as a going concern. Our ability to raise the capital needed to improve our financial condition depends on the support from stockholders and its ability to obtain necessary equity financing. The accompanying consolidated financial statements do not include any adjustments that might result if we are unable to continue as a going concern and, therefore, be required to realize our assets and discharge our liabilities other than in the normal course of business, which could cause investors to suffer the loss of all or a substantial portion of their investment.

We anticipate that our principal sources of liquidity will only be sufficient to fund our activities and debt service needs through December 31, 2023. To have the cash necessary to fund our operations beyond December 31, 2023, we will need to raise additional equity or debt capital by December 31, 2023, to continue as a going concern, and we cannot provide any assurance that we will succeed.

We may not be able to compete effectively against our competitors.

We expect intense competition from well-established and small to medium-sized public and private companies like us, which may reduce the prices of our products and services. For several reasons, we may need to be at a competitive disadvantage in obtaining the facilities, technologies, employees, financing, and other resources required to provide these products and services demanded by prospective customers. Our financial resources and other assets may limit our opportunity to obtain customers. We expect to be less able than our larger competitors to cope with the generally increasing costs and expenses of doing business.

Our business model may not be sufficient to ensure our success in our intended market.

Our survival depends on the success of our efforts to gain market acceptance and shares of our products and services in the US debt management market, with the main focus on student loans. Should our target market not be as responsive to our products and services as we anticipate, we may not have alternate products or services we can offer to ensure our survival. We may not be able to develop our products and services promptly to comply with regulatory and legal changes.

We depend on our intellectual property, and our failure to protect that intellectual property could adversely affect our future growth and success.

The Company has no patents or trademarks on its proprietary technology solutions. We have not conducted formal evaluations to confirm that our technology solutions and products do not or will not infringe upon the intellectual property rights of third parties. As a result, we cannot be sure that our technology and products do not or will not infringe upon the intellectual property rights of third parties. If infringement were to occur, it would disrupt our software development, sales, and distribution of such technology solutions or products. We have generally sought to protect such proprietary intellectual property partly by confidentiality agreements and, if applicable, inventors’ rights agreements with strategic partners and employees. However, such contracts have not been put in place in every instance. We cannot guarantee these agreements protect our trade secrets and other intellectual property or proprietary rights.

Our officers, directors, and entities affiliated with us significantly influence us.

In the aggregate, the voting power represented by management and affiliated parties’ ownership of the Company’s common and preferred stock represents approximately 58.21% of the voting power of the company’s issued and outstanding capital stock. These shareholders, if acting together, will be able to significantly influence all matters requiring approval by shareholders, including the election of directors and the approval of mergers or other business combination transactions.

The loss of our key personnel, David Boulette, or our failure to attract and retain other highly qualified personnel in the future could harm our business.

Our future performance is dependent on the ability to retain key personnel. The Company’s performance is substantially dependent on the performance of senior management. The loss of the services of any of its executive officers or other key employees could adversely affect the Company’s business, operations, and financial condition. We also plan to negotiate employment contracts with each officer. If we fail to retain and motivate our existing personnel, we may be unable to grow effectively.

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Differing interpretations of established accounting policies or the accounting treatments of current transactions might necessitate us to revise our previously stated operational results.

For instance, on September 28, 2021, we finalized an Acquisition deemed a reverse merger business transaction. We assigned the acquisition cost to the procured assets and assumed liabilities based on their projected fair values at the acquisition date. Our decision to categorize the Acquisition as a business combination relied on our comprehensive understanding of the transaction’s details and involved our judgment. Any alterations to this categorization would mean treating the transaction as a recapitalization, leading to non-recording goodwill. Such a change could significantly impact our declared operational results and require the Company to update previous submissions to the SEC, incurring additional expenses.

Management of growth will be necessary for us to be competitive.

Successfully expanding our business will depend on our ability to attract and manage staff, strategic business relationships, and shareholders. Specifically, we must hire skilled management and technical personnel and manage partnerships to navigate shifts in the general economic environment. The expansion can potentially place significant strains on financial, management, and operational resources, yet failure to expand will inhibit our profitability goals.

Because we are small and need more capital, our marketing campaign may need more to attract enough customers to operate profitably. Our financial conditions will be adversely affected if we do not make a profit.

Since we are small and have little capital, we must limit our marketing activities. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, our financial conditions will be negatively affected, limiting our ability to raise additional funding to increase our sales and marketing efforts.

There are challenges relating to implementing our business strategy.

Our competitors are technologically advanced, have existed longer, and often have a more established brand and market presence with substantially greater financial, marketing, personnel, and other resources. These competitors may have, among other things, lower operating costs, better knowledge, better brand awareness, better R&D facilities, better management, more effective marketing, and more efficient operations than the Company. The Company depends substantially on customers signing paid contracts to use our services. Any decline in customer contracts could adversely affect our future operating results. Future success will depend on the Company’s ability to implement the technology correctly and on time. There are possibilities for undetected errors, failures, or bugs, especially when new versions or updates are released. Such deployment may expose hidden errors, omissions, or bugs in our software. Despite testing and implementing industry-standard quality control, we may find errors, omissions, or bugs after releasing our software to customers.

The Company intends to use strategic indirect channel third parties to promote and market its solutions, such as affiliates, distributors, and resellers. The Company may be unable to maintain successful relationships with third-channel parties (indirect sales channels), and business, operating results, and financial condition could be adversely affected.

The Company may be unable to respond to the rapid technological change in its industry, which may increase costs and competition that may adversely affect its business.

Rapidly changing technologies, frequent new product and service introductions, and evolving industry standards characterize the Company’s market. The continued growth of the Internet and intense competition in the Company’s industry exacerbate these market characteristics. The Company’s future success will depend on its ability to adapt to rapidly changing technologies by continually improving its products and services’ performance features and reliability. The Company may experience difficulties that could delay or prevent its products and services’ successful development, introduction, or marketing. In addition, any new enhancements must meet the requirements of its current and prospective users and must achieve significant market acceptance. The Company could also incur substantial costs if it needs to modify its products, services, or infrastructures to adapt to these changes.

The Company also expects new competitors to introduce products, systems, or services that are directly or indirectly competitive with the Company. These competitors may succeed in developing products, systems, and services that have greater functionality or are less costly than the Company’s products, systems, and services and may be more successful in marketing such products, systems, and services. Technological changes have lowered the cost of operating communications and computer systems and purchasing software. These changes reduce the Company’s services cost and facilitate increased competition by lowering competitors’ costs in providing similar services. This competition could increase price competition and reduce anticipated profit margins.

The Company’s services are offered by several other companies, and its industry is evolving.

It would be best to consider the Company’s prospects considering the risks, uncertainties, and difficulties frequently encountered by companies in their early stage of development, especially companies in the rapidly evolving financial technology industry. To be successful in this industry, the Company must, among other things:

●	develop and introduce functional and attractive service offerings;

●	attract and maintain a large base of consumers;

●	increase awareness of the Company brand and develop consumer loyalty;

●	establish and maintain strategic relationships with distribution partners and service providers;

●	respond to competitive and technological developments;

●	build an operations structure to support the Company’s business; and

●	attract, retain, and motivate qualified personnel.

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The Company cannot guarantee that it will achieve these goals, and its failure would adversely affect its business, prospects, financial condition, and operating results.

Some of the Company’s products and services are new and are only in the early stages of commercialization. The Company is not certain that these products and services will function as anticipated or be desirable to its intended market. If the Company’s current or future products and services fail to work correctly or do not achieve or sustain market acceptance, it could lose customers or be subject to claims that could have a material adverse effect on the Company’s business, financial condition, and operating results.

As is typical in a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to high uncertainty and risk. Because the need for the Company is new and evolving, it is difficult to predict the size of this market and its growth rate, if any. The Company cannot guarantee that a need for the Company will develop or that demand for Company services will emerge or be sustainable. If the market fails to materialize, develops more slowly than expected, or becomes saturated with competitors, the Company’s business, financial condition, and operating results will be materially adversely affected.

Specific Provisions of Our Articles of Incorporation and Bylaws Allow Concentration of Voting Power in One Individual, Which May, Among Other Things, Delay or Frustrate the Removal of Incumbent Directors or A Takeover Attempt, Even If Such Events May Be Beneficial to Our Stockholders.

The provisions of our articles of incorporation and bylaws may delay or frustrate the removal of incumbent directors. They may prevent or delay a merger, tender offer, or proxy contest involving the Company not approved by our board of directors, even if those events may benefit our stockholders’ interest. For example, David Boulette, our Chairman of the Board, President, and Chief Executive Officer, holds 66,100,000 authorized, issued, and outstanding shares of our Common Stock. Under our articles of incorporation, the common stock being offered in this prospectus has one vote per share on all matters presented to our stockholders for action. Consequently, the Company will be a controlled company whereby Mr. Boulette has 57.06% voting power, sufficient to control the outcome of all the corporate issues submitted to the vote of our common stockholders. Those matters could include the election of directors, changes in the size and composition of the board of directors, and mergers and other business combinations involving the Company. In addition, through his control of the board of directors and voting power, he may be able to control certain decisions, including decisions regarding the qualification and appointment of officers, dividend policy, access to capital (including borrowing from third-party lenders and the issuance of additional equity securities), and the acquisition or disposition of assets by the Company. In addition, the concentration of voting power in Mr. Boulette could delay or prevent a change in control of the Company, even if the change in control would benefit our stockholders and may adversely affect the market price of our common stock.

If we fail to establish and maintain an effective internal control system, we may not be able to report our financial results accurately or prevent fraud. Any ability to report and file our financial results accurately and timely could harm our reputation and adversely impact the future trading price of our common stock.

Effective internal control is necessary to provide reliable financial reports and prevent fraud. Suppose we cannot provide reliable financial reports or prevent fraud. In that case, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and current internal control deficiencies may adversely affect our financial condition, operation results, and access to capital.

Because of the Company’s limited resources, there are limited controls over information processing. There is inadequate segregation of duties consistent with control objectives. Our Company’s management is composed of a small number of individuals resulting in limitations on the segregation of duties. To remedy this situation, we would need to hire additional staff. Currently, the Company cannot hire other staff to facilitate greater segregation of duties but will reassess its capabilities in the near future.

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We may need and be unable to obtain additional funding on satisfactory terms, which could dilute our stockholders or impose burdensome financial restrictions on our business.

We have relied upon cash from financing activities, and in the future, we intend to rely on revenues generated from operations to fund all the cash requirements of our activities. There is no assurance that we will be able to generate any significant cash from our operating activities in the future. Deteriorating economic conditions and the effects of ongoing military actions against terrorists may cause prolonged declines in investor confidence in and accessibility to capital markets. Future financing may not be available on time, in sufficient amounts, or on acceptable terms. This financing may also dilute existing stockholders’ equity. Any debt financing or another financing of securities senior to common stock will likely include financial and other covenants that will restrict our flexibility. At a minimum, we expect these covenants to restrict our ability to pay dividends on our common stock. Any failure to comply with these covenants would adversely affect our business, prospects, financial condition, and results of operations because we could lose our existing funding sources and impair our ability to secure new funding sources.

As an “emerging growth company” under the jobs act, we can rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

●	comply with any requirement that the Public Company Accounting Oversight Board may adopt regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

●	disclose certain executive compensation-related items, such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act to comply with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to avail ourselves of the delayed adoption of new or revised accounting standards. Therefore, we will adopt new or revised generally accepted accounting principles in the United States on the relevant dates on which adoption of such standards is required for other public companies that are not emerging growth companies.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited;

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1.07 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our common stock that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

However, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive, there may be a less active trading market for our common stock, and our stock price may be more volatile.

RISKS RELATING TO OUR COMMON STOCK

There is limited trading of our common stock on the OTC Markets, and therefore, due to reduced liquidity, it may be challenging to sell your shares.

We are quoted on OTC Bulletin Board under the trading symbol GOAI. We do not have favorable liquidity of our common stock, which is traded thinly on the OTC. Our quotation services are often characterized by low trading volumes, wider spreads, and price volatility, which may make it difficult for an investor to sell our common stock on acceptable terms.

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Our common stock will be subject to the “penny stock” rules of the Securities and Exchange Commission. The trading market in our securities may be limited, making transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock.” Penny stock is any equity security with a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. To approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain the person’s financial information and investment experience objectives and determine that the transactions in penny stocks are suitable for that person. The person has sufficient financial knowledge and experience to evaluate the risks of transactions in penny stocks. Before any transaction in a penny stock, the broker or dealer must also deliver a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. The disclosure also must be made about the risks of investing in penny stocks in both public offerings and secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

In the future, we may issue additional common shares, which would reduce investors’ percentage of ownership and dilute our share value.

Our Articles of Incorporation authorize the issuance of 300,000,000 of common stock. As of the date of this prospectus, the Company had 115,847,349 shares of common stock issued and outstanding. The future issuance of common and/or preferred stock may result in substantial dilution in the percentage of our common stock held by our then-existing shareholders. We may value any common stock in the future on an arbitrary basis. The issuance of common stock for future services or, acquisitions or other corporate actions may dilute the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock.

We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, which will require us to incur audit fees and legal fees for preparing such reports. These additional costs will negatively affect our ability to earn a profit.

Following the effective date of the registration statement in which this prospectus is included, we intend to file a Form 8-A with the Securities and Exchange Commission (the “SEC”), and thereafter, we will be required to file periodic reports with the SEC pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. To comply with such requirements, our independent registered auditors will have to review our financial statements quarterly and audit our financial statements annually. Moreover, our legal counsel will have to review and assist in preparing such reports. Although the approximately $75,000 we have estimated for these costs should be sufficient for the 12 months following the completion of our offering, the costs charged by these professionals for such services may vary significantly. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined now and may have a significant negative effect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that apply to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.” We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (ii) the date that you become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

After, and if ever, we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not “emerging growth companies,” including Section 404 of the Sarbanes-Oxley Act.

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We are not likely to issue dividends for the foreseeable future.

We cannot assure you that our proposed operations will generate sufficient revenues to enable profitable operations or generate positive cash flow. For the foreseeable future, we anticipate using any funds available to finance the company’s growth and will not pay cash dividends to stockholders. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

USE OF PROCEEDS

Our public offering of 1,500,000 shares is being made on a self-underwritten basis: no minimum number of shares must be sold for the offering to proceed. The offering price per share is 3.00. The following table sets forth the uses of proceeds assuming the sale of one-third, two-thirds, and 100% of the securities offered for sale by the Company. There is no assurance that we will raise the full $4,500,000 as anticipated.

The principal purposes for which the net proceeds to the Company from the sale of shares are intended to be used for software development, sales and marketing, and working capital and the approximate amount intended to be used for each such purpose are listed below:

Net proceeds from the offering (1) (2)	One-Third Shares Sold	Two-third Shares Sold	Hundred (100%) Shares Sold
Software development	$500,000.00	$1,000,000.00	$1,500,000.00
Sales & marketing	500,000.00	1,000,000.00	1,500,000.00
Working Capital	500,000.00	1,000,000.00	1,500,000.00
Total	1,500,000.00	3,000,000.00	4,500,000.00

(1)	Expenditures for the 12 months following the completion of this offering: We have categorized expenditures by significant area of activity. Please see a detailed description of the use of proceeds in the “Plan of Operations” section of this prospectus.

(2)	Excludes estimated offering expenses of $55,000.

The Company may change the use of proceeds if it feels it is in the best interest of the shareholders to use the proceeds to discharge indebtedness of outstanding Notes or to carry out the acquisition of strategic business assets relevant to the Company’s business.

DETERMINATION OF THE OFFERING PRICE

The offering price of $3.00 per share has been arbitrarily determined. The price may not relate to our assets, book value, earnings, or other established criteria for valuing our company. In determining the number of shares to be offered and the offering price, we considered our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

We have fixed the price of our offering of 1,500,000 shares at $3.00 per share. This price is significantly higher than the prices per share paid by our founders and other existing shareholders who purchased the shares before the private placement of our common stock on November 30, 2021, collectively representing 632,800 of the 115,847,349 total shares of common stock issued and outstanding as of June 30, 2023.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after the completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly because of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences between your investment in our shares and the investment of our existing stockholders.

As of June 30, 2023, the net tangible book value of our shares of common stock was $(967,257) or approximately $(0.008) per share based upon 115,847,349 shares issued and outstanding.

Existing stockholders if all the shares are sold
Price per share	$3.00
Total assets	$2,971,942
- Goodwill	$(2,010,606)
- Total liabilities	$(1,928,593)
Net tangible assets	$(967,257)
Net tangible book value per share before offering	$(0.008)
Net tangible book value per share after offering	$0.030
Potential gain to existing shareholders, book value	$4,500,000
Increase to present stockholders in net tangible book value per share after offering	$0.038
Capital contributions	$4,500,000
Number of shares outstanding before the offering	115,847,349
Number of shares outstanding after the offering	117,347,349
Percentage of ownership after offering	98.72%

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Purchasers of shares in this offering	If all the shares are sold	If one-half of the shares are sold
Price per share	$3.00	$3.00
Dilution per share	$2.97	$2.99
Net tangible book value per share after offering	$0.03	$0.01
Capital contributions (public) (1)	$4,500,000	$2,250,000
Capital contributions (directors, officers, and others) (2)	$135,140,401	$135,140,401
Percentage of capital contributions (directors, officers, and others)	96.78%	98.36%
Number of shares after offering held by public investors	1,500,000	750,000
Percentage of ownership after offering	1.28%	0.64%

DESCRIPTION OF SECURITIES

GENERAL

The Company is authorized to issue one class of shares of stock. The Company is authorized to issue three hundred million (300,000,000) shares, consisting of three hundred million (300,000,000) shares of Common Stock, $.0001 par value.

As of June 30, 2023, there were 115,847,349 shares of our common stock issued and outstanding held by nine hundred and fourteen (914) stockholders of record.

COMMON STOCK

The following summarizes our common stock’s material rights and restrictions. This description does not purport to be a complete description of all the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available, therefore, when, as, and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto, and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Our Bylaws provide that at all meetings of the stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders. A “plurality” means the excess votes cast for one candidate over another. When there are more than two competitors for the same office, the person who receives the greatest number of votes has a plurality.

The Board of Directors is authorized to fix the number of shares of any Preferred Stock series and determine the designation of any such series. The Board of Directors is also authorized to determine or alter rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors initially fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series after the issue of shares of that series.

Class A Warrants

As of June 30, 2023, and December 31, 2022, 168,000 and 608,800 Class A Warrants were held by two holders. Each Class of a Warrant entitles the holder thereof to purchase one (1) share of Common Stock at $2.00 per share through and including August 30, 2023.

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The exercise price and a number of shares of Common Stock or other securities issuable upon exercise of the Warrants are subject to adjustment in certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, merger, or consolidation of the Company. However, no Warrant is subject to adjustment for issuances of Common Stock at a price below the exercise price of that Warrant.

The Warrants may be exercised upon surrender of the Warrant certificate on or before the expiration date at the offices of the Company, with the exercise form on the reverse side of the certificate completed and executed as indicated, accompanied by full payment of the exercise price (by certified check payable to the Company) to the Company for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of Common Stock.

We will not issue any fractional shares upon the exercise of the Warrants. However, if a Warrant holder exercises all Warrants, then owned of record by him, the Company will pay to such Warrant holder, in lieu of the issuance of any fractional share which is otherwise issuable, an amount in cash based on the market value of the common stock on the last trading before to the exercise date.

PLAN OF DISTRIBUTION

We have 115,847,349 common shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering 1,500,000 shares of its common stock for sale at $3.00 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

We have 115,847,349 common shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering 1,500,000 shares of its common stock for sale at the price of $3.00 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. In connection with the Company’s selling efforts in the offering, our officers and directors will not register as a broker-dealer pursuant to Section 15 of the Exchange Act but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer who participates in an offering of the issuer’s securities. Our officers and directors are not subject to any statutory disqualification, as that term is defined in Section 3(a) (39) of the Exchange Act. Our officers and directors will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. None of our officers and/or directors are, nor have they been within the past 12 months, a broker or dealer, and they are not, nor had he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, our officers and directors will continue to primarily perform substantial duties for the Company or on its behalf other than in connection with transactions in securities. Our officers and directors will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents, or anyone who may receive compensation in the form of underwriting discounts, concessions, or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may occasionally be sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $3.00 per share.

The Company’s securities will be offered or sold in those only if they have been registered or qualified for sale to comply with the applicable securities laws of certain states; exemption from such registration or if the qualification requirement is available and with which we have complied. In addition, and without limiting the foregoing, we will be subject to applicable provisions, rules, and regulations under the Exchange Act with regard to security transactions during the period when this Registration Statement is effective. We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

Terms of the Offering

We will sell shares at the fixed price of $3.00 per share until the completion of this offering. No minimum amount of subscription is required per investor, and subscriptions, once received, are irrevocable. This offering will commence on the date of this prospectus and continue for a period of 180 days. At the discretion of our board of directors, we may discontinue the offering before the expiration of the 180-day period.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or provided that the exchange provides current price and volume information with respect to transactions in such securities).

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The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser to sell his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock, and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will reduce the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

In connection with the selling efforts in the offering, our officers and directors will not register as a broker-dealer pursuant to Section 15 of the Exchange Act but instead will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participates in an offering of the issuer’s securities. Our officers and directors are not subject to any statutory disqualification, as that term is defined in Section 3(a) (39) of the Exchange Act. Our officers and directors will not be compensated in connection with their participation in the offering by paying commissions or other remuneration based either directly or indirectly on transactions in our securities. None of our officers and/or directors are, nor have they been, a broker or dealer within the past 12 months, and they are not, nor had he been, within the past 12 months, an associated person of a broker or dealer. At the end of the offering, our officers and directors will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Our officers and directors will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will offer and sell securities to comply with the applicable securities laws of certain states if they have been registered or qualified for sale, exemption from such registration, or if the qualification requirement is available and with which we have complied. In addition, and without limiting the foregoing, we will be subject to applicable provisions, rules, and regulations under the Exchange Act with regard to security transactions during the period when this Registration Statement is effective. We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

The Company will receive all proceeds from the sale of the 1,500,000 shares being offered on behalf of the company itself. The price per share is fixed at $3.00 for the duration of this offering.

We are quoted on the OTC Markets Group Inc.’s Pink® Open Market (the “OTC Pink”) under the symbol GOAI. There is no assurance that our common stock being offered pursuant to this prospectus will trade in excess of the current market price of our common stock as may be quoted by OTC Pink. The OTC Pink does not have the liquidity or corporate standards of the NYSE or NASDAQ, and as such, the price per share of our common stock as quoted on the OTC Pink may not reflect our value. There can be no assurance that there will be an active market for our shares of common stock in the future. As a result, investors may not be able to liquidate their investment or liquidate their investment at a price point that reflects the value of our business.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if the qualification requirement is available and with which the Company has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules, and regulations under the Exchange Act regarding security transactions during the period when this Registration Statement is effective.

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The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than approximately $55,165. At this time, the Company only has plans to sell to non-U.S. citizens outside of the United States. However, This does not prevent the Company from deciding later to pursue sales within the United States.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering that we offer, “The Company,” you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be either made payable to (i) “Eva Live Inc. Special Account.” or (ii) an escrow agent as agreed upon by the Company. Wire transfer and telegraphic transfer are also accepted. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions (Shares offered by us, “The Company”)

We have the right to accept or reject subscriptions in whole or in part for any reason or no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber without interest or deductions. Subscriptions for securities will be accepted or rejected with a letter by mail within 48 hours after we receive them.

DESCRIPTION OF BUSINESS

Eva Live Inc. (the “Company”) was incorporated under the laws of the State of Nevada on August 27, 2002, as International Pit Boss Gaming, Inc. On October 1, 2002, the Company merged with Pro Roads Systems, Inc. (a Florida corporation), a public shell company traded on the pink sheets. Pro Roads Systems, Inc. had no operations before the merger. The purpose of the merger was to change the Company’s domicile from Florida to Nevada. From its inception to 2006, the Company designed and developed software for the gaming industry. The Company changed its name on February 14, 2006, to Logo Industries Corporation and, on November 18, 2008, to Malwin Ventures Inc. On February 11, 2014, the Company announced negotiations with Impact Future Media LLC, and their President/Founder, Francois Garcia, acquired 100% of Impact Future Media LLC and its media and entertainment assets. The Company announced the closing of this transaction on March 25, 2014. From March 2014 to September 28, 2021, the Company was involved in the entertainment, publishing, and interactive industry.

On September 9, 2021, the Company completed a reverse split in the amount of 1 for 150, Changed the Company’s name to Eva Live Inc., Changed the Company’s trading Symbol from MLWN to GOAI, and executed an Acquisition Agreement resulting in a change of control of the Issuer.

On September 10, 2021, the Financial Industry Regulatory Authority (“FINRA”) announced the effectiveness of a change in the Company’s name from “Malwin Ventures, Inc.” to “Eva Live, Inc.” (the “Name Change”) and a change in the Company’s ticker symbol from “MLWN” to the new trading symbol “GOAI” (the “Symbol Change”). Trading under the new ticker symbol began at market opening on July 11, 2021. The current shareholders do not require action from current shareholders concerning the change in the trading symbol. The Company’s CUSIP also changes to 98892100.

On September 28, 2021 (the ‘Acquisition Date’), the Company merged (‘Acquisition’) into EvaMedia Corp. (‘EvaMedia). Upon completion of the Acquisition, the Company acquired all issued and outstanding shares of capital stock of EvaMedia. As a result, the Company issued 110,192,177 shares of the Company’s common stock to shareholders of EvaMedia, and immediately following the Acquisition, 111,169,525 shares of common stock were issued and outstanding. As a result, EvaMedia’s shareholders control 99.12% of issued and outstanding shares of the Company on a fully diluted basis. Following the Acquisition, David Boulette of EvaMedia became the company’s CEO, director, and controlling shareholder. He appointed two additional board members from EvaMedia, Phil Aspin and Darly Walser. Terry Fields remained the only board member from the Company.

We have accounted the Acquisition as a reverse acquisition under the acquisition method of accounting per ASC 805, with EvaMedia treated as the accounting acquirer and the Company treated as the “acquired” company for financial reporting purposes. We determine EvaMedia an accounting acquirer based on the following facts: (i) after the reverse merger, former shareholders of EvaMedia held a majority of the voting interest of the combined company; (ii) former Board of Directors of EvaMedia possess majority control of the Board of Directors of the combined company; (iii) members of the management of EvaMedia are responsible for the management of the combined company. As such, we have treated the financial statements of EvaMedia as the historical financial statements of the combined company, and (iv) EvaMedia’s relative size measured in assets and revenues is significantly larger than that of the Company.

We have identified the Company as the legal acquirer, as it is the entity that issued securities. Comparatively, we have identified EvaMedia as the legal acquiree, as it is the entity whose equity interests are acquired.

We consider the Acquisition a reverse acquisition; therefore, the purchase consideration is the Company’s fair value as of September 28, 2021. The number of shares issued and outstanding for the Company just before the Acquisition Date was 977,348, with a market price of $2.000 quoted on the OTC Bulletin Board under the trading symbol GOAI. We estimated the purchase price and the book value or net financial liability of the Company to be $1,954,697 and $55,909. As a result, we recorded Goodwill as the difference between the purchase price and book value, $2,010,606. The Company carried out the Goodwill Impairment Analysis as of December 31, 2021, where the carrying value of the Goodwill as of December 31, 2021, is $2,010,606. The fair market value of the implied Goodwill is approximately $74,945,552, which is higher than the carrying value, and thus, the Company did not record any impairment as of December 31, 2021.

On July 13, 2022, the Company entered into a Share Exchange Agreement (“AdFlare SEA”) with AdFlare Limited, a company duly formed under the laws of Ireland (Reg. Number: 714192) (“AdFlare”), and the shareholders of AdFlare, Phil Aspin, an individual and Stephen Adds, an individual (collectively, the “Shareholders”) whereby the Company acquired One Hundred (100%) percent of the issued and outstanding shares of AdFlare in exchange for 500,000 shares of the Company’s restricted common stock valued at $1,500,000 using the discounted cash flow methodology. Mr. Phil Aspin, co-founder of AdFlare serves as a member of the Company’s Board of Directors since September 28, 2021. The Company carried out the Goodwill Impairment Analysis as of December 31, 2022, where the carrying value of the Goodwill as of December 31, 2022, is $1,500,000. The fair market value of the implied Goodwill is approximately $0, which is less than the carrying value, and thus the impairment as of December 31, 2022, is $1,500,000.

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AdFlare, a wholly-owned subsidiary of the Company, is a leader in the specialized field of “Header Bidding,” with a deep contextual understanding of an array of ad technologies spanning search, display, and video across mobile and desktop, providing solutions to help all publishers drive revenue. Header bidding, also known as advance or pre-bidding, is a technology wherein publishers simultaneously offer their inventory to multiple ad exchanges, advertisers, and agencies. The idea is that by letting various buyers bid on the same inventory at the same time, in real time, there’s more competition driving up the auction pressure and a chance to serve each impression at a higher Cost Per Mille rate (“CPM rate”), meaning capturing additional revenue. AdFlare has a track record of delivering over 1 billion ad impressions a month and increasing Google AdX over Google AdSense CPM by over 30%, with an average fill rate of 99.9% in the US market.

Current Operations

As of September 28, 2021, the Company’s vision is to build the world’s leading digital media platform to deliver measurable business outcomes at a scale for regional and global brands, agencies, and retailers across different marketing goals. Our system continually learns to achieve trusted and impactful digital advertising solutions, eliminating ad fraud, lag, and error to produce unmatched digital advertising optimization. Effective September 28, 2021, David Boulette is the Company’s Chief Executive Officer and Director. At present, the Company currently has four directors. The one non-executive director is Terry Fields. The three executive directors are David Boulette, Phil Aspin, and Daryl Walser.

Eva Live is a technology company that has developed an automated and intelligent advertiser campaign management platform, Eva Platform. Our Platform enables advertisers (‘customers, clients’) to buy advertising space on several digital channels to reach their desired audience. Our technology intends to address the needs of markets where high-volume advertisers want automated advertising purchases to have high conversion rates. We focus on data-driven marketing and cross-channel measurement, which are critical to businesses looking to optimize their marketing budget and reach audiences through integrated advertising efforts.

We operate at the junction of digital marketing and media monetization. We enable market awareness of companies and brands by providing best-in-class digital marketing and monetization services on the Internet. Our typical customers are advertising agencies (classified under SIC7319) and businesses in various industries seeking to market their products and services using our platform, including media companies, financial institutions, and other retail entities. Most of our customers are from North America, mainly the US and Canada. For the fiscal year ending December 31, 2022, we had seven (7) customers, primarily from North America, compared to three (3) customers for the fiscal year ending December 31, 2021. The top three customers represent over 92% of revenue for the fiscal year ending December 31, 2022, and 2021. Our company’s financial health is highly dependent on these top customers. If any of them were to significantly reduce their spending or cease doing business with your company, it could have a major impact on your revenue and overall financial health. Such customers advertise with media through us and engage in media buying services such as online traffic from the Eva Platform. We also deal with businesses (as described under NAICS 541810) that utilize our in-house digital marketing capabilities, including advice, creative services, account management, production of advertising material, media planning, and buying (i.e., placing advertising).

We sign the Interactive Advertising Bureau (IAB) and the American Association of Advertising Agencies (4As) standard terms and conditions for internet advertising for media buys one year or less. We execute an Insertion Order (IO) with our customers, a formal, contractual document used in advertising. It outlines the specifics of an advertising campaign a client has agreed to run with an advertising sales agency or a publisher. It serves as a purchase order but for media space or time slots, and its primary function is to specify the obligations of all involved parties. We comply with the IO, including all Ad placement restrictions, and provide Ads to the Site specified on the IO when an Internet user visits such a Site. We sent the initial invoice upon completion of the first month’s delivery or within 30 days of completion of the IO, whichever is earlier. Our customers will make payment 30 days from the receipt of the invoice, or as otherwise stated in a payment schedule set forth on the IO. We hold customers liable for payments solely to the extent proceeds have cleared from Advertiser to Agency for Ads placed following the IO. We provide reports at least as often as weekly, either electronically or in writing unless otherwise specified on the IO. Our customers may cancel the entire IO, or any portion thereof, as follows:

●	With 14 days’ prior written notice to us, without penalty, for any guaranteed Deliverable, including, but not limited to, CPM (cost per thousand impressions) Deliverables.
●	With seven (7) days’ prior written notice to us, without penalty, for any non-guaranteed Deliverable, including, but not limited to, CPC (cost per clicks) Deliverables, CPL (cost per leads) Deliverables, or CPA (cost per acquisition) Deliverables, as well as some non-guaranteed CPM Deliverables.
●	With 30 days’ prior written notice to us, without penalty, for any flat fee based or fixed-placement Deliverables.
●	Either party may terminate an IO at any time if the other party is in material breach of its obligations hereunder, which breach is not cured within ten days after receipt of written notice thereof from the non-breaching party.

Our contract includes other standard terms and conditions, including but not limited to – force majeure, indemnification, limitation of liability, non-disclosure, data usage and ownership, privacy and laws, third-party ad serving and tracking (applicable if third-party ad server is used), and other legally binding clauses.

We execute our business through Eva Platform based on Artificial Intelligence, or AI, to match advertising campaigns to specific ad spots one at a time. Our system creates conversion mapping tables that allow us to increase conversion rates by analyzing those trends with optimized historical conversion rates and further capitalizing on and improving those rates. We leverage “big data,” an accumulation of data that is too large and complex for processing by traditional database management tools. Since more companies are attempting to leverage big data to make strategic business decisions, we have built automated tools that analyze the data and feed the relevant information into our decision logic. We have designed our solution to optimize brand campaigns to create awareness and direct response campaigns with a fixed conversion point.

The Company also owns the Eva XML Platform, which buys traffic from various sources and sells that traffic to landing pages that display advertising via XML feeds. A price discrepancy exists between buying traffic on display and native platforms for specific keywords in an ad campaign and the XML search feeds. The Eval XML Platform manages the entire ad buying/selling process by integrating into Google, Microsoft, Taboola, Revcontent, Gemini, and Facebook. It allows thousands of ads to be created with a push of a button. The Eva XML Platform manages the spending depending on the performance of keywords in the ad campaign to maximize the arbitrage revenue.

Our Revenue Model

We generate revenues as a principal-based or an agency-based service provider.

Under the principal-based agency, the Company takes a principal position in the contract. The Company uses its Eva Platform to buy media (advertising inventory) directly from the media sellers. The Company repackages the advertising inventory for sale to clients. The Company also performs other advertising and branding work for the client – such as developing a landing page, website, widget design, banner design, and so on. The Company receives the Ad Spend or a marketing budget from the client to perform such services. In some instances, these services are performed non-disclosed, meaning the client does not know what the Company paid for the media space, time or development. The Company recognizes the total Ad Spend of the client as its revenue.

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Under the agency-based model, the Company acts as an agent of the client and negotiates deals with media sellers. The client is responsible for paying the media sellers directly or for paying the Company, which then pays the media sellers on behalf of the client. Under the agency-based model, the Company earns revenue by charging clients a platform fee based on a percentage of a client’s total spend (Ad Spend) on the purchase of the advertising from the Advertising Inventory Supplier (seller). We keep a portion of that advertising spend as a fee and remit the remainder to the seller. The Company has no leverage to control the cost of seller inventory before the client’s purchase. The platform fee we intend to charge clients is a percentage of their purchases through our platform, similar to a commission, and the platform fee is not contingent on the results of an advertising campaign.

We recognize revenue upon fulfilling our contractual obligations with a completed transaction, subject to satisfying all other revenue recognition criteria.

Business Strategy

Our team members have successfully run advertising campaigns for products and brands, ranging from consumer products to clothing items to automobiles. We provide a differentiated solution that is simple, powerful, scalable, and extensible across geographies, industry verticals, and display, mobile, social, and video digital advertising channels. We expect our Eva Platform to be fully automated, scalable, and cost-effective, as it will allow us to run several campaigns simultaneously. As the number of campaigns grows, we scale up our technology and hardware rather than increasing our workforce. Consequently, we can cost-effectively grow operations as we acquire new clients if our platform’s demand and acceptance increase. We intend to expand our core business, increase market share, and improve profitability principally by deploying the following growth strategies:

●	Complete the integration of AI in the fiscal year ending December 31, 2023;

●	We intend to continue to innovate in AI and machine learning technology to improve the Eva Platform and augment its features and functionalities.

●	We view big data as one of our critical competitive advantages. We will continue to invest resources in growing our data offerings, both from third-party providers and our proprietary data;

●	Ramp up paid customers through our digital and traditional marketing strategies;

●	Continue to enhance and promote our core proprietary Eva Platform and Eva XML Platform;

●	Future growth will depend on the timely development and successful distribution of our AdTech solutions by signing larger deals in the United States and globally;

●	Increase our software development capabilities to develop disruptive and next-generation machine learning and artificial intelligence-driven technologies to grow and retain our customer base;

●	Improving the share of current clients’ advertising budgets and ad spends as many of our present and potential clients spend a larger percentage of their advertising budgets on programmatic channels; and

●	Grow customer base through accretive acquisitions, opportunistic investments, and beneficial partnerships.

Industry and Competitive Analysis

Our industry is extremely competitive and fragmented. EvaMedia directly competes with other demand-side platforms (DSP) providers; some of our competition is privately held small-sized companies, and others are large, well-known, established companies such as Facebook, Google, and Amazon. The digital marketing ecosystem is divided into buyers (advertisers), sellers (publishers), and marketplaces. The landscape has several segments – such as display & programmatic, mobile, video, search engine, content advertisement, and social ads.

We believe that participants on the buy-side or sell-side should be advocates for their buyers or sellers, while those in the market business should act as a referee or have market-driven incentives to protect or enhance the integrity of the marketplace. We believe there are inherent conflicts of interest when market participants serve buyers and sellers.

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With the introduction of new technologies, AI implementation, and new entrants’ entry into the market, we expect competition to continue and intensify in the future.

According to eMarketer (1), by the end of 2020, the combined ad revenues of Facebook and Google’s media in the U.S. will account for nearly 63% of advertisers’ total budgets for programmatic display. eMarketer estimates U.S. advertisers will spend nearly $60 billion on programmatic display by the end of 2019. By 2021, almost 88%, or $81.00 billion, of all U.S. digital display ad dollars will be transacted programmatically. The Company expects DSPs to consolidate to provide advertisers with more end-to-end advertising solutions.

(1)	https://www.emarketer.com/content/us-programmatic-ad-spending-forecast-2019

Board of Directors

As of the date of this filing, the Company had three (4) directors.

EMPLOYEES

As of the date of this prospectus, we had three employees, all of whom were our executive officers. In the future, we may rely on independent contractors to assist us in marketing and selling our products.

The Company has entered into a formalized employment agreement with Mr. Boulette, the Company’s CEO, President, and CFO (“CEO”). The CEO’s annual salary is $216,000 per annum. The Company accrues compensation payable to the CEO in Accounts Payable and accrued expenses.

Phil Aspin, Director and CEO of AdFlare, and Daryl Walser, Director, and Chief Marketing Officer, are not currently bound by any written agreements for any specific employment term or covenants not to compete. However, we may enter into employment agreements with these persons with appropriate non-competition provisions. Mr. Boulette, Mr. Aspin, and Mr. Walser devote 100%, 75% and 75% of their time to the Company’s business.

OFFICES

As of September 28, 2021, the Company’s new corporate address was 1800 Century Park East, Suite 600, Los Angeles, CA 90067 (“California Lease”). The Company has signed the California Lease on a month-to-month basis, entitled the Company to use the office and conference space on a needs-only basis. The new lease payment is $229 per month, included in the General and Administrative expenses. For the six months ending June 30, 2023, and 2022, the office’s rent payment was $1,374 and $1,374, included in the General and administrative expenses.

LEGAL PROCEEDINGS

The Company discloses a loss contingency if there is at least a reasonable possibility of a material loss. The Company records its best estimate of loss related to pending legal proceedings when the loss is considered probable, and the amount can be reasonably estimated. When no best estimate is available, we reasonably estimate a range of loss; the Company records the minimum estimated as a liability. As additional information becomes available, the Company assesses the potential liability of pending legal proceedings, revises its estimates, and updates its disclosures accordingly. We record the Company’s legal costs associated with defending itself against expenses incurred. The Company currently is not involved in any litigation.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

SHARES ELIGIBLE FOR FUTURE SALE

Our shares are quoted on OTC Market-Pink with limited liquidity and wide bid/ask spread under the trading symbol GOAI. Our shares are not listed on a national securities exchange or quoted on the OTCQX, or OTCQB, or any other higher stock exchange, at which time they may be sold on such exchanges. Future sales of substantial amounts of our Common Shares in the public market, including Common Shares issued upon the exercise of outstanding options or warrants, or upon debt conversion, or the anticipation of these sales, could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through sales of equity securities.

Upon completion of this offering, we estimate that we will have 117,347,349 Common Shares issued and outstanding, calculated as of August 9, 2023, assuming no exercise of outstanding options or warrants and no exercise of the underwriters’ option. All of the Common Shares sold in this offering will be freely tradable without restriction immediately following this offering, except that any Common Shares purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act, may only be sold in compliance with the limitations described below. All remaining Common Shares held by existing shareholders immediately before this offering will be “restricted securities” as such term is defined in Rule 144. These restricted securities were issued and sold by us in private transactions and are eligible for public sale only if registered under the Securities Act or if they qualify for an exemption from registration under the Securities Act, including the exemptions provided by Rule 144 or Rule 701, summarized below.

Sale of Restricted Securities

Our Common Shares sold pursuant to this offering will be registered under the Securities Act and, therefore, freely transferable, except for our affiliates’ shares. Our affiliates will be deemed to own “control” securities that are noted for resale under the registration statement covering this Prospectus. Individuals who may be considered our affiliates after this offering include individuals who control, are controlled by, or are under common control with us, as those terms generally are interpreted for federal securities law purposes. These individuals may include some or all of our directors and executive officers. Individuals who are our affiliates are not permitted to resell their securities unless such securities are separately registered under an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act is available, such as Rule 144.

Rule 144

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including an affiliate, who beneficially owns “restricted securities” (i.e., securities that are not registered by an effective registration statement) of a “reporting company” may not sell these securities until the person has beneficially owned them for at least six months. Thereafter, affiliates may not sell within any three months a number of shares above the greater of (i) 1 percent of the then outstanding shares as shown by the most recent report or statement published by the issuer and (ii) the average weekly reported trading volume in such securities during the four preceding calendar weeks.

Sales under Rule 144 by our affiliates will also be subject to restrictions relating to the manner of sale, notice, and the availability of current public information about us. They may be affected only through unsolicited brokers’ transactions.

Persons not deemed to be affiliates who have beneficially owned “restricted securities” for at least six months but less than one year may sell these securities, provided that current public information about the Company is “available,” which means that, on the date of sale, we have been subject to the reporting requirements of the Exchange Act for at least ninety days and are currently in our Exchange Act filings. After beneficially owning “restricted securities” for one year, our non-affiliates may engage in unlimited resales of such securities.

Shares received by our affiliates in this offering, upon exercise of warrants, or upon vesting other equity-linked awards may be “control securities” rather than “restricted securities.” “Control securities” are subject to the same volume limitations as “restricted securities” but are not subject to holding period requirements.

MARKET INFORMATION

ADMISSION TO QUOTATION ON THE OTC BULLETIN BOARD AND OTC LINKS

Our common stock is quoted on the OTC Bulletin Board and/or OTC Link under the trading symbol GOAI. In the future, if our securities are not quoted on the OTC Bulletin Board and/nor OTC Link, a security holder may find it more difficult to dispose of or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it (i) is not situated in a single location but operates through the communication of bids, offers, and confirmations between broker-dealers, and (ii) securities admitted to the quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

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TRANSFER AGENT

The Company selected Issuer Direct Corporation as its Transfer Agent. The Transfer Agent allocated all stock registration and transfer functions to that Transfer Agent for the Company’s common and preferred stock. Such Transfer Agent shall prepare and distribute a complete stock ledger to the Company, including the name, address, certificate number, certificate type, and shareholder shares.

HOLDERS

As of the date of this prospectus, the Company had 115,847,349 shares of our common stock issued and outstanding held by 914 holders of record.

DIVIDEND POLICY

Since our formation, we have not declared or paid dividends on our common stock and do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, will be at the discretion of our Board of Directors and will depend on our current financial condition, results of operations, capital requirements, and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. See the Risk Factor entitled, “Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.”

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief, or current expectations, primarily concerning the future operating performance of the Company and the products we expect to offer, and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases, and future oral or written statements made by us or with our approval, which is not statements of historical fact, may contain forward-looking statements because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date they are made. We undertake no obligation to update such statements to reflect events or circumstances that exist after the date on which they are made.

PLAN OF OPERATIONS

The Company has prepared consolidated financial statements on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the ordinary course of business.

The Company earns revenues from advertisers by signing purchase or insertion orders based on Standard Terms and Conditions for Internet Advertising for Media Buys One Year or Less, Version 3.0, as defined in 4’s/IAB. We intend to offer media companies and advertising agencies a standard for conducting business acceptable to both parties based on such terms and conditions. When incorporated into an insertion order, this protocol represents the Company and its customers’ shared understanding of doing business. The Company may also sign additional documents to cover sponsorships and other arrangements involving content association, integration, and special production. The Company considers an insertion order with its customers, a binding contract with the customer, or other similar documentation reflecting the terms and conditions under which it provides products or services. As a result, the Company considers the insertion order persuasive evidence of an arrangement. Each insertion is specific to the customer, defines each party’s fee schedule, duties, and responsibilities, and is governed by 4’s/IAB Version 3.0 for renewal and termination terms, confidentiality agreement, dispute resolution, and other clauses necessary for such contract.

Several key financial and operational metrics are particularly important for evaluating our business’s performance and financial health, including but not limited to.

Revenue: The Company receives the Ad Spend or a marketing budget from the customers to develop marketing campaigns for their products and services. The Company recognizes the total Ad Spend of the Client as its revenue. Our revenues are directly proportional to the amount of Ad Spend on the platform.

Operating Expenses: Our operating expenses include general and administrative, media traffic purchases, and amortization and depreciation.

General & administration expenses include but are not limited to salaries, professional fees, rent, and sales & marketing,

Media traffic purchases include ad inventory purchased from publishers and data costs from data providers. We buy media traffic from a third party and receive a consolidated bill.

Amortization and depreciation expenses include the expenses related to the development of the Eva Platform.

Net Income (loss): We calculate net income (loss) as the difference between revenues and operating expenses, which are general and administrative, media traffic purchases, amortization, and depreciation.

Net margin: Net income (loss)/Total Revenue ×100

Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA): We present EBITDA as a non-GAAP financial measure. We provide this metric to give investors a clearer picture of our operational performance by removing the impact of our capital structure (interest), tax situation, and the effects of capital investments (depreciation and amortization). EBITDA provides useful information to management and investors by excluding certain expenses that may not indicate our core operating results. We have presented the reconciliation of net income (GAAP) to EBITDA (Non-GAAP) in our results of operations.

While these are important metrics for our business, the specific key performance indicators (KPIs) may vary depending on our current business model, strategic goals, and the specifics of its operations.

The Company believes it needs capabilities to develop and successfully further develop and innovate its AdTech technology solutions with AI-integrated solutions — the Company budgets at least $500,000 for sales and marketing campaigns in the next twelve months. We require additional capital to the extent the Company’s operations are insufficient to fund its capital requirements; the Company will attempt to raise capital through the issuance of equity or debt. The Company’s ability to continue as a going concern may depend on management’s plans’ success. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and liabilities that might be necessary should the Company be unable to continue as a going concern.

In the next twelve months, we anticipate spending approximately $75,000 on costs relating to our SEC filings.

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Financial Conditions at June 30, 2023, and December 31, 2022

At June 30, 2023, and December 31, 2022, the Company had $23,733 and $38,506 cash to execute its business plan. At June 30, 2023, and December 31, 2022, the Company had accumulated a deficit of $17,759,175 and $18,131,587. The Company had a working capital deficit of $1,011,033 and $1,492,334 on June 30, 2023, and December 31, 2022.

RESULTS OF OPERATIONS

Three Months Ending From June 30, 2023 and 2022

At present, we drive all revenues from the principal-based model. The Company generated revenues of $1,079,666 and $345,806 for the three months ended June 30, 2023, and 2022. The Company incurred a net income (loss) of $480,526 and $621,795 in the three months ended June 30, 2023, and 2022.

During the three months ended June 30, 2023, and 2022, the Company incurred general & administrative costs (“G and A”) of $141,696 and $312,156. During the three months ended June 30, 2023, and 2022, the Company spent $403,000 and $601,000 in buying media traffic. During the three months ended June 30, 2023, and 2022, the media traffic expenses were 37.33% and 173.80% of the revenue. During the three months ended June 30, 2023, and 2022, the amortization and depreciation expenses were $54,444 and $54,445.

During the three months ended June 30, 2023, and 2022, the Company rent expenses were $687 and $687.

Reconciliation of Net Income (GAAP) to EBITDA (Non-GAAP):

The table below reconciles our net income, the closest comparable GAAP measure, to EBITDA.

Description	Three Months Ended
	June 30, 2023	June 30, 2022
Net income (GAAP Measure)	$480,526	(621,795)
Add: Interest expense	-	-
Add: Taxes	-	-
Add: Amortization & Depreciation	54,444	54,445
EBITDA (Non-GAAP Measure)	$534,970	(567,350)

Six Months Ending From June 30, 2023 and 2022

At present, we drive all revenues from the principal-based model. The Company generated revenues of $1,425,479 and $839,145 for the six months ended June 30, 2023, and 2022. The Company incurred a net income (loss) of $372,412 and $1,640,773 in the six months ended June 30, 2023, and 2022.

During the six months ended June 30, 2023, and 2022, the Company incurred general & administrative costs (“G and A”) of $343,006 and $1,440,029. During the six months ended June 30, 2023, and 2022, the Company spent $601,172 and $931,000 in buying media traffic. During the six months ended June 30, 2023, and 2022, the media traffic expenses were 42.17% and 110.95% of the revenue. During the six months ended June 30, 2023, and 2022, the amortization and depreciation expenses were $108,889 and $108,889.

During the six months ended June 30, 2023, and 2022, the Company rent expenses were $1,374 and $1,374.

Reconciliation of Net Income (GAAP) to EBITDA (Non-GAAP):

The table below reconciles our net income, the closest comparable GAAP measure, to EBITDA.

Description	Six Months Ended
	June 30, 2023	June 30, 2022
Net income (GAAP Measure)	$372,412	(1,640,773)
Add: Interest expense	-	-
Add: Taxes	-	-
Add: Amortization & Depreciation	108,889	108,889
EBITDA (Non-GAAP Measure)	$481,301	(1,531,884)

Fiscal Year Ending From December 31, 2022, and 2021

The Company has consolidated the income statements for the fiscal year ending December 31, 2022, and 2021. We derived all revenues from the principal-based model for the fiscal year ending December 31, 2022, and 2021. The Company generated revenues of $1,350,941 and $2,458,273 for the fiscal year ended December 31, 2022, and 2021. The Company incurred a net loss of $3,592,907 and $9,779,964 during the fiscal year ended December 31, 2022 and 2021. The increase in loss for the fiscal year ended December 31, 2021, was mainly due to high share-based expenses for EvaMedia’s management and consultants.

During the fiscal year ended December 31, 2022, and 2021, the Company incurred general & administrative costs (“G and A”) of $2,120,352 and $ 10,103,613. In 2021, G and A costs were $10,103,613, presumably including a significant share-based compensation expense related to the consulting services. During the fiscal year ended December 31, 2022, and 2021, the Company spent $1,105,718 and $1,835,088 on buying media traffic. During the fiscal year ended December 31, 2022, and 2021, the media traffic expenses were 81.85% and 135.84% of the revenue. In the fiscal year ended December 31, 2022, the Company carried out several test campaigns to streamline and optimize its platform; as a result, the media expenses were higher compared to such expenses for the fiscal year ending December 31, 2021. During the fiscal year ended December 31, 2022, and 2021, the amortization and depreciation expenses were $217,778 and $217,778.

For the fiscal year ended December 31, 2022, and 2021, the office’s rent payment was $2,748 and $2,748, included in the General and administrative expenses.

Reconciliation of Net Income (GAAP) to EBITDA (Non-GAAP):

The table below reconciles our net income, the closest comparable GAAP measure, to EBITDA.

Description	Fiscal Year Ended
	December 31, 2022	December 31, 2021
Net income (GAAP Measure)	$(3,592,907)	(9,779,964)
Add: Interest expense	-	2,508
Add: Taxes	-	-
Add: Amortization & Depreciation	217,778	217,778
Add: Goodwill impairment	1,500,000	-
EBITDA (Non-GAAP Measure)	$(1,875,129)	(9,559,678)

LIQUIDITY AND CAPITAL RESOURCES

At June 30, 2023, and December 31, 2022, the Company had $23,733 and 38,506 cash to execute its business plan. At June 30, 2023, and December 31, 2022, the Company had accumulated a deficit of $17,759,175 and $18,131,587. The Company had a working capital deficit of $1,011,033 and $1,492,334 on June 30, 2023, and December 31, 2022.

Since its inception, the Company has sustained losses and negative cash flows from operations. The Management believes that cash on hand may not be sufficient for the Company to meet working capital and corporate development needs as they become due in the ordinary course of business for twelve (12) months following June 30, 2023. The Company had not generated significant revenues or cash flow from operations in the past and for the three months ended June 30, 2023. The Company continues to experience negative cash flows from operations and the ongoing requirement for substantial additional capital investment to develop its financial technologies. We expect to conduct the planned operations for a maximum of twelve months using currently available capital resources. The Management anticipates raising significant additional capital to accomplish its growth plan over twelve (12) months. We do not have any plans or specific agreements for new funding sources. The Management expects to seek to obtain additional funding through private equity or public markets. However, there can be no assurance about the availability or terms such as financing and capital might be available.

In the next twelve months, the Company will continue to invest in sales, marketing, product support, development of technology solutions, and enhancement of existing technology to serve our customers. We expect capital expenditure to increase to up to $250,000 in the next twelve months to support the growth, which mainly includes software development, acquisition of complementary software, and purchasing of computers and servers. In addition, the Company estimates the additional expenditure needed to be $250,000, which provides for $100,000 and $1500,000 for sales & marketing and working capital, respectively.

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For the next six to nine months, we expect existing cash on hand, cash flows from operations, and access to funding to be sufficient to fund our operating activities and other cash commitments, such as related party payments and material capital expenditures. However, we may need additional funds to achieve sustainable sales where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or, if available, on terms that will be acceptable to us.

GOING CONCERN CONSIDERATION

We have yet to generate significant revenues and cash flow from operations to cover our ongoing expenses. As of June 30, 2023, the Company had an accumulated deficit of $17,759,175. Our independent auditors included an explanatory paragraph in their report on the audited financial statements for the fiscal year ended December 31, 2022, and 2021, regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that led to this disclosure by our independent auditors. Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Management has considered various factors in evaluating the Company’s sustainability and the ability to manage obligations due within a year. Management has considered general economic conditions, key industry metrics, operating results, capital expenditures, commitments, future obligations, and liquidity. If there is a delay in generating significant revenues by December 31, 2023, the Company will require capital infusion from new and existing investors, streamlining operating costs, and evaluating new business strategies to enhance cash flow from operations.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements affecting our liquidity, capital resources, market risk support, credit risk support, or other benefits.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Name	Age	Position
David Boulette	42	President/CEO/CFO/Director
Phil Aspin	41	Director
Darly Walser	42	Director
Terry R. Fields	81	Director

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one year until the board of directors meeting, following the annual meeting of stockholders, and until their successors have been elected and qualified.

David Boulette, Founder, President, CEO, and Director

Mr. Boulette has served as the Registrant’s director, chief Executive Officer, and CFO since September 28, 2021. Mr. Boulette has vast expertise in computer technology. From January 2015 to the merger with the Company, Mr. Boulette was the founder and CEO of EvaMedia. He was primarily responsible for developing the Eva Platform. He is knowledgeable in a vast array of computer operating systems (such as Windows, Linus, Solaris, UNIX, Mac OS, Vista) and languages (such as C++, Java, JSP, Prolog, Oracle, DB2, Flash, Action Script to name just a few). He has over ten years of software development experience, extensive UML experience, and database design expertise using Oracle and SQL 2000/2005. From 2010 to the present, Mr. Boulette was the chief executive of BigDnet, a technology company he founded focused on building media solutions for the digital advertising space. After developing a suite of products, he focused on investing in startups via marketing and development services. His company has helped to launch and grow many successful startups, including a record label (roulettemediarecords.com), an online casino (Hotstripecasino.com), an advertising company (EvaMedia.com), and a health food company (Healthysupplements.com). From 2006 to 2010, Mr. Boulette worked as Lead Software Engineer at LiveHive Systems. From 2003 to 2006, he was a Senior Software Developer at ATS Automation, and from 2000 to 2003, he was a Software Developer at Kuntz Electroplating, Inc. Mr. Boulette received his BSC in Company Science in 2005 from WLU, Waterloo, Ontario. The Company believes Mr. Boulette is a suitable director due to his extensive technology experience.

Phil Aspin, Director

Phil Aspin serves as the director of the Registrant from September 28, 2021. Mr. Aspin is a dynamic, highly trained, and skilled business developer with a deep understanding of the online marketplace, online strategy, and a flair for innovation. He has proven success in all previous roles, evidenced by a consistent record of generating revenue, achieving targets, advancing business objectives, and overseeing multi-million dollar projects. Mr. Aspin has comprehensive experience working in fast-paced environments and possesses strong influencing skills at all senior business leaders and stakeholder levels. He was the Chief Executive Officer of Click.net from May 2009 to April 2016 (7 years) in Dubai, UAE. Mr.Aaspin was initially responsible for Click.net’s startup in 2009, which included facilitating the build of all systems, generating all legal documentation and corporate site, and structuring the sales and execution strategy. From August 2006 – May 2009, he ran a division of ValueClick Europe and held various positions in other entities in the industry starting in 2002. Mr. Aspin is suited to be a director of the Company due to his experience in online marketing.

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Daryl Walser, Director

Mr. Walser serves as the director of the Registrant from September 28, 2021. Mr. Walser has extensive operations and business development expertise in various public, government, and private sectors. He is an accomplished professional in digital media solutions, lean manufacturing, operations management, supply chain, inventory management, and logistics. From March 2019 to the present, Mr. Walser has worked as the Plant Manager at LafargeHolcim Group, Canada’s largest provider of sustainable construction materials and a global group member. From June 2017 to September 2018, he procured goods and services to support Kitchener, Ontario, Canada. From October 2013 to June 2017, he acted as VP of Operations for BigDnet, a technology company he founded focused on building media solutions for the digital advertising space. In September 2002, Mr. Walser received his Diploma in logistics, materials, and supply chain management from Conestoga College, Kitchener, Ontario, Canada. Mr. Walser is suited to sit on the Board because of his long -term business experience and internet technology experience.

Terry R. Fields, Director

Terry Fields has served as the director of the Registrant since January 2009. Mr. Fields boasts an impressive career spanning more than four and a half decades as a legal professional in California. He has gained valuable experience and insight through his roles as an officer and director for multiple publicly-traded companies across the United States and Canada. His wealth of knowledge is deeply rooted in corporate and securities law, further enhancing his professional credentials. Mr. Fields commenced his academic journey at the University of California, Los Angeles (UCLA), where he attained his undergraduate degree in Bachelor of Science. He subsequently pursued legal studies at the University of Loyola Law School in Los Angeles, earning his Juris Doctorate. With this solid educational foundation, Terry has made a significant impact in the legal field and continues to do so.

TERM OF OFFICE

All directors hold office until the next annual meeting of the stockholders of the Company and until their successors have been duly elected and qualified. The Company’s Bylaws provide that the Board of Directors will consist of no less than one member. Officers are elected by and serve at the discretion of the Board of Directors.

DIRECTOR INDEPENDENCE

Our board of director is currently composed of four (4) members. The four (4) directors are executive director who does not qualify as an independent director following the published listing requirements of the NASDAQ Global Market (the Company has no plans to list on the NASDAQ Global Market). The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members have one of our employees for at least three years with us. In addition, our board of directors has not made a subjective determination as to our director that no relationships exist, which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. However, the NASDAQ rules require such subjective determination. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by directors and us concerning our director’s business and personal activities and relationships as they may relate to us and our management.

AUDIT AND COMPENSATION COMMITTEE AND CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the Board of Directors performs the functions that such committees would have performed. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board of Directors established a nominating committee. The Board believes such committees are unnecessary since the Company is an early start-up company with only two directors. To date, such directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our three directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

There are no family relationships among our directors or officers. Other than as described above, we are unaware of any other conflicts of interest with our executive officers or directors.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter, or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation concerning such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

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STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

We have yet to implement a formal policy or procedure by which our stockholders can communicate directly with our board of directors. Nevertheless, every effort will be made to ensure that the board hears stockholders’ views of directors and that the appropriate responses are timely. During the upcoming year, our board of directors will continue to monitor whether it would be appropriate to adopt such a process.

EXECUTIVE COMPENSATION

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officer for the fiscal year ended December 31, 2022, and 2021:

						Non-Equity	Nonqualified
				Stock	Option	Incentive Plan	Deferred	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation	Total
Principal Position	Period	($)	($)	($)	($)	($)	($)	($)	($)
David Boulette, CEO (1)	2021	54,000	-0-	-0-	-0-	-0-	-0-	-0-	54,000
	2022	216,000							216,000

(1)	Appointed CEO, CFO, President, and Director on September 28, 2021. Mr. Boulette’s annual salary is $216,000.

As of October 31, 2021, Mr. Boulette is accruing his salary. The Company gives salary compensation to key executives as an employee of the Company; Mr. Boulette commits one hundred percent (100%) of his time to the Company. From October 2021, the Company is paying its CEO a monthly compensation of $18,000 per month, with increases each succeeding year should the agreement be approved annually by the Company. Mr. Boulette is an employee performing as the CEO and CFO.

The Company has not issued any bonuses or formalized option awards to its officers. The Company intends to provide these incentives based on meeting certain sales criteria, which the Board will review quarterly and annually. The Company still needs to formalize performance-based bonuses and other incentive agreements. The Company intends to pay each executive monthly at the beginning of the month.

STOCK OPTION GRANTS

We had no outstanding equity awards as of the end of the fiscal period ended June 30, 2023, or through the filing date of this prospectus.

EMPLOYMENT AGREEMENTS

The Company has signed an employment agreement with Mr. Boulette as the CEO and executive director.

DIRECTOR COMPENSATION

The Company does not pay any Directors’ compensation as of the prospectus date. The Company intends to appoint independent directors by the end of the fourth quarter of fiscal 2023.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that is beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all sole officer and director as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities because they may not have any beneficial financial interest. Except as noted below, each person has sole voting and investment power.

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As of the date of this prospectus, we have calculated the percentages below based on 115,847,349 shares of our common stock issued and outstanding.

		Number of Shares	Percentage of Outstanding Common Shares
Name and Address (1)	Title of Class	Beneficially Owned	Prior to Offering	After Offering
David Boulette (2)	Common	61,000,000	57.06%	56.33%
Phil Aspin	Common	455,000	0.39%	0.39%
Daryl Walser (3)	Common	345,000	0.30%	0.29%
Terry R. Fields	Common	533,344	0.46%	0.45%
Officer and Director as a group (4 persons)	Common	67,433,334	58.21%	57.46%

(1)	Addresses for all officers and directors are The Plaza, 1800 Century Park East, Suite 600, Los Angeles, CA 90067.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Accounts Payable – Related Party

Mr. Boulette, CEO of the Company, occasionally provides funding for the Company’s working capital. As of June 30, 2023, and December 31, 2022, the accounts payable – related party were $162,567 and $205,980.

AdFlare Acquisition

In a related party transaction, on July 13, 2022, the Company entered into a Share Exchange Agreement (“AdFlare SEA”) with AdFlare Limited, a company duly formed under the laws of Ireland (Reg. Number: 714192) (“AdFlare”), and the shareholders of AdFlare, Phil Aspin, an individual and Stephen Adds, an individual (collectively, the “Shareholders”) whereby the Company acquired One Hundred (100%) percent of the issued and outstanding shares of AdFlare in exchange for 500,000 shares of the Company’s restricted common stock valued at $1,500,000 using the discounted cash flow methodology. Mr. Phil Aspin, co-founder of AdFlare, has been a member of the Company’s Board of Directors since September 28, 2021. The Company carried out the Goodwill Impairment Analysis as of December 31, 2022, where the carrying value of the Goodwill as of December 31, 2022, is $1,500,000. The fair market value of the implied Goodwill is approximately $0, which is less than the carrying value, and thus, the impairment as of December 31, 2022, is $1,500,000.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless, in the opinion of our legal counsel, the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. The court’s decision will then govern us.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

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EXPERTS

The financial statements included in this prospectus and the registration statement have been audited by BF Borgers CPA PC and included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the issuance of the common stock hereby will be passed upon us by The Law Offices of Barnett & Linn, Ranch Mirage, California. No member of the firm Barnett & Linn owns any shares of the Company’s common stock.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

BF Borgers CPA PC is our registered independent public registered accounting firm. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, concerning the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. A reference is made to the registration statement for more information regarding us and the securities offered by this prospectus. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a website at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

The Company’s mailing address is The Plaza, 1800 Century Park East, Suite 600, Los Angeles, CA 90067. If a shareholder wishes to contact the Company in writing, please utilize the aforementioned mailing address and send mail to our Secretary, David Boulette, dave@evamediaco.com.

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EVA LIVE INC.

FINANCIAL STATEMENTS

As of

DECEMBER 31, 2022

Together with

Report of Independent Registered Public Accounting Firm

F-1

EVA LIVE INC.

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Eva Live Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Eva Live Inc. (the “Company”) as of December 31, 2022, and 2021, the related statement of operations, stockholders’ equity (deficit), and cash flows for the period fiscal year ended December 31, 2022, and 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and 2021 and the results of its operations and its cash flows for the fiscal year ended December 31, 2022, and 2021, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared to assume that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company’s auditor since 2022

Lakewood, CO

September 22, 2023

F-3

EVA LIVE, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2022 (Audited)	December 31, 2021 (Audited)
	Restated	Restated
Assets:
Current assets
Cash	$38,506	$33,523
Accounts receivable, net of allowance for doubtful accounts of $156,307 and $0, respectively	209,442	131,307
Other assets	1,405	877,280
Total current assets	$249,353	$1,042,110
Goodwill	2,010,606	2,010,606
Capitalized website development costs	193,497	411,275
Total assets	$2,453,456	$3,463,991
Liabilities and stockholders’ equity (deficit):
Accounts payable and accrued liabilities	1,535,707	1,146,074
Accounts payable related party	205,980	197,113
Total current liabilities	$1,741,687	$1,343,187
PPP loan	40,832	40,832
Total liabilities	$1,782,519	$1,384,019
Commitments and Contingencies (Note 9)
Stockholders’ equity:
Common stock, par value $0.0001, 300,000,000 shares authorized; 115,847,349 and 114,713,525 shares issued and outstanding, as of December 31, 2022, and December 31, 2021, respectively	11,585	11,471
Additional paid-in capital	18,790,939	16,607,181
Accumulated deficit	(18,131,587)	(14,538,680)
Total stockholders’ equity (deficit)	$670,937	$2,079,972
Total liabilities and stockholders’ deficit:	$2,453,456	$3,463,991

The accompanying notes are an integral part of these consolidated financial statements.

F-4

EVA LIVE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	December 31, 2022 (Audited)	December 31, 2021 (Audited)
	Restated	Restated
Sales	1,350,941	2,458,273
Total Revenue	$1,350,941	$2,458,273
Operating expenses
General and administrative	2,120,352	10,103,613
Media traffic purchase	1,105,718	1,835,088
Amortization and depreciation	217,778	217,778
Total operating expenses	$3,443,848	$12,156,479
Operating income (loss)	(2,092,907)	(9,698,206)
Other income (expense):
Marketable securities gain (loss)	-	(79,205)
Interest expense	-	(2,508)
Impairment of Goodwill	(1,500,000)	-
Total other income (expense)	$(1,500,000)	$(81,758)
Income (loss) before provision for income taxes	$(3,592,907)	$(9,779,964)
Provision (benefit) for income taxes	-	-
Net income (loss)	$(3,592,907)	$(9,779,964)
Net loss per common share, basic and diluted	(0.03)	(0.33)
Weighted average number of common shares outstanding basic and diluted	115,340,358	29,197,192

The accompanying notes are an integral part of these consolidated financial statements.

F-5

EVA LIVE, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

	No. of shares	Value	Additional paid-in capital	Accumulated deficit			Total stockholders’ deficit

Balance - December 31, 2020	54,192,177	$5,419	$4,397,637	$(4,758,716)			$(355,660)

Balance - December 31, 2021
Shares issued for debt settlement at $0.07 per shares of EvaMedia	10,800,000	1,080	754,920	-			756,000
Shares issued for services at $0.07 per share to EvaMedia affiliates	45,500,000	4,550	3,180,450	-			3,185,000
Increase in paid-in capital for purchase of FV of the Company	-	-	1,960,538	-			1,960,538
Shares adjustment for Acquisition	677,348	68	-	-			68
Shares issued for cash valued at $1.00 per share	34,000	3	33,997	-			34,000
Share issuance for service	3,510,000	351	6,279,639	-			6,279,990
Net loss		-	-	(9,779,964)			(9,779,964)
Balance - December 31, 2021	114,713,525	$11,471	$16,607,181	$(14,538,680)	$		$2,079,972

Share Issuance for cash valued at $1.00 per share	598,800	60	598,740	-		-	598,800
Shares Issuance for Adflare acquisition valued at $1.00	500,000	50	1,499,950	-		-	1,500,000
Share issuance for services valued at $3.00 per share	25,024	3	75,069	-		-	75,072
Shares issued in error	10,000	1	9,999	-		-	10,000
Net loss	-	-	-	(3,592,907)		-	(3,592,907)
Balance - December 31, 2022	115,847,349	$11,585	$18,790,939	$(18,131,587)		$-	$670,937

The accompanying notes are an integral part of these consolidated financial statements.

F-6

EVA LIVE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	December 31, 2022 (Audited)	December 31, 2021 (Audited)
	Restated	Restated
Cash Flows from operating activities:
Net loss	$(3,592,907)	$(9,779,964)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	217,778	217,778
Goodwill impairment	1,500,000	-
Common stock issued for services	85,072	9,464,990
Changes in operating assets and liabilities:
Accounts receivable	(78,135)	(85,446)
Other current assets	875,875	(875,875)
Accounts payable and accrued expenses	389,633	206,365
Accounts payable - related party	8,867	167,578
Marketable securities	-	110,000
Deferred revenue	-	(33,304)
Net Cash used in operating activities	$(593,817)	$(607,878)
Net Cash provided by financing activities:
Common stock issued for debt settlement	-	756,000
Common stock issued for cash	598,800	34,000
Notes payable - related party	-	(160,100)
Accrued interest	-	(10,765)
Net Cash Provided by financing activities	$598,800	$619,135
Net change in Cash and cash equivalents for the year	4,983	11,257
Cash and cash equivalents at the beginning of the year	33,523	22,266
Cash and cash equivalents at the end of the year	$38,506	$33,523
Non - cash investing and financing activities:
Common stock issued for acquisitions	$1,500,000	$1,960,606

The accompanying notes are an integral part of these consolidated financial statements.

F-7

NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS

NATURE OF OPERATIONS

Background

Eva Live Inc. (the “Company”) was incorporated under the laws of the State of Nevada on August 27, 2002, as International Pit Boss Gaming, Inc. On October 1, 2002, the Company merged with Pro Roads Systems, Inc. (a Florida corporation), a public shell company traded on the pink sheets. Pro Roads Systems, Inc. had no operations before the merger. The purpose of the merger was to change the Company’s domicile from Florida to Nevada. From its inception to 2006, the Company designed and developed software for the gaming industry. The Company changed its name on February 14, 2006, to Logo Industries Corporation and, on November 18, 2008, to Malwin Ventures Inc. On February 11, 2014, the Company announced negotiations with Impact Future Media LLC, and their President/Founder, Francois Garcia, acquired 100% of Impact Future Media LLC and its media and entertainment assets. The Company announced the closing of this transaction on March 25, 2014. From March 2014 to September 28, 2021, the Company was involved in the entertainment, publishing, and interactive industry.

The Company’s year-end is December 31.

Stock Split

On September 9, 2021, the Company completed a reverse split in the amount of 1 for 150, Changed the Company’s name to Eva Live Inc., Changed the Company’s trading Symbol from MLWN to GOAI, and executed an Acquisition Agreement resulting in a change of control of the Issuer.

On September 10, 2021, the Financial Industry Regulatory Authority (“FINRA”) announced the effectiveness of a change in the Company’s name from “Malwin Ventures, Inc.” to “Eva Live, Inc.” (the “Name Change”) and a change in the Company’s ticker symbol from “MLWN” to the new trading symbol “GOAI” (the “Symbol Change”). Trading under the new ticker symbol began at market opening on July 11, 2021. The current shareholders do not require action from current shareholders concerning the change in the trading symbol. The Company’s CUSIP also changes to 98892100.

Recent Significant Transaction – EvaMedia Corp. Acquisition

As of September 28, 2021, Eva Live Inc. had limited operations, revenues, and a net financial liability of $55,909. The Company previously specialized in designing and developing software for the gaming sector. The Company underwent several name changes: first to Logo Industries Corporation on February 14, 2006, and then to Malwin Ventures Inc. on November 18, 2008. On February 11, 2014, Eva Live entered negotiations with Impact Future Media LLC. Subsequently, their President/Founder, Francois Garcia, secured ownership of 100% of Impact Future Media LLC, including all its media and entertainment assets. The Company finalized the acquisition on March 25, 2014. From that point until September 28, 2021, the Company operated within the spheres of entertainment, publishing, and interactivity with limited operations.

On September 28, 2021 (the ‘Acquisition Date’), the Company merged (‘Acquisition’) into EvaMedia Corp. (‘EvaMedia). Upon completion of the Acquisition, the Company acquired all issued and outstanding shares of capital stock of EvaMedia. As a result, the Company issued 110,192,177 shares of the Company’s common stock to shareholders of EvaMedia, and immediately following the Acquisition, 111,169,525 shares of common stock were issued and outstanding. As a result, EvaMedia’s shareholders control 99.12% of issued and outstanding shares of the Company on a fully diluted basis. Following the Acquisition, David Boulette of EvaMedia became the company’s CEO, director, and controlling shareholder. He appointed two additional board members from EvaMedia, Phil Aspin and Darly Walser. Terry Fields remained the only board member from the Company.

We have accounted the Acquisition as a reverse acquisition under the acquisition method of accounting per ASC 805, with EvaMedia treated as the accounting acquirer and the Company treated as the “acquired” company for financial reporting purposes. We determine EvaMedia an accounting acquirer based on the following facts: (i) after the reverse merger, former shareholders of EvaMedia held a majority of the voting interest of the combined company; (ii) former Board of Directors of EvaMedia possess majority control of the Board of Directors of the combined company; (iii) members of the management of EvaMedia are responsible for the management of the combined company. As such, we have treated the financial statements of EvaMedia as the historical financial statements of the combined company, and (iv) EvaMedia’s relative size measured in assets and revenues is significantly larger than that of the Company.

The following management and Board of Directors support the above conclusion:

David Boulette, CEO and Director, has held the position since September 2021 post-acquisition.

Phil Aspin, Director, has held the position since September 2021 post-acquisition.

Daryl Walser, Director, has held the position since September 2021 post-acquisition.

Terry Fields, Director, has held the position since January 2009 post-acquisition.

We have deemed EvaMedia to be the acquiring company for accounting purposes, and the transaction was accounted for as a reverse acquisition following accounting principles generally accepted in the United States (“US GAAP”). Before the Acquisition, the Company changed its name from Malwin Ventures, Inc. to Eva Live, Inc. As used in these condensed consolidated financial statements, unless otherwise indicated, all references herein to “Eva Live,” the “Company,” “we,” or “us” refer to Eva Live, Inc. We have identified the Company as the legal acquirer, as it is the entity that issued securities. Comparatively, we have identified EvaMedia as the legal acquiree, the entity whose equity interests are acquired.

Accounting Changes and Error Corrections (Change in Reporting Entity)

Following the guidance provided by ASC 205-10-50, we are disclosing a change in the entities included in our combined financial statements. In our previously issued combined financial statements, we reported Eva Live as both the accounting and legal acquirer. Upon further review and consideration of the specific facts and circumstances surrounding the combination described in Recent Significant Transaction – EvaMedia Corp. Acquisition, we have determined that EvaMedia should be recognized as the accounting acquirer, while Eva Live remains the legal acquirer.

As a result of this reassessment:

The historical financial statements of EvaMedia are now treated as the historical financial statements of the combined company. Any comparative financial information presented has been restated to reflect EvaMedia as the accounting acquirer. The assets acquired and liabilities assumed by Eva Live have been recognized at their respective fair values as of the acquisition date. This change in reporting entity has been made to reflect the economic realities of the combination better and to provide financial statement users with more relevant and accurate information. The effects of this change on our financial statements are detailed in the accompanying notes; see “Note 2. Restatement” and where applicable.

We believe that the revised presentation provides a more appropriate representation of the combined company’s financial position, results of operations, and cash flows. We have also implemented internal controls and procedures to ensure the accuracy of our financial reporting in light of this change.

Therefore, the financial statements and the related auditor’s report for S-1 and S-1/A (No. 1) filed with the SEC on July 7, 2023, and August 11, 2023, respectively, can no longer be relied upon.

F-8

NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS (continued)

We consider the Acquisition a reverse acquisition; therefore, the purchase consideration is the Company’s fair value as of September 28, 2021. The number of shares issued and outstanding for the Company just before the Acquisition Date was 977,348, with a market price of $2.000 quoted on the OTC Bulletin Board under the trading symbol GOAI. We estimated the purchase price and the book value or net financial liability of the Company to be $1,954,697 and $55,909. As a result, we recorded Goodwill as the difference between the purchase price and book value, $2,010,606. The Company carried out the Goodwill Impairment Analysis as of December 31, 2021, where the carrying value of the Goodwill as of December 31, 2021, is $2,010,606. The fair market value of the implied Goodwill is approximately $74,945,552, which is higher than the carrying value, and thus, the Company did not record any impairment as of December 31, 2021.

The table below represents EvaMedia’s Goodwill recorded based on management’s preliminary assessment of the Acquisition Date fair value of the assets acquired and liabilities assumed:

The Company’s Balance Sheet as of September 28, 2021:

Description	Book Value, $
Cash	$932
Accounts payable	50,000
Due to related party	6,841
Net assets (A)	$(55,909)
Company share (B)	977,348
Share price (C)	$2.00
Consideration or purchase price (D) = (B) X (C)	1,954,697
Goodwill (D) – (A)	$2,010,606

We have determined the method of accounting for the reverse acquisition guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805 Business Combinations (“ASC 805”),

We prepared the consolidated financial statements for the fiscal year ending December 31, 2021, following a reverse acquisition under Eva Live Inc. (accounting acquiree), but as a continuation of the financial statements of EvaMedia (accounting acquirer). We have made one adjustment: retroactively adjusting EvaMedia’s legal capital to reflect the legal capital of the Company. We calculated the adjustment based on the share exchange ratio of one new share of Company common stock for every share of EvaMedia capital stock previously issued and outstanding. Comparative information preserved in these consolidated financial statements is also retroactively adjusted to reflect the legal capital of the Company. The legal capital on December 31, 2022, reflects the legal capital of the Company after the Acquisition date and therefore requires no adjustment.

AdFlare Acquisition

In a related party transaction, on July 13, 2022, the Company entered into a Share Exchange Agreement (“AdFlare SEA”) with AdFlare Limited, a company duly formed under the laws of Ireland (Reg. Number: 714192) (“AdFlare”), and the shareholders of AdFlare, Phil Aspin, an individual and Stephen Adds, an individual (collectively, the “Shareholders”) whereby the Company acquired One Hundred (100%) percent of the issued and outstanding shares of AdFlare in exchange for 500,000 shares of the Company’s restricted common stock valued at $1,500,000 using the discounted cash flow methodology.  Mr. Phil Aspin, co-founder of AdFlare, has been a member of the Company’s Board of Directors since September 28, 2021. The Company carried out the Goodwill Impairment Analysis as of December 31, 2022, where the carrying value of the Goodwill as of December 31, 2022, is $1,500,000. The fair market value of the implied Goodwill is approximately $0, which is less than the carrying value, and thus, the impairment as of December 31, 2022, is $1,500,000.

AdFlare, a wholly-owned subsidiary of the Company, is a leader in the specialized field of “Header Bidding,” with a deep contextual understanding of an array of ad technologies spanning search, display, and video across mobile and desktop, providing solutions to help all publishers drive revenue. Header bidding, also known as advance or pre-bidding, is a technology wherein publishers simultaneously offer their inventory to multiple ad exchanges, advertisers, and agencies. The idea is that by letting various buyers bid on the same inventory at the same time, in real-time, there’s more competition driving up the auction pressure and a chance to serve each impression at a higher Cost Per Mille rate (“CPM rate”), meaning capturing additional revenue. AdFlare has a track record of delivering over 1 billion ad impressions a month and increasing Google AdX over Google AdSense CPM by over 30%, with an average fill rate of 99.9% in the US market.

The table below represents the Goodwill recorded based on management’s preliminary assessment of the Acquisition Date fair value of the assets acquired and liabilities assumed:

Description	Book Value, $
Consideration or purchase price	1,500,000
Total net assets of AdFlare	-
Goodwill recorded	$1,500,000

Consolidation of EvaMedia income statement from the Acquisition Date to December 31, 2022:

Description	Value, $
Sales	-
Operating expenses
Professional fees	-
General and administrative	-
Media traffic purchase	-
Goodwill impairment	1,500,000
Net loss	1,500,000

Current Operations

As of September 28, 2021, the Company’s vision is to build the world’s leading digital media platform to deliver measurable business outcomes at a scale for regional and global brands, agencies, and retailers across different marketing goals. Our system continually learns to achieve trusted and impactful digital advertising solutions, eliminating ad fraud, lag, and error to produce unmatched digital advertising optimization. Effective September 28, 2021, David Boulette is the Company’s Chief Executive Officer and Director. At present, the Company currently has four directors. The one non-executive director is Terry Fields. The three executive directors are David Boulette, Phil Aspin, and Daryl Walser.

F-9

NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS (continued)

Eva Live is a technology company that has developed an automated and intelligent advertiser campaign management platform, Eva Platform. Our Platform enables advertisers (‘customers, clients’) to buy advertising space on several digital channels to reach their desired audience. Our technology intends to address the needs of markets where high-volume advertisers want automated advertising purchases to have high conversion rates. We focus on data-driven marketing and cross-channel measurement, which are critical to businesses looking to optimize their marketing budget and reach audiences across all their integrated advertising efforts.

We operate at the junction of digital marketing and media monetization. We enable market awareness of companies and brands by providing best-in-class digital marketing and monetization services on the Internet. Our typical customers are advertising agencies (classified under SIC7319) and businesses in various industries seeking to market their products and services using our platform, including media companies, financial institutions, and other retail entities. Most of our customers are from North America, mainly the US and Canada. For the fiscal year ending December 31, 2022, we had seven (7) customers, primarily from North America, compared to three (3) customers for the fiscal year ending December 31, 2021. The top three customers represent over 92% of revenue for the fiscal year ending December 31, 2022, and 2021. Our company’s financial health is highly dependent on these top customers. If any of them were to significantly reduce their spending or cease doing business with your company, it could have a major impact on your revenue and overall financial health. Such customers advertise with media through us and engage in media buying services such as online traffic from the Eva Platform. We also deal with businesses (as described under NAICS 541810) that utilize our in-house digital marketing capabilities, including advice, creative services, account management, production of advertising material, media planning, and buying (i.e., placing advertising).

We execute our business through Eva Platform based on Artificial Intelligence, or AI, to match advertising campaigns to specific ad spots one at a time. Our system creates conversion mapping tables that allow us to increase conversion rates by analyzing those trends with optimized historical conversion rates and further capitalizing on and improving those rates. We leverage “big data,” an accumulation of data that is too large and complex for processing by traditional database management tools. Since more companies are attempting to leverage big data to make strategic business decisions, we have built automated tools that analyze the data and feed the relevant information into our decision logic. We have designed our solution to optimize brand campaigns to create brand awareness and direct response campaigns with a fixed conversion point.

In November 2020, the Company completed the development of the Eva XML Platform, where the Platform buys traffic from various sources and sells that traffic to landing pages that display advertising via XML feeds. A price discrepancy exists between buying traffic on display and native platforms for specific keywords in an ad campaign and the XML search feeds. The Eval XML Platform manages the entire ad buying/selling process by integrating into Google, Microsoft, Taboola, Revcontent, Gemini, and Facebook. The Eva XML Platform creates thousands of ads with the push of a button. The Eva XML Platform manages the spending depending on the performance of keywords in the ad campaign to maximize the arbitrage revenue.

The Company earns revenues from advertisers by signing purchase or insertion orders based on Standard Terms and Conditions for Internet Advertising for Media Buys One Year or Less, Version 3.0, as defined in 4’s/IAB. We intend to offer media companies and advertising agencies a standard for conducting business acceptable to both parties based on such terms and conditions. When incorporated into an insertion order, this protocol represents the Company and its customers’ shared understanding of doing business. The Company may also sign additional documents to cover sponsorships and other arrangements involving content association, integration, and special production. The Company considers an insertion order with its customers, a binding contract with the customer, or other similar documentation reflecting the terms and conditions under which it provides products or services. As a result, the Company considers the insertion order persuasive evidence of an arrangement. Each insertion is specific to the customer, defines each party’s fee schedule, duties, and responsibilities, and is governed by 4’s/IAB Version 3.0 for renewal and termination terms, confidentiality agreement, dispute resolution, and other clauses necessary for such contract.

Rounding Error

Due to rounding, numbers presented in the financial statements for the period ending December 31, 2022, and 2021, and throughout the report, may not add up precisely to the totals provided, and percentages may not reflect the absolute figures.

The COVID-19 Pandemic

In March 2020, the World Health Organization declared a novel coronavirus (COVID-19) outbreak a pandemic throughout the United States. China started as the center of the COVID-19 epidemic but spread to several other countries. Many countries worldwide, including the United States, have implemented significant governmental measures to control the spread of the virus, including temporary closure of businesses, severe restrictions on travel and the movement of people, and other material limitations on our business. These measures have resulted in work stoppages, absenteeism in the Company’s labor workforce, and other disruptions. The extent to which the coronavirus impacts our operations will depend on future developments. These developments are highly uncertain. We cannot predict them with confidence, including the duration and severity of the outbreak and the actions required to contain the coronavirus or treat its impact. In particular, the spread of the coronavirus globally could adversely impact our operations and workforce, including our marketing and sales activities and ability to raise additional capital, which could harm our business, financial condition, and operation results.

Russia – Ukraine Conflict

The geopolitical situation in Eastern Europe intensified on February 24, 2022, with Russia’s invasion of Ukraine. The war between the two countries continues to evolve as military activity continues. The United States and certain European countries have imposed additional sanctions on Russia and specific individuals. The Company has no operation exposure in the region affected by war. As of the date of this report, there has been no disruption in our operations.

F-10

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Restatement

Following the reverse acquisition guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805 Business Combinations (“ASC 805”), the consolidated financial statements for the year ended December 31, 2021, of the Company (the accounting acquiree) are a continuation of the financial statements of EvaMedia (the accounting acquirer), adjusted to retroactively change EvaMedia’s legal capital to reflect the legal capital of the Company. We calculated the adjustment based on the share exchange ratio of one new share of Company common stock for every share of EvaMedia capital stock previously issued and outstanding. Comparative information preserved in these consolidated financial statements is also retroactively adjusted to reflect the legal capital of the Company. The legal capital on December 31, 2022, reflects the legal capital of the Company after the Acquisition date and therefore requires no adjustment.

The information in the following table shows the effect of the restatement on each affected financial statement line item:

	December 31,			December 31,
	As Previously Reported 2022	Restated 2022	Effects of Change	As Previously Reported 2021	Restated 2021	Effects of Change
COMBINED AND CONSOLIDATED BALANCE SHEETS
ASSETS:
Current assets:
Cash	$38,506	$38,506	$-	$34,455	$33,523	$(932)
Accounts receivable, net of allowance for doubtful accounts of $156,307 and $0, respectively	209,443	209,442	(1)	131,307	131,307	-
Other assets	1,405	1,405	-	1,405	877,280	875,875
Total current assets	$249,354	$249,353	$(1)	$167,167	$1,042,110	$874,943
Goodwill	74,945,552	2,010,606	(72,934,946)	74,945,552	2,010,606	(72,934,946)
Capitalized website development costs & (Other intangibles)	182,576	193,497	10,921	400,353	411,275	10,922
Total assets	$75,377,482	$2,453,456	$(72,924,026)	$75,513,072	$3,463,991	$(72,049,081)
LIABILITIES AND STOCKHOLDERS’ DEFICIT::
Accounts payable and accrued liabilities	1,535,707	1,535,707	-	1,146,074	1,146,074	-
Accounts payable related party	212,871	205,980	(6,891)	204,004	197,113	(6,891)
Total current liabilities	$1,748,578	$1,741,687	$(6,891)	$1,350,078	$1,343,187	$(6,891)
PPP loan	40,832	40,832	-	40,832	40,832	-
Total liabilities	$1,789,410	$1,782,519	$(6,891)	$1,390,910	$1,384,019	$(6,891)
Commitments and Contingencies (Note 9)
Stockholders’ Deficit:
Common stock	11,584	11,585	1	11,471	11,471	-
Common stock-payable	-	-	-	666,000	-	(666,000)
Additional paid-in capital	231,080,433	18,790,939	(212,289,494)	228,230,675	16,607,181	(211,623,494)
Accumulated deficit	(157,503,945)	(18,131,587)	139,372,358	(154,785,984)	(14,538,680)	140,247,304
Total stockholders’ equity (deficit)	$73,588,072	$670,937	$(72,917,135)	$74,122,162	$2,079,972	$(72,042,190)
Total liabilities and stockholders’ deficit	$75,377,482	$2,453,456	$(72,924,026)	$75,513,072	$3,463,991	$(72,049,081)

F-11

	Year ended December 31,			Year ended December 31,
	As Previously Reported 2022	Restated 2022	Effects of Change	As Previously Reported 2021	Restated 2021	Effects of Change
COMBINED AND CONSOLIDATED STATEMENTS OF INCOME
Revenue
Sales-customers	1,350,941	1,350,941	-	498,531	2,458,273	1,959,742
Total Revenue	$1,350,941	$1,350,941	$-	$498,531	$2,458,273	$1,959,742
Operating expenses
General and administrative	1,245,407	2,120,352	874,945	8,459,318	10,103,613	1,644,295
Media traffic purchase	1,105,718	1,105,718	-	431,000	1,835,088	1,404,088
Amortization and depreciation	217,777	217,778	1	72,593	217,778	145,185
Total operating expenses	$2,568,902	$3,443,848	$874,946	$8,962,911	$12,156,479	$3,193,568
Operating income (loss)	$(1,217,961)	$(2,092,907)	$(874,946)	$(8,464,380)	$(9,698,206)	$(1,233,826)
Other income (expense):
Loss on settlement liabilities	-	-	-	(413,080)	-	413,080
Gain on debt conversion-related party	-	-	-	65,000	-	(65,000)
Loss on write-off of property and equipment	-	-	-	(5,458)	-	5,458
Loss on write-off of movie distribution rights	-	-	-	(33,032)	-	33,032
Interest expense	-	-	-	(35,510)	(2,508)	33,002
Marketable securities gain (loss)	-	-	-	-	(79,250)	(79,250)
Impairment of Goodwill	(1,500,000)	(1,500,000)	-	(144,098,143)	-	144,098,143
Total other income (expense)	$(1,500,000)	$(1,500,000)	$-	$(144,520,223)	$(81,758)	$144,438,465
Income (loss) before provision for income taxes	$(2,717,961)	$(3,592,907)	$(874,946)	$(152,984,603)	$(9,779,964)	$143,204,639
Provision (benefit) for income taxes	-	-	-	-	-	-
Net income (loss )	$(2,717,961)	$(3,592,907)	$(874,946)	$(152,984,603)	$(9,779,964)	$143,204,639
Net loss per common share, basic and diluted	$(0.02)	$(0.03)	$(0.01)	$(5.24)	$(0.33)	$4.90
Weighted average number of common shares outstanding basic and diluted	115,340,358	115,340,358	-	29,197,192	29,197,192	-

F-12

	Year ended December 31,			Year ended December 31,
	As Previously Reported 2022	Restated 2022	Effects of Change	As Previously Reported 2021	Restated 2021	Effects of Change
COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS
Cash Flows from operating activities:
Net loss	$(2,717,961)	$(3,592,907)	$(874,946)	$(152,984,603)	$(9,779,964)	$143,204,639
Adjustments to reconcile net loss to net cash used in operating activities:			-			-
Depreciation expense	217,777	217,778	1	72,593	217,778	145,185
Goodwill impairment	1,500,000	1,500,000	-	144,098,143	-	(144,098,143)
Debt conversion-related party	-	-	-	(65,000)	-	65,000
Stock payable canceled	(666,000)	-	666,000	-	-	-
Common stock issued for services	85,071	85,072	1	6,279,990	9,464,990	3,185,000
Changes in operating assets and liabilities:
Accounts receivable	(78,136)	(78,135)	1	(131,307)	(85,446)	45,861
Other current assets	-	875,875	875,875	(1,405)	(875,875)	(874,470)
Loss of assets-write off	-	-	-	38,490	-	(38,490)
Accounts payable and accrued expenses	389,633	389,633	-	1,131,594	206,365	(925,229)
Accounts payable - related party	8,867	8,867	-	84,004	167,578	83,574
Marketable securities, net	-	-	-	-	110,000	110,000
Deferred revenue	-	-	-	-	(33,304)	(33,304)
Net Cash Used in Operating Activities	$(1,260,749)	$(593,817)	$666,932	$(1,477,501)	$(607,878)	$869,623
Cash flow from investing activities:
Acquired goodwill	(1,500,000)	-	1,500,000	(219,043,695)	-	219,043,695
Capitalized website development	-	-	-	(472,946)	-	472,946
Net Cash Provided by Investing Activities	$(1,500,000)	$-	$1,500,000	$(219,516,641)	$-	$219,516,641
Cash flow from financing activities:
Common stock issued for the acquisition of EvaMedia	-	-	-	220,384,354	-	(220,384,354)
Common stock issued for debt settlement	-	-	-	1,066,668	756,000	(310,668)
Common stock issued for AdFlare acquisition	1,500,000	-	(1,500,000)	-	-	-
Common stock issued for cash	598,800	598,800	-	34,000	34,000	-
Advances from related parties	-	-	-	(1,740)	-	1,740
Capital adjustment from stock payable cancelation	666,000	-	(666,000)	-	-	-
Notes payable - related party	-	-	-	(426,589)	(160,100)	266,489
Proceeds from PPP loan	-	-	-	40,832	-	(40,832)
Accrued interest	-	-	-	(77,010)	(10,765)	66,245
Net Cash Provided by financing activities	$2,764,800	$598,800	$(2,166,000)	$221,020,515	$619,135	$(220,401,380)
Net change in Cash and cash equivalents for the year	4,051	4,983	932	26,373	11,257	(15,116)
Cash and cash equivalents at the beginning of the year	34,455	33,523	(932)	8,081	22,266	14,185
Cash and cash equivalents at the end of the year	$38,506	$38,506	$-	$34,454	$33,523	$(931)
Non - cash investing and financing activities:
Common stock issued for Acquisition	-	1,500,000	1,500,000	-	1,960,606	1,960,606

F-13

Basis of Presentation and Principles of Consolidation

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes represent the Company’s management, responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects. We have applied them consistently in preparing the accompanying financial statements.

Financial Statement Preparation and Use of Estimates

Preparing financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclose contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include Cash on hand, deposits at banking institutions, and all highly liquid short-term investments with original maturities of 90 days or less. The Company had a cash balance of $38,506 and $33,523 as of December 31, 2022, and 2021.

Accounts Receivable

Accounts Receivable primarily represents the amount due from two (2) customers. In some cases, the customer receivables are due immediately on demand; however, in most cases, the Company offers net 30 terms or n/30, where the payment is due in full 30 days after the invoice’s date. The Company bases the allowance for doubtful accounts on its assessment of the collectability of customer accounts. The Company regularly reviews the allowance by considering historical experience, credit quality, the accounts receivable balances’ age, and economic conditions that may affect a customer’s ability to pay and expected default frequency rates. Trade receivables are written off at the point when they are considered uncollectible.

At December 31, 2022, and 2021, the management determined that allowance for doubtful accounts was $156,307 and $0, respectively. The fiscal year’s bad debt expense ended December 31, 2022, and 2021 was $156,307 and $0, respectively.

Office Lease

Effective May 21, 2020, the Company’s new corporate address was 1800 Century Park East, Suite 600, Los Angeles, CA 90067 (“California Lease”). The Company has signed the California Lease on a month-to-month basis, entitled the Company to use the office and conference space on a needs-only basis. The new lease payment is $229 per month, included in the General and Administrative expenses. For the fiscal year ended December 31, 2022, and 2021, the office’s rent payment was $2,748 and $916, included in the General and administrative expenses.

F-14

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Our typical customers are advertising agencies classified under SIC7319 and businesses in various industries seeking to market their products and services using our platform, including media companies, financial institutions, and other retail entities. Our customers advertise with the media but perform no creative services (media buying services such as online traffic from EvaMedia). We also deal with businesses (as described under NAICS 541810) organized to provide a full range of services (i.e., through in-house capabilities or subcontracting), including advice, creative services, account management, production of advertising material, media planning, and buying (i.e., placing advertising).

The Company earns revenues from advertisers by signing purchase or insertion orders based on Standard Terms and Conditions for Internet Advertising for Media Buys One Year or Less, Version 3.0, as defined in 4’s/IAB. Such terms and conditions are intended to offer media companies and advertising agencies an acceptable standard for conducting business for both parties. When incorporated into an insertion order, this protocol represents the Company and its customers’ shared understanding of doing business. The Company may also sign additional documents to cover sponsorships and other arrangements involving content association, integration, and special production. The Company considers an insertion order with its customers, a binding contract with the customer, or other similar documentation reflecting the terms and conditions under which it provides products or services. As a result, the Company considers the insertion order persuasive evidence of an arrangement. Each insertion is specific to the customer, defines each party’s fee schedule, duties, and responsibilities, and is governed by 4’s/IAB Version 3.0 for renewal and termination terms, confidentiality agreement, dispute resolution, and other clauses necessary for such contract.

The Company adopted ASU 2014-09 Revenue for insertion/purchase orders, or contract(s) (from now on known as ‘contracts’) received from customers.

The Company recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services as per the contract with the customer. As a result, the Company accounts for revenue contracts with customers by applying the requirements of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (Topic 606), which includes the following steps:

●	Identify the contract(s) and subsequent amendments with the customer.
●	Identify all the performance obligations in the contract and subsequent amendments.
●	Determine the transaction price for completing performance obligations.
●	Allocate the transaction price to the performance obligations in the contract.
●	Recognize the revenue when, or as, the Company satisfies a performance obligation.

The Company adopted ASC 606 using the modified retrospective method applied to all contracts not completed as of January 1, 2018. The Company presents results for reporting periods beginning after January 1, 2018, under ASC 606, while prior period amounts are reported following legacy GAAP. In addition to the above guidelines, the Company also considers implementation guidance on warranties, customer options, licensing, and other topics. The Company considers revenue collectability, methods for measuring progress toward complete satisfaction of a performance obligation, warranties, customer options for additional goods or services, non-refundable upfront fees, licensing, customer acceptance, and other relevant categories.

The Company accounts for a contract when the Company and the customer (‘parties’) have approved the contract and are committed to performing their respective obligations, where each party can identify their rights, obligations, and payment terms; the contract has commercial substance. The Company will probably collect all of the consideration substantially. Revenue is recognized when performance obligations are satisfied by transferring control of the promised service to a customer. The Company fixes the transaction price for goods and services at contract inception. The Company’s standard payment terms are generally net 30 days and, in some cases, due upon receipt of the invoice.

The Company considers contract modification as a change in the scope or price (or both) of a contract that the parties approve. The parties describe contract modification as a change order, a variation, or an amendment. A contract modification exists when the parties to the contract approve a modification that either creates new or changes the existing enforceable rights and obligations of the parties to the contract. The Company assumes a contract modification when approved in writing, by oral agreement or implied by the customary business practice of the customer. If the parties to the contract have not agreed on a contract modification, the Company continues to apply the guidance to the existing contract until the contract modification is approved. The Company recognizes contract modification in various forms – including but not limited to partial termination, an extension of the contract term with a corresponding price increase, adding new goods and services to the contract, with or without a corresponding price change, and reducing the contract price without a change in goods or services promised.

F-15

Revenue Recognition Policy

We generate revenues as a principal-based or an agency-based service provider.

Under the principal-based model, the Company takes a principal position in the contract. The Company uses its platform to buy media (advertising inventory) directly from the media sellers. The Company repackages the advertising inventory for sale to Clients. The Company also performs other advertising and branding work for the Client – such as developing landing pages, websites, widget designs, banner designs, etc. The Company receives the Ad Spend or a marketing budget from the Client to perform such services. In some instances, these services are performed on a non-disclosure basis, meaning the Client does not know what the Company paid for the media space, time, or development. The Company recognizes the total Ad Spend of the Client as its revenue.

Under the agency-based model, the Company acts as an agent of the Client and negotiates deals with media sellers. The Client is responsible for paying the media sellers directly or for paying the Company, which then pays the media sellers on behalf of the Client. Under the agency-based model, the Company earns revenue by charging Clients a platform fee based on a percentage of a Client’s total spend (Ad Spend) on the purchase of the advertising from the Advertising Inventory Supplier (seller). We keep a percentage of that advertising spend as a fee and remit the remainder to the seller. The Company does not have any leverage to control the cost of seller inventory before the purchase by the Client. The platform fee we intend to charge Clients is a percentage of their purchases through our platform, similar to a commission, and the platform fee is not contingent on the results of an advertising campaign.

We recognize revenue upon fulfilling our contractual obligations with a completed transaction, subject to satisfying all other revenue recognition criteria.

Revenue Recognition

We generate revenue from Clients who enter into legally binding agreements with us to use our Eva Demand Side Platform (EVA DSP) and other digital marketing software platforms. We use the following criteria to determine revenue recognition through the following steps:

●	Identification of a legally binding contract with a customer and contract approval by all parties;
●	Identification of the performance obligations and rights regarding the goods or services in the contract;
●	Determination of the transaction price and payment terms;
●	Allocation of the transaction price to the performance obligations in the contract;
●	Recognition of revenue when or as the performance obligations are satisfied; and
●	Collectability of substantially all of the considerations is probable.

We keep agreements with each Client and seller in the form of insertion orders or MSAs, which set out the terms and conditions of the relationship and give access to our platform. Our performance obligation is to provide the use of our platform to Clients to build ad campaigns and select the advertising inventory, data, and other add-on features.

From time to time, the Company will judge if it acts as the principal or agent. As a result, the Company will decide to report revenue on a gross (Ad Spend) basis when acting as a principal for the amount spent on the platform or a net basis for the platform fees charged to the Client when acting as the agent. The Company considers the following guidelines to determine if the Company is acting as a Principal or an Agent to complete its performance obligation:

GAAP Consideration	Principal-Based	Agency-Based
Is another party responsible for fulfilling the contract?	No	Yes
Who owns the advertising inventory?	Company	Media Seller/Client
Who has the discretion in establishing prices for the other advertising inventory?	The Company, as it owns advertising inventory and other branding collateral to resell it to the Client.	Media Seller
The Company’s consideration is in the form of a commission.	No	Yes
Is the Company exposed to credit risk for the amount receivable/Ad Spend from the Client customer in exchange for the other party’s goods or services?	Yes, the Company carries the risk for the amount equal to the Ad Spend and is responsible for paying the media seller.	No, the Client pays the media seller directly, or the Client pays the Company, which pays the media seller. All fully disclosed.

We intend to disaggregate revenue  into categories to provide useful information to the users of financial statements about the nature, amount, timing, and uncertainty of revenue and cash flows. As our customer base expands or we start licensing our platform to third parties or our customers, we intend to divide our revenues into two categories:

a)	Campaign Revenues: Revenues derived from the principal-based model.
b)	Subscription Revenues: Revenues sourced from the agency-based model.

At present, we drive all revenues from the principal-based model.

F-16

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

For all its goods and services, at contract inception, the Company assesses the solutions or services, or bundles of solutions and services, obligated in the contract with a customer to identify each performance obligation within the contract and then evaluate whether the performance obligations are capable of being distinct and distinct within the context of the contract. Solutions and services that are not capable of being distinct and distinct within the context of the agreement are combined and treated as a single performance obligation in determining the allocation and recognition of revenue. For multi-element transactions, the Company allocates the transaction price to each performance obligation on a relative standalone selling price basis. The Company determines the standalone selling price for each item at the transaction’s inception involving these multiple elements.

Performance Obligation	Types of Deliverables	When Performance Obligation is Typically Satisfied
Insertion Order for Online Advertising	The Company sets up the advertising campaign on Eva’s demand-side Platform. It specifies types of ads (banner, search, video, etc.), place of the campaign (Website, mobile, or ad networks), and target of the ads (demographics, interests, etc.).	The Company recognizes the consulting revenues when the customer receives services over the length of the contract. If the customer pays the Company in advance for these services, the Company records such payment as deferred revenue until the Company completes the services.

The Company assumes that the goods or services promised in the existing contract will be transferred to the customer to determine the transaction price. The Company believes the agreement will not be canceled, renewed, or modified; therefore, the transaction price includes only those the Company has rights to under the present contract. For example, suppose the Company agrees with a customer with an original term of one year and expects the customer to renew for a second year. In that case, the Company will determine the transaction price based on the initial one-year period. When choosing the transaction price, the Company first identifies the fixed consideration, including non-refundable upfront payment amounts.

To allocate the transaction price, the Company allocates an amount that best represents the consideration the entity expects to receive for transferring each promised good or service to the customer. To meet the allocation objective, the Company allocates the transaction price to each performance obligation identified in the contract on a relative standalone selling price basis. In determining the standalone selling price, the Company uses the best evidence of the standalone selling price that the Company charges to similar customers in similar circumstances. The Company sometimes uses the adjusted market assessment approach to determine the standalone selling price. It evaluates the market in which it sells the goods or services and estimates the price customers would pay for those goods or services when sold separately.

The Company recognizes revenue when or as it transfers the promised goods or services in the contract. The Company considers the “transfers” of the promised goods or services when the customer obtains control of the goods or services. The Company believes a customer “obtains control” of an asset when, or as, it can directly use and obtain all the remaining benefits from the asset substantially. The Company recognizes deferred revenue related to services it will deliver within one year as a current liability. The Company presents deferred revenue related to services that the Company will provide more than one year into the future as a non-current liability.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of Cash. The Company places its Cash with a major banking institution. The Company did not have cash balances over the Federal Deposit Insurance Corporation limit on December 31, 2022.

F-17

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Legal Proceedings

The Company discloses a loss contingency if at least a reasonable possibility that a material loss has been incurred. The Company records its best estimate of loss related to pending legal proceedings when the loss is considered probable, and the amount can be reasonably estimated. The Company can reasonably estimate a range of loss with no best estimate; the Company records the minimum estimated liability. As additional information becomes available, the Company assesses the potential liability of pending legal proceedings, revises its estimates, and updates its disclosures accordingly. The Company’s legal costs associated with defending itself are recorded as expenses incurred. The Company is currently not involved in any litigation.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment following FASB ASC 360, Property, Plant, and Equipment. Long-lived assets are tested for recoverability whenever events or changes in circumstances indicate that the Company may not recover the carrying amounts. An impairment charge amount is recognized if and when the asset’s carrying value exceeds the fair value.

On July 13, 2022, the Company entered into a Share Exchange Agreement (“AdFlare SEA”) with AdFlare Limited, a company duly formed under the laws of Ireland (Reg. Number: 714192) (“AdFlare”), and the shareholders of AdFlare, Phil Aspin, an individual and Stephen Adds, an individual (collectively, the “Shareholders”) whereby the Company acquired One Hundred (100%) percent of the issued and outstanding shares of AdFlare in exchange for 500,000 shares of the Company’s restricted common stock valued at $1,500,000. The Company carried out the Goodwill Impairment Analysis as of December 31, 2022, where the carrying value of the Goodwill as of December 31, 2022, is $1,500,000. The fair market value of the implied Goodwill is approximately $0, which is less than the carrying value, and thus, the impairment as of December 31, 2022, is $1,500,000.

On September 28, 2021 (the ‘Acquisition Date’), the Company merged (‘Acquisition’) into EvaMedia Corp. (‘EvaMedia). Upon completion of the Acquisition, the Company acquired all issued and outstanding shares of capital stock of EvaMedia. We consider the Acquisition a reverse acquisition; therefore, the purchase consideration is the Company’s fair value as of September 28, 2021. The number of shares issued and outstanding for the Company just before the Acquisition Date was 977,348, with a market price of $2.000 quoted on the OTC Bulletin Board under the trading symbol GOAI. We estimated the purchase price and the book value or net financial liability of the Company to be $1,954,697 and $55,909. As a result, we recorded Goodwill as the difference between the purchase price and book value, $2,010,606. The Company carried out the Goodwill Impairment Analysis as of December 31, 2021, where the carrying value of the Goodwill as of December 31, 2021, is $2,010,606. The fair market value of the implied Goodwill is approximately $74,945,552, which is higher than the carrying value, and thus, the Company did not record any impairment as of December 31, 2021.

Provision for Income Taxes

The provision for income taxes is determined using the asset and liability method. This method calculates deferred tax assets and liabilities based on the temporary differences between the consolidated financial statement and income tax bases of assets and liabilities using the enacted tax rates applicable each year.

The Company utilizes a two-step approach to recognizing and measuring uncertain tax positions (“tax contingencies”). The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount, more than 50%, is likely to be realized upon ultimate settlement.

The Company considers many factors when evaluating and estimating its tax positions and benefits, which may require periodic adjustments and may not accurately forecast actual outcomes. The Company includes interest and penalties related to tax contingencies in the provision of income taxes in the consolidated statements of operations. Management of the Company does not expect the total amount of unrecognized tax benefits to change significantly in the next 12 months.

F-18

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Website and Software Development Costs

By ASC 985-20, Software development costs, including costs to develop software sold, leased, or otherwise marketed, are capitalized after establishing technological feasibility, if significant. The Company amortizes the Capitalized software development costs using the straight-line amortization method over the estimated useful life of the application software. For an arrangement to be considered a software lease  (as opposed to a service contract), our Eva Platform meets both of the following criteria:

a)	The customer has the contractual right to take possession of the software anytime during the hosting period without incurring a significant penalty.

b)	It is feasible for the customer to either operate the software on its hardware or contract with another party (unrelated to the vendor) to host the software.

By December 2018, the Company completed the activities (planning, designing, coding, and testing) necessary to establish that it could produce and meet the design specifications of the Eva Platform and its various components. The Company estimates the useful life of the software to be three (3) years.

The Company includes certain Website and app purchases as part of these capitalized costs. The capitalization of website costs is a significant portion of the total assets. The Company capitalizes on significant expenses incurred during the application development stage for internal-use software. The Company does not believe that capitalizing software development costs is material.

The Company accounts for website development costs following Accounting Standards Codification 350-50 “Website Development Costs” (ASC 350-50). The Company capitalizes on external website development costs (“website costs”), which primarily include:

●	third-party costs related to acquiring domains and developing applications,
●	as well as costs incurred to develop or acquire and customize code for web applications,
●	costs to develop HTML web pages or develop templates and
●	costs to create original graphics for the Website that included the design or layout of each page.

The Company also capitalizes on costs incurred in the website application and infrastructure development; we account for such costs following ASC 350-50. The Company estimates the useful life of the Website to be three (3) years.

The Company completed the development of the Eva Platform to sell, lease, or otherwise market the software externally. Eva Platform buys traffic from various sources and sells that traffic to landing pages that display advertising via XML feeds. A price discrepancy exists between buying traffic on display and native platforms for specific keywords in an ad campaign and the XML search feeds.

After the Company completed the technological feasibility of the Eva Platform, the Company capitalized a net cost of $792,500. The R&D expense is estimated at $47,500 per the Company’s certification provided by David Boulette, CEO. The life of the Eva/XML platform is estimated to be three years or 36 months.

The Eva Platform manages the entire ad buying/selling process by integrating into Google, Microsoft, Taboola, Revcontent, Gemini, and Facebook and allows thousands of ads to be created with a push of a button. The Eva Platform manages the money spent depending on keywords’ performance in the ad campaign to maximize the arbitrage revenue.

Eva Platform can function as standalone software or be sold or embedded in the Eva Platform, which the Company can lease to customers. The Company intends to sell, license, and market the Eva Platform to customers, where customers will have direct access to use the software. The Company plans to install the Eva Platform on the customer’s hardware. Since the Eva Platform is fully automated, the customers can use the platform ‘as is’ without compromising the ability to use software or limiting value or utility. The Company provides both customer and technical support as part of the lease. The marginal cost of the download is insignificant.

Techno-Economic Feasibility Studies of Eva Platform aimed to determine the project’s technical feasibility and financial viability, assess the risks associated with the development of the Eva Platform, and list activities and related costs.

From February 1, 2020, to March 15, 2020, David Boulette started the initial research and techno-feasibility into creating an XML Arbitrage Management Program branded as Eva XML Platform.

Under ASC 985-20 guidance, the Company had expensed the costs incurred to establish the technological feasibility of the Eva Platform as research and development (R&D) when incurred during November 2020. The R&D expense is estimated to be $47,500. The Company has calculated hourly at $75 per hour, based on the average of software developers making $98,000 (75th percentile, Exhibit II) to $216,000 (David Boulette’s salary). For each task conducted in the techno-economic feasibility, the Company calculated that David Boulette performed the work of two software developers.

The R&D expense breakdown is based on the hours spent based on the complexity of work and expertise required of the individual and entities with relevant software and project management experience at a fair market value.

By ASC 985-20, the Company considers the remaining $792,500 as Eva Platform software development costs (“Development Cost”), including costs to develop software sold, leased, or otherwise marketed incurred after establishing technological feasibility.

From March 2020 to April 2020, the Company developed a comprehensive database, a graphic user interface, application programming interface layers (APIs), and microservice frames for each network integration. From April 2020 to October 2002, the Company began testing, adjusting, and integrating the platform with big big-data and ad service providers such as Google, Bing, Facebook, and Taboola. In November 2020, the Company began running end–to–end system performance tests with live test campaigns.

The Company has capitalized the ‘Development Cost’ with similar costs as Website and App Purchases and Eva Live website development costs, collectively known as the Eva Platform. The Eva Platform can be leased as a standalone module or embedded in the Eva Platform. The Eva Platform is an automated and intelligent advertiser campaign management platform (‘Eva Platform’). The platform enables advertisers to buy advertising space on several digital channels to reach their desired audience effectively.

The Company intends to sell, license, and market the Eva Platform to customers, where customers will have direct access to the software. As the Company leased the Eva XML platform in December 2020, the Company began the amortization of the capitalized costs and reported the costs at the net realizable value.

Share-based compensation to employees and non-employees

The Company uses ASC 718 guidance to apply share-based compensation accounting to certain employees and non-employee individuals, such as outsourced employees, non-employee directors, and consultants performing management functions, are employees or non-employees. The differences in the accounting for share-based payment awards granted to an employee versus a non-employee relate to the measurement date and recognition requirements. The Company believes an employee is the one who has the right to exercise sufficient control to establish an employer-employee relationship based on common law, as illustrated in case law and currently under US Internal Revenue Service (IRS) Revenue Ruling 87-41.

Restricted securities are securities acquired in unregistered, private sales from the Company or an affiliate. The restricted securities require the owner to follow the US Securities Exchange Commission guidelines defined under Rule 144 - Selling Restricted and Control Securities. On the other hand, restricted shares issued for consideration other than for goods or employee services are fully paid for immediately. As a result, the Company has expensed these shares at the time of the contract. There is no vesting period for non-employees.

Fair Value

The Company uses current market values to recognize certain assets and liabilities at a fair value. The fair value is the estimated price at which an asset can be sold, or a liability settled in an orderly transaction to a third party under current market conditions. The Company uses the following methods and valuation techniques for deriving fair values:

Market Approach – The market approach uses the prices associated with actual market transactions for similar or identical assets and liabilities to derive a fair value.

Income Approach – The income approach uses estimated future cash flows or earnings, adjusted by a discount rate representing the time value of money and the risk of cash flows not being achieved to derive a discounted present value.

Cost Approach – The cost approach uses the estimated cost to replace an asset adjusted for the obsolescence of the existing asset.

The Company ranks the fair value hierarchy of information sources from Level 1 (best) to Level 3 (worst). The Company uses these three levels to select inputs for valuation techniques:

Level I	Level 2	Level 3
Level 1 is a quoted price for an identical item in an active market on the measurement date. This is the most reliable evidence of fair value and is used whenever this information is available.	Level 2 is directly or indirectly observable inputs other than quoted prices. An example of a Level 2 input is a valuation multiple for a business unit based on comparable entities’ sales.	Level 3 is an unobservable input. It may include the Company’s data, adjusted for other reasonably available information. Examples of a Level 3 input are an internally generated financial forecast.

Basic and Diluted Income (Loss) per Share

The Company follows ASC 260, Earnings Per Share, to account for earnings per share. Basic earnings per share (“EPS”) calculations are determined by dividing net loss by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. As of December 31, 2022, and 2021, the Company had 115,847,349 and 114,713,525 basic and dilutive shares issued and outstanding, respectively. Common stock equivalents were anti-dilutive during the fiscal year ending December 31, 2022, and 2021 due to a net loss of $3,592,907 and $9,779,964, respectively. Common equivalent shares are excluded from the computation since their effect is anti-dilutive.

F-19

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in Topic 605, Revenue Recognition, including most industry-specific requirements. ASU 2014-09 establishes a five-step revenue recognition process; an entity will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. ASU 2014-09 also requires enhanced disclosures regarding the nature, amount, timing, and uncertainty of revenues and cash flows from customers’ contracts. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which defers the effective date of ASU 2014-09 by one (1) year. The Company adopted ASC 606 using the modified retrospective method applied to all contracts not completed as of January 1, 2019. The Company presents results for reporting periods beginning after January 1, 2019, under ASC 606, while prior period amounts are reported following legacy GAAP. Refer to Note 2, Revenue from Major Contracts with Customers, for further discussion on the Company’s accounting policies for revenue sources within the scope of ASC 606.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 840) to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The amendments to this standard are effective for fiscal years beginning after December 15, 2019. Early adoption of the amendments in this standard is permitted for all entities. The Company must recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The Company adopted this policy as of January 1, 2020, and there is no material affect on its financial reporting.

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement.” The amendments modify the disclosure requirements in Topic 820 to add disclosures regarding changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty. The amendments removed and modified certain disclosure requirements in Topic 820. The amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Certain amendments are to be applied prospectively, while others are to be applied retrospectively. Early adoption is permitted.

The Company adopted the ASU 2018-13 as of January 1, 2020. The Company used the Level 1 Fair Market Measurement to conduct a goodwill impairment analysis, resulting in a goodwill impairment of $144,098,143 on the acquisition of EvaMedia on December 31, 2021. The Company conducted goodwill impairment analysis of AdFlare acquisition, resulting in a goodwill impairment of $1,500,000 on December 31, 2022. We evaluate goodwill and acquired intangible assets for impairment at least annually to confirm if the carrying amount of acquired intangible assets exceeds their fair value. The acquired intangible assets primarily consist of assets under management, wealth management license, and our technology. We use various qualitative or quantitative methods for these impairment tests to estimate the fair value of our acquired intangible assets. We will recognize an impairment charge for the difference if the fair value is less than its carrying value.

ASU 2020-06, “Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity”, issued in August 2020 simplifies the accounting for convertible debt and convertible preferred stock by removing the requirements to present certain conversion features in equity separately. In addition, the amendments also simplify the guidance in ASC Subtopic 815-40, Derivatives and Hedging: Contracts in Entity’s Own Equity, by removing certain criteria that must be satisfied to classify a contract as equity, which is expected to decrease the number of freestanding instruments and embedded derivatives accounted for as assets or liabilities. Finally, the amendments revise the guidance on calculating earnings per share, requiring the use of the if-converted method for all convertible instruments and rescinding an entity’s ability to rebut the presumption of share settlement for instruments that may be settled in cash or other assets. The amendments are effective for public companies for fiscal years beginning after December 15, 2021. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020. The guidance must be adopted as of the beginning of the fiscal year of adoption. The Company does not expect this ASU 2020-06 to impact its condensed consolidated financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

F-20

NOTE 3 – GOING CONCERN

The Company has prepared consolidated financial statements on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the ordinary course of business. The Company has started generating revenues and growing its operations with limited capital. As a result, there is substantial doubt about the Company’s ability to continue as a going concern for the next twelve months after issuing these consolidated financial statements. The continuation of the Company as a going concern depends on financial support from its stockholders and its ability to obtain necessary equity financing to continue operations. For these reasons, our auditors have included an explanatory paragraph in their report on our audited financial statements regarding factors that raise substantial doubt that we will continue as a going concern.

The accumulated deficit on December 31, 2022, and 2021 was $18,131,587 and $14,538,680, respectively.

During the fiscal year ended December 31, 2022, and 2021, the Company incurred a net loss of $3,592,907 and $9,779,964. The working capital deficit as of December 31, 2022, and 2021 were $1,492,334 and $301,077.

Since its inception, the Company has sustained recurring losses and negative cash flows from operations. As of December 31, 2022, the Company had $38,506 cash on hand. The Company believes that future cash flows may not be sufficient to meet its debt obligations as they become due in the ordinary course of business for the foreseeable future. The Company continues to experience negative cash flows from operations and the ongoing requirement for substantial additional capital investment to develop its Eva Platform. The Company must raise additional capital to accomplish its growth plan over twelve to twenty-four months. The Company expects to obtain additional funding through private equity or public markets. However, there can be no assurance about the availability or terms such as financing and capital might be available.

The Company’s ability to continue as a going concern may depend on the success of management’s plans. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and liabilities that might be necessary should the Company cannot continue as a going concern.

To the extent the Company’s operations need to be improved to fund the Company’s capital requirements, the Company may attempt to enter into a revolving loan agreement with financial institutions or try to raise capital through the sale of additional capital stock issuance of debt.

The Company intends to continue its efforts to enhance its revenue from its diversified portfolio of technological solutions, become cash flow positive, and raise funds through private placement offerings and debt financing. As the Company increases its customer base globally and accepts its Eva Platform, it intends to acquire long-lived assets that will provide a future economic benefit beyond fiscal 2022.

F-21

NOTE 4 – CAPITALIZED WEBSITE AND SOFTWARE DEVELOPMENT COSTS

During the fiscal year ended December 31, 2022, and 2021, the estimated remaining weighted-average useful life of the Company’s capitalized software was three (3) years. The Company recognizes amortization expenses for capitalized software on a straight-line basis.

At December 31, 2022, the gross capitalized software asset and the accumulated software amortization expenses were $778,783 and $596,207, respectively. As a result, the unamortized balance of capitalized software on December 31, 2022 was $193,497.

At December 31, 2021, the gross capitalized software asset and the accumulated software amortization expenses were $778,783 and $378,430, respectively. As a result, the unamortized balance of capitalized software on December 31, 2021, was $411,275.

Estimated Amortization Expense:

Fiscal year ended December 31, 2023	$193,497
Fiscal year ended December 31, 2024	$0
Fiscal year ended December 31, 2025	$0
Total	$193,497

The Company has estimated aggregate amortization expense for each of the five succeeding fiscal years based on the estimated software asset’s lifespan of three (3) years.

NOTE 5– COMMITMENTS AND CONTINGENCIES

Office Facility and Other Operating Leases

As of September 28, 2021, the Company’s new corporate address was 1800 Century Park East, Suite 600, Los Angeles, CA 90067 (“California Lease”). The Company has signed the California Lease on a month-to-month basis, entitled the Company to use the office and conference space on a needs-only basis. The new lease payment is $229 per month, included in the General and Administrative expenses. For the fiscal year ended December 31, 2022, and 2021, the office’s rent payment was $2,748 and $916, included in the General and administrative expenses.

Employment Agreement

The Company has entered into a formalized employment agreement with its Chief Executive Officer (“CEO”) – David Boulette. The CEO’s annual salary is $216,000 per annum. The Company accrues compensation payable to the CEO in Accounts Payable and accrued expenses.

Pending Litigation

Management is unaware of any actions, suits, investigations, or proceedings (public or private) pending or threatened against or affecting the assets or affiliate of the Company.

F-22

NOTE 6 – PPP LOAN PAYABLE

On April 24, 2020, the Company received proceeds of Forty-Thousand Eight Hundred and Thirty-Two ($40,832) from the Promissory Note (“PPP Note”) under the Paycheck Protection Program under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The funding of the PPP Note is conditioned upon approval of the Company’s application by the Small Business Administration (SBA) and JPMorgan Chase Bank (“Bank”), receiving confirmation from the SBA that the Bank may proceed with the PPP Note. Suppose the SBA does not confirm forgiveness of the PPP Note, or only partly confirms forgiveness of the PPP Note, or the Company fails to apply for PPP Note forgiveness. In that case, the Company will be obligated to repay the Bank the total outstanding balance remaining due under the PPP Note, including principal and interest (the “PPP Note Balance”). In such a case, the Bank will establish the terms for repayment of the PPP Note Balance in a separate letter to the Company. The letter will set forth the PPP Note Balance, the amount of each monthly payment, the interest rate (not above a fixed rate of one percent (1.00%) per annum), the term of the PPP Note, and the maturity date of two (2) years from the funding date of the PPP Note. No principal or interest payments will be due before the end of the Deferment Period, which is nine months from April 24, 2020. As of December 31, 2022, $40,832 remains outstanding.

NOTE 7 – STOCKHOLDERS’ EQUITY

The Company’s authorized capital consists of 300,000,000 shares of common stock with a par value of $0.0001 per share, of which 115,847,349 are issued and outstanding as of December 31, 2022.

The Company has issued unregistered securities under exemptions from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

2022 Recent Sales of Unregistered Securities

In February 2022, the Company issued 280,000 units for net proceeds of $280,000. The unit consists of one common and one Warrant with an exercise price of $2.00 and a term of one year.

In June 2022, the Company issued 160,000 units for net proceeds of $160,000. The unit consists of one common and one Warrant with an exercise price of $2.00 and a term of one year.

In July 2022, the Company issued 90,000 units for net proceeds of $90,000. The unit consists of one common and one Warrant with an exercise price of $2.00 and a term of one year.

In July 2022, the Company issued 22,8000 shares to consultants for services valued at $68,400.

In July 2022, the Company issued 500,000 shares to acquire AdFlare, valued at $1,500,000.

In August 2022, the Company issued 78,800 units for net proceeds of $78,800. The unit consists of one common and one Warrant with an exercise price of $2.00 and a term of one year.

In August 2022, the Company issued 2,224 shares to consultants for services valued at $6,672.

2021 Recent Sales of Unregistered Securities

In September 2021, the Company settled all outstanding debt with former CEO Terry Fields. The Company issued 533,334 shares valued at $1,066,668.

On September 3, 2021, the Company issued 10,000 shares to a consultant valued at $29,990.

From October to November 2021, the Company issued 3,510,000 shares to a consultant for services valued at $6,250,000.

On September 28, 2021 (the ‘Acquisition Date’), the Company merged into EvaMedia Corp. (‘EvaMedia) by issuing 110,192,177 of its common stock.

On November 30, 2021, the Company issued 34,000 shares valued at $34,000.

F-23

NOTE 8 – INCOME TAXES

The Company has calculated income taxes using the asset and liability method of accounting. We have computed deferred income taxes by multiplying statutory rates applicable to estimated future-year differences between the financial statement and tax basis carrying amounts of assets and liabilities.

The income tax provision is summarized as follows:

	2022	2021
Federal corporate income tax rate	21%	21%
State corporate income tax rate	0%	0%
Total corporate income tax rate	21%	21%

	Deferred Tax Assets/Liability
Income Tax	December 31, 2022		December 31, 2021
	Book value	Tax value	Book value	Tax value
Income (Loss) per Books
M-1 Differences:	(3,592,907)	(754,510)	(9,779,964)	(2,053,792)
Stock/options issued for services	85,072	17,865	9,464,990	1,987,648
Depreciation and amortization	217,778	45,733	217,7788	45,733
Goodwill impairment	1,500,000	315,000	-	-
Tax income (loss)	(1,790,057)	(375,912)	(97,196)	(20, 411)

Prior Year NOL (excluding state tax)	(755,102)	(158,571)	(657,906)	(138,160)
Cumulative NOL	(2,545,159)	(534,483)	(755,102)	(158,571)

	December 31, 2022	December 31, 2021
Net operating loss carryforwards	534,483	158,571
Stock/options issued for services	17,865	1,987,648
Depreciation and amortization	45,733	45,733
Goodwill impairment	315,000	-
Tax rate change	-	-
Valuation allowance	(913,082)	(2,191,953)
Total	-	-

Tax at the statutory rate (21%)	(754,510)	(2,053,792)
State tax benefit, net of federal tax effect	-	-
Change in the valuation allowance	754,510	(2,053,792)
Total	-	-

For the fiscal year ended December 31, 2022, and 2021, the Company had cumulative net operating losses of $3,592,907 and $9,779,964, respectively, available for carryforward to offset future taxable income, which begins to expire in 2035. The Company has determined to provide full valuation allowances for our net deferred tax assets at the end of 2022 and 2021, including NOL carryforwards generated during the years. Based on its evaluation of positive and negative evidence, including our history of operating losses and the uncertainty of generating future taxable income, that would enable us to realize our deferred tax assets.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that we may not be able to realize some portion or all of the deferred tax assets. The ultimate realization of the deferred tax assets depends on generating future taxable income when those temporary differences become deductible.

Based on the available objective evidence, management believes it is more likely than not that the net deferred tax assets will not be fully realizable at December 31, 2022. Accordingly, management has maintained a full valuation allowance against its net deferred tax assets at December 31, 2021. The net change in the total valuation allowance for the 12 months ended December 31, 2022, decreased by $913,082 to $2,191,953. At December 31, 2022, and 2021, we had federal and state net operating loss carryforwards of approximately $754,510 and $2,053,792, respectively, expiring beginning in 2037 for the federal and 2037 for the state.

For the years ended December 31, 2022, and 2021, the Company analyzed its ASC 740 position and did not identified any uncertain tax positions defined under ASC 740. Should this position be determined in the future and the Company owes interest and penalties because of this, these would be recognized as interest expense and other expense, respectively, in the consolidated financial statements.

The Company has identified the United States Federal tax returns as its “major” tax jurisdiction. The United States Federal return for 2022 and 2021 has been submitted and accepted by the United States Internal Revenue Service. The Company was not subject to tax examination by authorities in the United States before 2015. The Delaware State Tax return for 2022 and 2021 has been submitted and accepted by the Delaware State Franchise Tax Board. Currently, the Company does not have any ongoing tax examinations.

The Company has no foreign tax expenses and liabilities as of December 31, 2022, and 2021.

F-24

NOTE 9 – WARRANT

In November 2021, the Company sold 34,000 units (common stock plus warrants) for financing valued at $34,000. The Company sold the common stock at $1 per share with full warrant coverage, an exercise price of $2, and a term of one year. The Company issued the securities with a restrictive legend.

In February 2022, the Company sold 280,000 units (common stock plus warrants) for financing valued at $280,000. The Company sold the common stock at $1 per share with full warrant coverage, an exercise price of $2, and a term of one year. The Company issued the securities with a restrictive legend.

In June 2022, the Company sold 1600,000 units (common stock plus warrants) for financing valued at $1600,000. The Company sold the common stock at $1 per share with full warrant coverage, an exercise price of $2, and a term of one year. The Company issued the securities with a restrictive legend.

In July 2022, the Company sold 90,000 units (common stock plus warrants) for financing valued at $90,000. The Company sold the common stock at $1 per share with full warrant coverage, an exercise price of $2, and a term of one year. The Company issued the securities with a restrictive legend.

In August 2022, the Company sold 78,800 units (common stock plus warrants) for financing valued at $78,800. The Company sold the common stock at $1 per share with full warrant coverage, an exercise price of $2, and a term of one year. The Company issued the securities with a restrictive legend.

Information About the Warrants Outstanding During Fiscal 2022 Follows:

Original Number of Warrants Issued	Exercise Price per Common Share	Exercisable at December 31, 2022	Became Exercisable	Exercised	Terminated / Canceled / Expired	Exercisable At December 30, 2022	Expiration Date
34,000	$2.00	34,000	34,000	-	-	-	Expired
280,000	$2.00	280,000	280,000	-	-	-	Feb 2023
160,000	$2.00	160,000	160,000	-	-	-	Jun 2023
90,000	$2.00	90,000	90,000	-	-	-	Jul 2023
78,800	$2.00	78,800	78,800	-	-	-	Aug 2023

The exercise price and the number of shares of Common Stock or other securities issuable on the exercise of the Warrants are subject to adjustment in certain circumstances, including stock dividend, recapitalization, reorganization, merger, or consolidation of the Company. However, no Warrant is subject to adjustment for issuances of Common Stock at a price below the exercise price of that Warrant.

NOTE 10 – OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements affecting our liquidity, capital resources, market risk support, credit risk support, or other benefits.

NOTE 11 – SUBSEQUENT EVENTS

None.

F-25

EVA LIVE INC.

FINANCIAL STATEMENTS

As of

JUNE 30, 2023

Together with

Report of Independent Registered Public Accounting Firm

F-26

EVA LIVE INC.

F-27

EVA LIVE, INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2023 (Unaudited)	December 31, 2022 (Unaudited)
Assets:
Current assets
Cash	$23,733	$38,506
Accounts receivable, net of allowance for doubtful accounts of $183,744 and $156,307, respectively	851,590	209,442
Other assets	1,405	1,405
Total current assets	$876,728	$249,353
Goodwill	2,010,606	2,010,606
Capitalized website development costs	84,608	193,497
Total assets	$2,971,942	$2,453,456
Liabilities and stockholders’ equity (deficit):
Accounts payable and accrued liabilities	1,725,194	1,535,707
Accounts payable related party	162,567	205,980
Total current liabilities	$1,887,761	$1,741,687
PPP loan	40,832	40,832
Total liabilities	$1,928,593	$1,782,519
Commitments and Contingencies (Note 9)
Stockholders’ equity:
Common stock, par value $0.0001, 300,000,000 shares authorized; 115,847,349 and 115,847,349 shares issued and outstanding, as of June 30, 2023, and December 31, 2022, respectively	11,585	11,585
Additional paid-in capital	18,790,939	18,790,939
Accumulated deficit	(17,759,175)	(18,131,587)
Total stockholders’ equity (deficit)	$1,043,349	$670,937
Total liabilities and stockholders’ deficit:	$2,971,942	$2,453,456

The accompanying notes are an integral part of these consolidated financial statements.

F-28

EVA LIVE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Sales	1,079,666	345,806	1,425,479	839,145
Total revenue	$1,079,666	$345,806	$1,425,479	$839,145
Operating expenses
General and administrative	141,696	312,156	343,006	1,440,029
Media traffic purchase	403,000	601,000	601,172	931,000
Amortization and depreciation	54,444	54,445	108,889	108,889
Total operatingexpenses	599,140	967,601	1,053,067	2,479,918
Operating income (loss)	480,526	(621,795)	372,412	(1,640,773)
Income (loss) before provision for income taxes	480,526	(621,795)	372,412	(1,640,773)
Provision (benefit) for income taxes	-	-	-	-
Net income (loss)	$480,526	$(621,795)	$372,412	$(1,640,773)
Net loss per common share, basic and diluted	0.00	(0.00)	0.00	(0.01)
Weighted average number of common shares outstanding basic and diluted	115,640,215	115,045,081	115,640,215	114,936,858

The accompanying notes are an integral part of these consolidated financial statements.

F-29

EVA LIVE, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

(Unaudited)

	No. of shares	Value	Additional paid-in capital	Accumulated deficit	Stocks payable	Total stockholders’ equity (deficit)
Three months ended June 30, 2022
Balance - March 31, 2022	114,993,525	$11,499	$16,887,154	$(15,557,658)	$-	$1,340,995

Balance June 30, 2022
Shares issued for cash valued at $1.00	160,000	16	159,984	-	-	160,000
Net loss	-	-	-	(621,795)	-	(621,795)
Balance - June 30, 2022	115,153,525	$11,515	$17,047,138	$(16,179,453)	$-	$879,200
Three months ended June 30, 2023
Balance - March 31, 2023	115,847,349	$11,585	$18,790,939	$(18,239,701)	$-	$562,823
Net loss	-	-	-	480,526	-	480,526
Balance -June 30, 2023	115,847,349	$11,585	$18,790,939	$(17,759,175)	$-	$1,043,349

The accompanying notes are an integral part of these consolidated financial statements.

F-30

EVA LIVE, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

(Unaudited)

	No. of shares	Value	Additional paid-in capital	Accumulated deficit	Total stockholders’ equity (deficit)
Six months ended June 30, 2022
Balance - December 31, 2021	114,713,525	$11,471	$16,607,181	$(14,538,680)	$2,079,972

Balance June 30, 2022
Shares issued for cash valued at $1.00	440,000	44	439,956	-	440,000
Net loss	-	-	-	(1,640,773)	(1,640,773)
Balance - June 30, 2022	115,153,525	$11,515	$17,047,138	$(16,179,453)	$879,200
Six months ended June 30, 2023
Balance - December 31, 2022	115,847,349	$11,585	$18,790,939	$(18,131,587)	$670,937
Net loss	-	-	-	372,412	372,412
Balance -June 30, 2023	115,847,349	$11,585	$18,790,939	$(17,759,175)	$1,043,349

The accompanying notes are an integral part of these consolidated financial statements.

F-31

EVA LIVE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30, 2023 (Unaudited)	June 30, 2022 (Unaudited)
Cash Flows from operating activities:
Net loss	$372,412	$(1,640,773)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	108,889	108,889
Changes in operating assets and liabilities:
Accounts receivable	(642,148)	-
Prepaid expense	-	875,875
Accounts payable and accrued expenses	189,487	197,867
Accounts payable - related party	(43,413)	8,633
Net Cash used in operating activities	$(14,773)	$(449,510)
Cash flow from investing activities:
Net Cash provided by investing activities	$-	$-
Common stock issued for cash	-	440,000
Net Cash Provided by financing activities	$-	$440,000
Net change in Cash and cash equivalents for the year	(14,773)	(9,510)
Cash and cash equivalents at the beginning of the year	38,506	33,523
Cash and cash equivalents at the end of the year	$23,733	$24,014

The accompanying notes are an integral part of these consolidated financial statements.

F-32

NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS

NATURE OF OPERATIONS

Background

Eva Live Inc. (the “Company”) was incorporated under the laws of the State of Nevada on August 27, 2002, as International Pit Boss Gaming, Inc. On October 1, 2002, the Company merged with Pro Roads Systems, Inc. (a Florida corporation), a public shell company traded on the pink sheets. Pro Roads Systems, Inc. had no operations before the merger. The purpose of the merger was to change the Company’s domicile from Florida to Nevada. From its inception to 2006, the Company designed and developed software for the gaming industry. The Company changed its name on February 14, 2006, to Logo Industries Corporation and, on November 18, 2008, to Malwin Ventures Inc. On February 11, 2014, the Company announced negotiations with Impact Future Media LLC, and their President/Founder, Francois Garcia, acquired 100% of Impact Future Media LLC and its media and entertainment assets. The Company announced the closing of this transaction on March 25, 2014. From March 2014 to September 28, 2021, the Company was involved in the entertainment, publishing, and interactive industry.

The Company’s year-end is December 31.

Stock Split

On September 9, 2021, the Company completed a reverse split in the amount of 1 for 150, Changed the Company’s name to Eva Live Inc., Changed the Company’s trading Symbol from MLWN to GOAI, and executed an Acquisition Agreement resulting in a change of control of the Issuer.

On September 10, 2021, the Financial Industry Regulatory Authority (“FINRA”) announced the effectiveness of a change in the Company’s name from “Malwin Ventures, Inc.” to “Eva Live, Inc.” (the “Name Change”) and a change in the Company’s ticker symbol from “MLWN” to the new trading symbol “GOAI” (the “Symbol Change”). Trading under the new ticker symbol began at market opening on July 11, 2021. The current shareholders do not require action from current shareholders concerning the change in the trading symbol. The Company’s CUSIP also changes to 98892100.

Recent Significant Transaction – EvaMedia Corp. Acquisition

As of September 28, 2021, Eva Live Inc. had limited operations, revenues, and a net financial liability of $55,909. The Company previously specialized in designing and developing software for the gaming sector. The Company underwent several name changes: first to Logo Industries Corporation on February 14, 2006, and then to Malwin Ventures Inc. on November 18, 2008. On February 11, 2014, Eva Live entered negotiations with Impact Future Media LLC. Subsequently, their President/Founder, Francois Garcia, secured ownership of 100% of Impact Future Media LLC, including all its media and entertainment assets. The Company finalized the acquisition on March 25, 2014. From that point until September 28, 2021, the Company operated within the spheres of entertainment, publishing, and interactivity with limited operations.

On September 28, 2021 (the ‘Acquisition Date’), the Company merged (‘Acquisition’) into EvaMedia Corp. (‘EvaMedia). Upon completion of the Acquisition, the Company acquired all issued and outstanding shares of capital stock of EvaMedia. As a result, the Company issued 110,192,177 shares of the Company’s common stock to shareholders of EvaMedia, and immediately following the Acquisition, 111,169,525 shares of common stock were issued and outstanding. As a result, EvaMedia’s shareholders control 99.12% of issued and outstanding shares of the Company on a fully diluted basis. Following the Acquisition, David Boulette of EvaMedia became the company’s CEO, director, and controlling shareholder. He appointed two additional board members from EvaMedia, Phil Aspin and Darly Walser. Terry Fields remained the only board member from the Company.

We have accounted the Acquisition as a reverse acquisition under the acquisition method of accounting per ASC 805, with EvaMedia treated as the accounting acquirer and the Company treated as the “acquired” company for financial reporting purposes. We determine EvaMedia an accounting acquirer based on the following facts: (i) after the reverse merger, former shareholders of EvaMedia held a majority of the voting interest of the combined company; (ii) former Board of Directors of EvaMedia possess majority control of the Board of Directors of the combined company; (iii) members of the management of EvaMedia are responsible for the management of the combined company. As such, we have treated the financial statements of EvaMedia as the historical financial statements of the combined company, and (iv) EvaMedia’s relative size measured in assets and revenues is significantly larger than that of the Company.

We have deemed EvaMedia to be the acquiring company for accounting purposes, and the transaction was accounted for as a reverse acquisition following accounting principles generally accepted in the United States (“US GAAP”). Before the Acquisition, the Company changed its name from Malwin Ventures, Inc. to Eva Live, Inc. As used in these condensed consolidated financial statements, unless otherwise indicated, all references herein to “Eva Live,” the “Company,” “we,” or “us” refer to Eva Live, Inc..We have identified the Company as the legal acquirer, as it is the entity that issued securities. Comparatively, we have identified EvaMedia as the legal acquiree, the entity whose equity interests are acquired.

We consider the Acquisition a reverse acquisition; therefore, the purchase consideration is the Company’s fair value as of September 28, 2021. The number of shares issued and outstanding for the Company just before the Acquisition Date was 977,348, with a market price of $2.000 quoted on the OTC Bulletin Board under the trading symbol GOAI. We estimated the purchase price and the book value or net financial liability of the Company to be $1,954,697 and $55,909. As a result, we recorded Goodwill as the difference between the purchase price and book value, $2,010,606. The Company carried out the Goodwill Impairment Analysis as of December 31, 2021, where the carrying value of the Goodwill as of December 31, 2021, is $2,010,606. The fair market value of the implied Goodwill is approximately $74,945,552, which is higher than the carrying value, and thus, the Company did not record any impairment as of December 31, 2021.

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NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS (continued)

The table below represents EvaMedia’s Goodwill recorded based on management’s preliminary assessment of the Acquisition Date fair value of the assets acquired and liabilities assumed:

The Company’s Balance Sheet as of September 28, 2021:

Description	Book Value, $
Cash	$932
Accounts payable	50,000
Due to related party	6,841
Net assets (A)	$(55,909)
Company share (B)	977,348
Share price (C)	$2.00
Consideration or purchase price (D) = (B) X (C)	1,954,697
Goodwill (D) – (A)	$2,010,606

We have determined the method of accounting for the reverse acquisition guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805 Business Combinations (“ASC 805”),

We prepared the consolidated financial statements for the fiscal year ending December 31, 2021, following a reverse acquisition under Eva Live Inc. (accounting acquiree), but as a continuation of the financial statements of EvaMedia (accounting acquirer). We have made one adjustment: retroactively adjusting EvaMedia’s legal capital to reflect the legal capital of the Company. We calculated the adjustment based on the share exchange ratio of one new share of Company common stock for every share of EvaMedia capital stock previously issued and outstanding. Comparative information preserved in these consolidated financial statements is also retroactively adjusted to reflect the legal capital of the Company. The legal capital on December 31, 2022, reflects the legal capital of the Company after the Acquisition date and therefore requires no adjustment.

AdFlare Acquisition

On July 13, 2022, the Company entered into a Share Exchange Agreement (“AdFlare SEA”) with AdFlare Limited, a company duly formed under the laws of Ireland (Reg. Number: 714192) (“AdFlare”), and the shareholders of AdFlare, Phil Aspin, an individual and Stephen Adds, an individual (collectively, the “Shareholders”) whereby the Company acquired One Hundred (100%) percent of the issued and outstanding shares of AdFlare in exchange for 500,000 shares of the Company’s restricted common stock valued at $1,500,000 using the discounted cash flow methodology. Mr. Phil Aspin, co-founder of AdFlare, has been a member of the Company’s Board of Directors since September 28, 2021. The Company carried out the Goodwill Impairment Analysis as of December 31, 2022, where the carrying value of the Goodwill as of December 31, 2022, is $1,500,000. The fair market value of the implied Goodwill is approximately $0, which is less than the carrying value, and thus, the impairment as of December 31, 2022, is $1,500,000.

AdFlare, a wholly-owned subsidiary of the Company, is a leader in the specialized field of “Header Bidding,” with a deep contextual understanding of an array of ad technologies spanning search, display, and video across mobile and desktop, providing solutions to help all publishers drive revenue. Header bidding, also known as advance or pre-bidding, is a technology wherein publishers simultaneously offer their inventory to multiple ad exchanges, advertisers, and agencies. The idea is that by letting various buyers bid on the same inventory at the same time, in real time, there’s more competition driving up the auction pressure and a chance to serve each impression at a higher Cost Per Mille rate (“CPM rate”), meaning capturing additional revenue. AdFlare has a track record of delivering over 1 billion ad impressions a month and increasing Google AdX over Google AdSense CPM by over 30%, with an average fill rate of 99.9% in the US market.

The table below represents the Goodwill recorded based on management’s preliminary assessment of the Acquisition Date fair value of the assets acquired and liabilities assumed:

Description	Book Value, $
Consideration or purchase price	1,500,000
Total net assets of AdFlare	-
Goodwill recorded	$1,500,000

Consolidation of EvaMedia income statement from the Acquisition Date to December 31, 2022:

Description	Value, $
Sales	-
Operating expenses
Professional fees	-
General and administrative	-
Media traffic purchase	-
Goodwill impairment	1,500,000
Net loss	1,500,000

Current Operations

As of September 28, 2021, the Company’s vision is to build the world’s leading digital media platform to deliver measurable business outcomes at scale for regional and global brands, agencies, and retailers across different marketing goals. Our system continually learns to achieve trusted and impactful digital advertising solutions, eliminating ad fraud, lag, and error to produce unmatched digital advertising optimization. Effective September 28, 2021, David Boulette is the Company’s Chief Executive Officer and Director. At present, the Company currently has four directors. The one non-executive director is Terry Fields. The three executive directors are David Boulette, Phil Aspin, and Daryl Walser.

Eva Live is a technology company that has developed an automated and intelligent advertiser campaign management platform, Eva Platform. Our Platform enables advertisers (‘customers, clients’) to buy advertising space on several digital channels to reach their desired audience. Our technology intends to address the needs of markets where high-volume advertisers want automated advertising purchases to have high conversion rates. We focus on data-driven marketing and cross-channel measurement, which are critical to businesses looking to optimize their marketing budget and reach audiences across all their integrated advertising efforts.

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NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS (continued)

We operate at the junction of digital marketing and media monetization. We enable market awareness of companies and brands by providing best-in-class digital marketing and monetization services on the Internet. Our typical customers are advertising agencies (classified under SIC7319) and businesses in various industries seeking to market their products and services using our platform, including media companies, financial institutions, and other retail entities. Most of our customers are from North America, mainly US and Canada. For the fiscal year ending December 31, 2022, we had seven (7) customers, primarily from North America, compared to three (3) customers for the fiscal year ending December 31, 2021. The top three customers represent over 92% of revenue for the fiscal year ending December 31, 2022, and 2021. Our company’s financial health is highly dependent on these top customers. If any of them were to significantly reduce their spending or cease doing business with your company, it could have a major impact on your revenue and overall financial health. Such customers advertise with media through us and engage in media buying services such as online traffic from the Eva Platform. We also deal with businesses (as described under NAICS 541810) that utilize our in-house digital marketing capabilities, including advice, creative services, account management, production of advertising material, media planning, and buying (i.e., placing advertising).

We execute our business through Eva Platform based on Artificial Intelligence, or AI, to match advertising campaigns to specific ad spots one at a time. Our system creates conversion mapping tables that allow us to increase conversion rates by analyzing those trends with optimized historical conversion rates and further capitalizing on and improving those rates. We leverage “big data,” an accumulation of data that is too large and complex for processing by traditional database management tools. Since more companies are attempting to leverage big data to make strategic business decisions, we have built automated tools that analyze the data and feed the relevant information into our decision logic. We have designed our solution to optimize brand campaigns to create brand awareness and direct response campaigns with a fixed conversion point.

In November 2020, the Company completed the development of the Eva XML Platform, where the Platform buys traffic from various sources and sells that traffic to landing pages that display advertising via XML feeds. A price discrepancy exists between buying traffic on display and native platforms for specific keywords in an ad campaign and the XML search feeds. The Eval XML Platform manages the entire ad buying/selling process by integrating into Google, Microsoft, Taboola, Revcontent, Gemini, and Facebook. The Eva XML Platform creates thousands of ads with the push of a button. The Eva XML Platform manages the spending depending on the performance of keywords in the ad campaign to maximize the arbitrage revenue.

The Company earns revenues from advertisers by signing purchase or insertion orders based on Standard Terms and Conditions for Internet Advertising for Media Buys One Year or Less, Version 3.0, as defined in 4’s/IAB. We intend to offer media companies and advertising agencies a standard for conducting business acceptable to both parties based on such terms and conditions. When incorporated into an insertion order, this protocol represents the Company and its customers’ shared understanding of doing business. The Company may also sign additional documents to cover sponsorships and other arrangements involving content association, integration, and special production. The Company considers an insertion order with its customers, a binding contract with the customer, or other similar documentation reflecting the terms and conditions under which it provides products or services. As a result, the Company considers the insertion order persuasive evidence of an arrangement. Each insertion is specific to the customer, defines each party’s fee schedule, duties, and responsibilities, and is governed by 4’s/IAB Version 3.0 for renewal and termination terms, confidentiality agreement, dispute resolution, and other clauses necessary for such contract.

Rounding Error

Due to rounding, numbers presented in the financial statements for the period ending June 30, 2023, and 2022, and throughout the report may not add up precisely to the totals provided, and percentages may not exactly reflect the absolute figures.

The COVID-19 Pandemic

In March 2020, the World Health Organization declared a novel coronavirus (COVID-19) outbreak a pandemic throughout the United States. China started as the center of the COVID-19 epidemic but spread to several other countries. Many countries worldwide, including the United States, have implemented significant governmental measures to control the spread of the virus, including temporary closure of businesses, severe restrictions on travel and the movement of people, and other material limitations on our business. These measures have resulted in work stoppages, absenteeism in the Company’s labor workforce, and other disruptions. The extent to which the coronavirus impacts our operations will depend on future developments. These developments are highly uncertain. We cannot predict them with confidence, including the duration and severity of the outbreak and the actions required to contain the coronavirus or treat its impact. In particular, the spread of the coronavirus globally could adversely impact our operations and workforce, including our marketing and sales activities and ability to raise additional capital, which could harm our business, financial condition, and operation results.

Russia – Ukraine Conflict

The geopolitical situation in Eastern Europe intensified on February 24, 2022, with Russia’s invasion of Ukraine. The war between the two countries continues to evolve as military activity continues. The United States and certain European countries have imposed additional sanctions on Russia and specific individuals. The Company has no operation exposure in the region affected by war. As of the date of this report, there has been no disruption in our operations.

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NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes represent the Company’s management, responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects. We have applied them consistently in preparing the accompanying financial statements.

Financial Statement Preparation and Use of Estimates

Preparing financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclose contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include Cash on hand, deposits at banking institutions, and all highly liquid short-term investments with original maturities of 90 days or less. The Company had a cash balance of $23,733 and $38,506 as of June 30, 2023 and December 31, 2022.

Accounts Receivable

Accounts Receivable primarily represents the amount due from two (2) customers. In some cases, the customer receivables are due immediately on demand; however, in most cases, the Company offers net 45 terms or n/45, where the payment is due in full 45 days after the invoice’s date. The Company bases the allowance for doubtful accounts on its assessment of the collectability of customer accounts. The Company regularly reviews the allowance by considering historical experience, credit quality, the accounts receivable balances’ age, and economic conditions that may affect a customer’s ability to pay and expected default frequency rates. Trade receivables are written off at the point when they are considered uncollectible.

At March 31, 2203, and December 31, 2022, the management determined that the allowance for doubtful accounts was $183,744 and $156,307, respectively. The bad debt expense for the three months ended June 30, 2023, and 2022 was $28,437 and $0, respectively.

Office Lease

Effective May 21, 2020, the Company’s new corporate address was 1800 Century Park East, Suite 600, Los Angeles, CA 90067 (“California Lease”). The Company has signed the California Lease on a month-to-month basis, entitled the Company to use the office and conference space on a needs-only basis. The new lease payment is $229 per month, included in the General and Administrative expenses. For the six months ending June 30, 2023, and 2022, the office’s rent payment was $1,374 and $1,374, included in the General and administrative expenses.

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NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Our typical customers are advertising agencies classified under SIC7319, which advertise with media but perform no creative services (media buying services such as online traffic from EvaMedia). We also deal with businesses (as described under NAICS 541810) organized to provide a full range of services (i.e., through in-house capabilities or subcontracting), including advice, creative services, account management, production of advertising material, media planning, and buying (i.e., placing advertising).

The Company earns revenues from advertisers by signing purchase or insertion orders based on Standard Terms and Conditions for Internet Advertising for Media Buys One Year or Less, Version 3.0, as defined in 4’s/IAB. Such terms and conditions are intended to offer media companies and advertising agencies an acceptable standard for conducting business for both parties. When incorporated into an insertion order, this protocol represents the Company and its customers’ shared understanding of doing business. The Company may also sign additional documents to cover sponsorships and other arrangements involving content association, integration, and special production. The Company considers an insertion order with its customers, a binding contract with the customer, or other similar documentation reflecting the terms and conditions under which it provides products or services. As a result, the Company considers the insertion order persuasive evidence of an arrangement. Each insertion is specific to the customer, defines each party’s fee schedule, duties, and responsibilities, and is governed by 4’s/IAB Version 3.0 for renewal and termination terms, confidentiality agreement, dispute resolution, and other clauses necessary for such contract.

The Company adopted ASU 2014-09 Revenue for insertion/purchase orders, or contract(s) (from now on known as ‘contracts’) received from customers.

The Company recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services as per the contract with the customer. As a result, the Company accounts for revenue contracts with customers by applying the requirements of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (Topic 606), which includes the following steps:

●	Identify the contract(s) and subsequent amendments with the customer.
●	Identify all the performance obligations in the contract and subsequent amendments.
●	Determine the transaction price for completing performance obligations.
●	Allocate the transaction price to the performance obligations in the contract.
●	Recognize the revenue when, or as, the Company satisfies a performance obligation.

The Company adopted ASC 606 using the modified retrospective method applied to all contracts not completed as of January 1, 2018. The Company presents results for reporting periods beginning after January 1, 2018, under ASC 606, while prior period amounts are reported following legacy GAAP. In addition to the above guidelines, the Company also considers implementation guidance on warranties, customer options, licensing, and other topics. The Company considers revenue collectability, methods for measuring progress toward complete satisfaction of a performance obligation, warranties, customer options for additional goods or services, non-refundable upfront fees, licensing, customer acceptance, and other relevant categories.

The Company accounts for a contract when the Company and the customer (‘parties’) have approved the contract and are committed to performing their respective obligations, where each party can identify their rights, obligations, and payment terms; the contract has commercial substance. The Company will probably collect all of the consideration substantially. Revenue is recognized when performance obligations are satisfied by transferring control of the promised service to a customer. The Company fixes the transaction price for goods and services at contract inception. The Company’s standard payment terms are generally net 30 days and, in some cases, due upon receipt of the invoice.

The Company considers contract modification as a change in the scope or price (or both) of a contract that the parties approve. The parties describe contract modification as a change order, a variation, or an amendment. A contract modification exists when the parties to the contract approve a modification that either creates new or changes existing enforceable rights and obligations of the parties to the contract. The Company assumes a contract modification when approved in writing, by oral agreement, or implied by the customary business practice of the customer. If the parties to the contract have not agreed on a contract modification, the Company continues to apply the guidance to the existing contract until the contract modification is approved. The Company recognizes contract modification in various forms – including but not limited to partial termination, an extension of the contract term with a corresponding price increase, adding new goods and services to the contract, with or without a corresponding price change, and reducing the contract price without a change in goods or services promised.

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NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

For all its goods and services, at contract inception, the Company assesses the solutions or services, or bundles of solutions and services, obligated in the contract with a customer to identify each performance obligation within the contract and then evaluate whether the performance obligations are capable of being distinct and distinct within the context of the contract. Solutions and services that are not capable of being distinct and distinct within the context of the agreement are combined and treated as a single performance obligation in determining the allocation and recognition of revenue. For multi-element transactions, the Company allocates the transaction price to each performance obligation on a relative standalone selling price basis. The Company determines the standalone selling price for each item at the transaction’s inception involving these multiple elements.

Performance Obligation	Types of Deliverables	When Performance Obligation is Typically Satisfied
Insertion Order for Online Advertising	The Company sets up the advertising campaign on Eva’s demand-side Platform. It specifies types of ads (banner, search, video, etc.), place of the campaign (Website, mobile, or ad networks), and target of the ads (demographics, interests, etc.).	The Company recognizes the consulting revenues when the customer receives services over the length of the contract. If the customer pays the Company in advance for these services, the Company records such payment as deferred revenue until the Company completes the services.

The Company assumes that the goods or services promised in the existing contract will be transferred to the customer to determine the transaction price. The Company believes the agreement will not be canceled, renewed, or modified; therefore, the transaction price includes only those the Company has rights to under the present contract. For example, suppose the Company agrees with a customer with an original term of one year and expects the customer to renew for a second year. In that case, the Company will determine the transaction price based on the initial one-year period. When choosing the transaction price, the Company first identifies the fixed consideration, including non-refundable upfront payment amounts.

To allocate the transaction price, the Company allocates an amount that best represents the consideration the entity expects to receive for transferring each promised good or service to the customer. To meet the allocation objective, the Company allocates the transaction price to each performance obligation identified in the contract on a relative standalone selling price basis. In determining the standalone selling price, the Company uses the best evidence of the standalone selling price that the Company charges to similar customers in similar circumstances. The Company sometimes uses the adjusted market assessment approach to determine the standalone selling price. It evaluates the market in which it sells the goods or services and estimates the price customers would pay for those goods or services when sold separately.

The Company recognizes revenue when or as it transfers the promised goods or services in the contract. The Company considers the “transfers” of the promised goods or services when the customer obtains control of the goods or services. The Company believes a customer “obtains control” of an asset when, or as, it can directly use and obtain all the remaining benefits from the asset substantially. The Company recognizes deferred revenue related to services it will deliver within one year as a current liability. The Company presents deferred revenue related to services that the Company will provide more than one year into the future as a non-current liability.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of Cash. The Company places its Cash with a major banking institution. The Company did not have cash balances over the Federal Deposit Insurance Corporation limit on December 31, 2022.

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NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Legal Proceedings

The Company discloses a loss contingency if at least a reasonable possibility that a material loss has been incurred. The Company records its best estimate of loss related to pending legal proceedings when the loss is considered probable, and the amount can be reasonably estimated. The Company can reasonably estimate a range of loss with no best estimate; the Company records the minimum estimated liability. As additional information becomes available, the Company assesses the potential liability of pending legal proceedings, revises its estimates, and updates its disclosures accordingly. The Company’s legal costs associated with defending itself are recorded as expenses incurred. The Company is currently not involved in any litigation.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment following FASB ASC 360, Property, Plant, and Equipment. Long-lived assets are tested for recoverability whenever events or changes in circumstances indicate that the Company may not recover the carrying amounts. An impairment charge amount is recognized if and when the asset’s carrying value exceeds the fair value.

On July 13, 2022, the Company entered into a Share Exchange Agreement (“AdFlare SEA”) with AdFlare Limited, a company duly formed under the laws of Ireland (Reg. Number: 714192) (“AdFlare”), and the shareholders of AdFlare, Phil Aspin, an individual and Stephen Adds, an individual (collectively, the “Shareholders”) whereby the Company acquired One Hundred (100%) percent of the issued and outstanding shares of AdFlare in exchange for 500,000 shares of the Company’s restricted common stock valued at $1,500,000. The Company carried out the Goodwill Impairment Analysis as of December 31, 2022, where the carrying value of the Goodwill as of December 31, 2022, is $1,500,000. The fair market value of the implied Goodwill is approximately $0, which is less than the carrying value, and thus the impairment as of December 31, 2022, is $1,500,000.

On September 28, 2021 (the ‘Acquisition Date’), the Company merged (‘Acquisition’) into EvaMedia Corp. (‘EvaMedia). Upon completion of the Acquisition, the Company acquired all issued and outstanding shares of capital stock of EvaMedia. We consider the Acquisition a reverse acquisition; therefore, the purchase consideration is the Company’s fair value as of September 28, 2021. The number of shares issued and outstanding for the Company just before the Acquisition Date was 977,348, with a market price of $2.000 quoted on the OTC Bulletin Board under the trading symbol GOAI. We estimated the purchase price and the book value or net financial liability of the Company to be $1,954,697 and $55,909. As a result, we recorded Goodwill as the difference between the purchase price and book value, $2,010,606. The Company carried out the Goodwill Impairment Analysis as of December 31, 2021, where the carrying value of the Goodwill as of December 31, 2021, is $2,010,606. The fair market value of the implied Goodwill is approximately $74,945,552, which is higher than the carrying value, and thus, the Company did not record any impairment as of December 31, 2021.

Provision for Income Taxes

The provision for income taxes is determined using the asset and liability method. This method calculates deferred tax assets and liabilities based on the temporary differences between the consolidated financial statement and income tax bases of assets and liabilities using the enacted tax rates applicable each year.

The Company utilizes a two-step approach to recognizing and measuring uncertain tax positions (“tax contingencies”). The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount, more than 50%, likely to be realized upon ultimate settlement.

The Company considers many factors when evaluating and estimating its tax positions and benefits, which may require periodic adjustments and may not accurately forecast actual outcomes. The Company includes interest and penalties related to tax contingencies in the provision of income taxes in the consolidated statements of operations. Management of the Company does not expect the total amount of unrecognized tax benefits to change significantly in the next 12 months.

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NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Website and Software Development Costs

By ASC 985-20, Software development costs, including costs to develop software sold, leased, or otherwise marketed, are capitalized after establishing technological feasibility, if significant. The Company amortizes the Capitalized software development costs using the straight-line amortization method over the estimated useful life of the application software. By December 2018, the Company completed the activities (planning, designing, coding, and testing) necessary to establish that it could produce and meet the design specifications of the Eva Platform and its various components. The Company estimates the useful life of the software to be three (3) years.

The Company includes certain Website and app purchases as part of these capitalized costs. The capitalization of website costs is a significant portion of the total assets. The Company capitalizes on significant expenses incurred during the application development stage for internal-use software. The Company does not believe that capitalizing software development costs are material.

The Company accounts for website development costs following Accounting Standards Codification 350-50 “Website Development Costs” (ASC 350-50). The Company capitalizes on external website development costs (“website costs”), which primarily include:

●	third-party costs related to acquiring domains and developing applications,
●	as well as costs incurred to develop or acquire and customize code for web applications,
●	costs to develop HTML web pages or develop templates and
●	costs to create original graphics for the Website that included the design or layout of each page.

The Company also capitalizes on costs incurred in the website application and infrastructure development; we account for such costs following ASC 350-50. The Company estimates the useful life of the Website to be three (3) years.

Share-based compensation to employees and non-employees

The Company uses ASC 718 guidance to apply share-based compensation accounting to certain employees and non-employee individuals, such as outsourced employees, non-employee directors, and consultants performing management functions, are employees or non-employees. The differences in the accounting for share-based payment awards granted to an employee versus a non-employee relate to the measurement date and recognition requirements. The Company believes an employee is the one who has the right to exercise sufficient control to establish an employer-employee relationship based on common law, as illustrated in case law and currently under US Internal Revenue Service (IRS) Revenue Ruling 87-41.

Restricted securities are securities acquired in unregistered, private sales from the Company or an affiliate. The restricted securities require the owner to follow the US Securities Exchange Commission guidelines defined under Rule 144 - Selling Restricted and Control Securities. On the other hand, restricted shares issued for consideration other than for goods or employee services are fully paid for immediately. As a result, the Company has expensed these shares at the time of the contract. There is no vesting period for non-employees.

Fair Value

The Company uses current market values to recognize certain assets and liabilities at a fair value. The fair value is the estimated price at which an asset can be sold, or a liability settled in an orderly transaction to a third party under current market conditions. The Company uses the following methods and valuation techniques for deriving fair values:

Market Approach – The market approach uses the prices associated with actual market transactions for similar or identical assets and liabilities to derive a fair value.

Income Approach – The income approach uses estimated future cash flows or earnings, adjusted by a discount rate representing the time value of money and the risk of cash flows not being achieved to derive a discounted present value.

Cost Approach – The cost approach uses the estimated cost to replace an asset adjusted for the obsolescence of the existing asset.

The Company ranks the fair value hierarchy of information sources from Level 1 (best) to Level 3 (worst). The Company uses these three levels to select inputs for valuation techniques:

Level I	Level 2	Level 3
Level 1 is a quoted price for an identical item in an active market on the measurement date. This is the most reliable evidence of fair value and is used whenever this information is available.	Level 2 is directly or indirectly observable inputs other than quoted prices. An example of a Level 2 input is a valuation multiple for a business unit based on comparable entities’ sales.	Level 3 is an unobservable input. It may include the Company’s data, adjusted for other reasonably available information. Examples of a Level 3 input are an internally generated financial forecast.

Basic and Diluted Income (Loss) per Share

The Company follows ASC 260, Earnings Per Share, to account for earnings per share. Basic earnings per share (“EPS”) calculations are determined by dividing net loss by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. As of December 31, 2022, and 2021, the Company had 115,847,349 and 114,713,525 basic and dilutive shares issued and outstanding, respectively. Common stock equivalents were anti-dilutive during the fiscal year ending December 31, 2022, and 2021 due to a net loss of $3,592,907 and $9,779,964, respectively. Common equivalent shares are excluded from the computation since their effect is anti-dilutive.

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NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in Topic 605, Revenue Recognition, including most industry-specific requirements. ASU 2014-09 establishes a five-step revenue recognition process; an entity will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. ASU 2014-09 also requires enhanced disclosures regarding the nature, amount, timing, and uncertainty of revenues and cash flows from customers’ contracts. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which defers the effective date of ASU 2014-09 by one (1) year. The Company adopted ASC 606 using the modified retrospective method applied to all contracts not completed as of January 1, 2019. The Company presents results for reporting periods beginning after January 1, 2019, under ASC 606, while prior period amounts are reported following legacy GAAP. Refer to Note 2, Revenue from Major Contracts with Customers, for further discussion on the Company’s accounting policies for revenue sources within the scope of ASC 606.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 840) to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The amendments to this standard are effective for fiscal years beginning after December 15, 2019. Early adoption of the amendments in this standard is permitted for all entities. The Company must recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The Company adopted this policy as of January 1, 2020, and there is no material affect on its financial reporting.

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement.” The amendments modify the disclosure requirements in Topic 820 to add disclosures regarding changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty. The amendments removed and modified certain disclosure requirements in Topic 820. The amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Certain amendments are to be applied prospectively, while others are to be applied retrospectively. Early adoption is permitted.

The Company adopted the ASU 2018-13 as of January 1, 2020. The Company used the Level 1 Fair Market Measurement to conduct a goodwill impairment analysis, resulting in a goodwill impairment of $144,098,143 on the acquisition of EvaMedia on December 31, 2021. The Company conducted goodwill impairment analysis of AdFlare acquisition, resulting in a goodwill impairment of $1,500,000 on December 31, 2022. We evaluate goodwill and acquired intangible assets for impairment at least annually to confirm if the carrying amount of acquired intangible assets exceeds their fair value. The acquired intangible assets primarily consist of assets under management, wealth management license, and our technology. We use various qualitative or quantitative methods for these impairment tests to estimate the fair value of our acquired intangible assets. We will recognize an impairment charge for the difference if the fair value is less than its carrying value.

ASU 2020-06, “Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity”, issued in August 2020 simplifies the accounting for convertible debt and convertible preferred stock by removing the requirements to present certain conversion features in equity separately. In addition, the amendments also simplify the guidance in ASC Subtopic 815-40, Derivatives and Hedging: Contracts in Entity’s Own Equity, by removing certain criteria that must be satisfied to classify a contract as equity, which is expected to decrease the number of freestanding instruments and embedded derivatives accounted for as assets or liabilities. Finally, the amendments revise the guidance on calculating earnings per share, requiring the use of the if-converted method for all convertible instruments and rescinding an entity’s ability to rebut the presumption of share settlement for instruments that may be settled in cash or other assets. The amendments are effective for public companies for fiscal years beginning after December 15, 2021. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020. The guidance must be adopted as of the beginning of the fiscal year of adoption. The Company does not expect this ASU 2020-06 to impact its condensed consolidated financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

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NOTE 3 – GOING CONCERN

The Company has prepared consolidated financial statements on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the ordinary course of business. The Company has started generating revenues and growing its operations with limited capital. As a result, there is substantial doubt about the Company’s ability to continue as a going concern for the next twelve months after issuing these consolidated financial statements. The continuation of the Company as a going concern depends on financial support from its stockholders and its ability to obtain necessary equity financing to continue operations.

The accumulated deficit on June 30, 2023, and December 31, 2022, was $17,759,175 and $18,131,587, respectively.

During the six months ending June 30, 2023, and 2022, the Company incurred a net income (loss) of $372,412 and $1,640,773. The working capital deficit as of June 30, 2023, and December 31, 2022, were $1,011,033 and $1,492,334.

Since its inception, the Company has sustained recurring losses and negative cash flows from operations. As of June 30, 2023, and December 31, 2022, the Company had $23,733 and $38,506 cash. The Company believes that future cash flows may not be sufficient to meet its debt obligations as they become due in the ordinary course of business for the foreseeable future. The Company continues to experience negative cash flows from operations and the ongoing requirement for substantial additional capital investment to develop its Eva Platform. The Company must raise additional capital to accomplish its growth plan over twelve to twenty-four months. The Company expects to obtain additional funding through private equity or public markets. However, there can be no assurance about the availability or terms such as financing, and capital might be available.

The Company’s ability to continue as a going concern may depend on the success of management’s plans. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and liabilities that might be necessary should the Company cannot continue as a going concern.

To the extent the Company’s operations need to be improved to fund the Company’s capital requirements, the Company may attempt to enter into a revolving loan agreement with financial institutions or try to raise capital through the sale of additional capital stock issuance of debt.

The Company intends to continue its efforts to enhance its revenue from its diversified portfolio of technological solutions, become cash flow positive, and raise funds through private placement offerings and debt financing. As the Company increases its customer base globally and accepts its Eva Platform, it intends to acquire long-lived assets that will provide a future economic benefit beyond fiscal 2022.

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NOTE 4 – CAPITALIZED WEBSITE AND SOFTWARE DEVELOPMENT COSTS

During the three months ending June 30, 2023, and 2022, the estimated remaining weighted-average useful life of the Company’s capitalized software was three (3) years. The Company recognizes amortization expenses for capitalized software on a straight-line basis.

At June 30, 2023, the gross capitalized software asset and the accumulated software amortization expenses were $778,783 and $705,096, respectively. As a result, the unamortized balance of capitalized software on December 31, 2021, was $73,687.

At December 31, 2022, the gross capitalized software asset and the accumulated software amortization were $778,783 and $596,207, respectively. As a result, the unamortized balance of capitalized software on December 31, 2022, was $193,497.

The Company has estimated aggregate amortization expense for each of the five succeeding fiscal years based on the estimated software asset’s lifespan of three (3) years.

NOTE 5– COMMITMENTS AND CONTINGENCIES

Office Facility and Other Operating Leases

As of September 28, 2021, the Company’s new corporate address was 1800 Century Park East, Suite 600, Los Angeles, CA 90067 (“California Lease”). The Company has signed the California Lease on a month-to-month basis, entitled the Company to use the office and conference space on a needs-only basis. The new lease payment is $229 per month, included in the General and Administrative expenses. For the six months ending June 30, 2023, and 2022, the office’s rent payment was $1,374 and $1,374, included in the General and administrative expenses.

Employment Agreement

The Company has entered into a formalized employment agreement with its Chief Executive Officer (“CEO”) – David Boulette. The CEO’s annual salary is $216,000 per annum. The Company accrues compensation payable to the CEO in Accounts Payable and accrued expenses.

Pending Litigation

Management is unaware of any actions, suits, investigations, or proceedings (public or private) pending or threatened against or affecting the assets or affiliate of the Company.

NOTE 6 – PPP LOAN PAYABLE

On April 24, 2020, the Company received proceeds of Forty-Thousand Eight Hundred and Thirty-Two ($40,832) from the Promissory Note (“PPP Note”) under the Paycheck Protection Program under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The funding of the PPP Note is conditioned upon approval of the Company’s application by the Small Business Administration (SBA) and JPMorgan Chase Bank (“Bank”), receiving confirmation from the SBA that the Bank may proceed with the PPP Note. Suppose the SBA does not confirm forgiveness of the PPP Note, or only partly confirms forgiveness of the PPP Note, or the Company fails to apply for PPP Note forgiveness. In that case, the Company will be obligated to repay the Bank the total outstanding balance remaining due under the PPP Note, including principal and interest (the “PPP Note Balance”). In such a case, Bank will establish the terms for repayment of the PPP Note Balance in a separate letter to the Company. The letter will set forth the PPP Note Balance, the amount of each monthly payment, the interest rate (not above a fixed rate of one percent (1.00%) per annum), the term of the PPP Note, and the maturity date of two (2) years from the funding date of the PPP Note. No principal or interest payments will be due before the end of the Deferment Period, which is nine months from April 24, 2020. As of December 31, 2022, $40,832 remains outstanding.

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NOTE 7 – STOCKHOLDERS’ EQUITY

The Company’s authorized capital consists of 300,000,000 shares of common stock with a par value of $0.0001 per share, of which 115,847,349 are issued and outstanding as of June 30, 2023.

The Company has issued unregistered securities under exemptions from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

2022 Recent Sales of Unregistered Securities

In February 2022, the Company issued 280,000 units for net proceeds of $280,000. The unit consists of one common and one Warrant with an exercise price of $2.00 and a term of one year.

In June 2022, the Company issued 160,000 units for net proceeds of $160,000. The unit consists of one common and one Warrant with an exercise price of $2.00 and a term of one year.

In July 2022, the Company issued 90,000 units for net proceeds of $90,000. The unit consists of one common and one Warrant with an exercise price of $2.00 and a term of one year.

In July 2022, the Company issued 22,8000 shares to consultants for services valued at $68,400.

In July 2022, the Company issued 500,000 shares to acquire AdFlare, valued at $1,500,000.

In August 2022, the Company issued 78,800 units for net proceeds of $78,800. The unit consists of one common and one Warrant with an exercise price of $2.00 and a term of one year.

In August 2022, the Company issued 2,224 shares to consultants for services valued at $6,672.

2021 Recent Sales of Unregistered Securities

In September 2021, the Company settled all outstanding debt with former CEO Terry Fields. The Company issued 533,334 shares valued at $1,066,668.

On September 3, 2021, the Company issued 10,000 shares to a consultant valued at $29,990.

From October to November 2021, the Company issued 3,510,000 shares to a consultant for services valued at $6,250,000.

On September 28, 2021 (the ‘Acquisition Date’), the Company merged into EvaMedia Corp. (‘EvaMedia) by issuing 110,192,177 of its common stock. The closing share price was $2.00; as a result, we estimated the purchase price of $220,384,354.

On November 30, 2021, the Company issued 34,000 shares valued at $34,000.

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NOTE 8 – WARRANT

In November 2021, the Company sold 34,000 units (common stock plus warrants) for financing valued at $34,000. The Company sold the common stock at $1 per share with full warrant coverage, an exercise price of $2, and a term of one year. The Company issued the securities with a restrictive legend.

In February 2022, the Company sold 280,000 units (common stock plus warrants) for financing valued at $280,000. The Company sold the common stock at $1 per share with full warrant coverage, an exercise price of $2, and a term of one year. The Company issued the securities with a restrictive legend.

In June 2022, the Company sold 1600,000 units (common stock plus warrants) for financing valued at $1600,000. The Company sold the common stock at $1 per share with full warrant coverage, an exercise price of $2, and a term of one year. The Company issued the securities with a restrictive legend.

In July 2022, the Company sold 90,000 units (common stock plus warrants) for financing valued at $90,000. The Company sold the common stock at $1 per share with full warrant coverage, an exercise price of $2, and a term of one year. The Company issued the securities with a restrictive legend.

In August 2022, the Company sold 78,800 units (common stock plus warrants) for financing valued at $78,800. The Company sold the common stock at $1 per share with full warrant coverage, an exercise price of $2, and a term of one year. The Company issued the securities with a restrictive legend.

Information About the Warrants Outstanding During Fiscal 2022 Follows:

Original Number of Warrants Issued	Exercise Price per Common Share	Exercisable at December 31, 2022	Became Exercisable	Exercised	Terminated / Canceled / Expired	Exercisable At June 30, 2023	Expiration Date
34,000	$2.00	34,000	34,000	-	34,000	-	Expired
280,000	$2.00	280,000	280,000	-	280,000	-	Feb 2023
160,000	$2.00	160,000	160,000	-	160,000	-	Jun 2023
90,000	$2.00	90,000	90,000	-	-	-	Jul 2023
78,800	$2.00	78,800	78,800	-	-	-	Aug 2023

The exercise price and the number of shares of Common Stock or other securities issuable on the exercise of the Warrants are subject to adjustment in certain circumstances, including stock dividend, recapitalization, reorganization, merger, or consolidation of the Company. However, no Warrant is subject to adjustment for issuances of Common Stock at a price below the exercise price of that Warrant.

NOTE 9 – OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements affecting our liquidity, capital resources, market risk support, credit risk support, or other benefits.

NOTE 10 – SUBSEQUENT EVENTS

None.

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PROSPECTUS

1,500,000 SHARES OF COMMON STOCK

EVA LIVE INC.

Dealer Prospectus Delivery Obligation

Until _____________ ___, 2023, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to provide a prospectus when acting as underwriters and for their unsold allotments or subscriptions.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses concerning the issuance and distribution of the securities being registered hereby. All such costs will be borne by the Company.

Item	Amount
SEC Registration Fee	$495.90
Transfer Agent Fees	2,500
Legal Fees	15,000
Accounting Fees	30,000
Printing Costs	1,000
Miscellaneous	4,000
TOTAL	$52,995.90

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Bylaws and Articles of Incorporation provide that we shall, to the full extent permitted by the Nevada General Corporation Law, as amended from time to time (the “Nevada General Corporate Law”), indemnify all of our directors and officers. Nevada Code Title 8 – Corporation §145 provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and concerning any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Under our Bylaws and Articles of Incorporation, the indemnitee is presumed to be entitled to indemnification, and we have the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in defense of any action referred to above, we must indemnify him against the expenses which such officer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

Within the past three years, we have issued and sold the following securities without registration:

The Company’s authorized capital consists of 300,000,000 shares of common stock with a par value of $0.0001 per share, of which 115,847,349 are issued and outstanding as of June 30, 2023.

The Company has issued unregistered securities under exemptions from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

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2022 Recent Sales of Unregistered Securities

In February 2022, the Company issued 280,000 units for net proceeds of $280,000. The unit consists of one common and one Warrant with an exercise price of $2.00 and a term of one year.

In June 2022, the Company issued 160,000 units for net proceeds of $160,000. The unit consists of one common and one Warrant with an exercise price of $2.00 and a term of one year.

In July 2022, the Company issued 90,000 units for net proceeds of $90,000. The unit consists of one common and one Warrant with an exercise price of $2.00 and a term of one year.

In July 2022, the Company issued 22,8000 shares to consultants for services valued at $68,400.

In July 2022, the Company issued 500,000 shares to acquire AdFlare, valued at $1,500,000.

In August 2022, the Company issued 78,800 units for net proceeds of $78,800. The unit consists of one common and one Warrant with an exercise price of $2.00 and a term of one year.

In August 2022, the Company issued 2,224 shares to consultants for services valued at $6,672.

2021 Recent Sales of Unregistered Securities

In September 2021, the Company settled all outstanding debt with former CEO Terry Fields. The Company issued 533,334 shares valued at $1,066,668.

On September 3, 2021, the Company issued 10,000 shares to a consultant valued at $29,990.

From October to November 2021, the Company issued 3,510,000 shares to a consultant for services valued at $6,250,000.

On September 28, 2021 (the ‘Acquisition Date’), the Company merged into EvaMedia Corp. (‘EvaMedia) by issuing 110,192,177 of its common stock. The closing share price was $2.00; as a result, we estimated the purchase price of $220,384,354.

On November 30, 2021, the Company issued 34,000 shares valued at $34,000.

Authorized Shares

As of June 30, 2023, the Company’s authorized capital stock consists of 300,000,000 shares of common stock, par value of $0.0001 per share.

Common Stock

As of June 30, 2023, the Company had 115,847,349 common shares.

Warrants

There are no outstanding warrants.

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EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits  are filed as part of this registration statement:

3.1**	Articles of Incorporation
3.2**	By-laws
4.1**	Sample Subscription Agreement
5.0*	Opinion of Counsel on the legality of securities being registered
10.1**	Sales Purchase Agreement between the Registrant and EvaMedia Corp. dated September 28, 2021
10.2**	Debt settlement agreement between the Registrant and Terry Fields dated September 28 2021
10.3**	Company’s lease agreement.
10.4**	Employment Agreement with David Boulette dated September 28, 2021
10.5**	Media Buying Agreement between Registrant and Brightcast LLC dated Mey 5, 2022
10.6**	Marketing Agreement between Registrant and TechAds Media Ltd dated September 1, 2020
23.1*	Consent of Independent PCOAB public accounting firm.
23.2*	Consent of Attorney (filed as part of Exhibit 5.0)
107*	Calculation of Filing Fee Tables

* Filed herewith

** Previously filed

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UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers, or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, in Hollywood, CA, on October 27, 2023.

EVA LIVE INC.
(Registrant)

By:	/s/ David Boulette
Name:	David Boulette
Title:	President and CEO (principal executive officer

By:	/s/ David Boulette
Name:	David Boulette
Title:	CFO (principal financial and accounting officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ David Boulette	President, CEO and Director	October 27, 2023

/s/ David Boulette	CFO, Secretary and Director	October 27, 2023

Signature	Title	Date

/s/ Phil Aspen	Director	October 27, 2023

/s/ Darly Walser	Director	October 27, 2023

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EXHIBIT INDEX

3.1**	Articles of Incorporation
3.2**	By-laws
4.1**	Sample Subscription Agreement
5.0*	Opinion of Counsel on the legality of securities being registered
10.1**	Sales Purchase Agreement between the Registrant and EvaMedia Corp. dated September 28, 2021
10.2**	Debt settlement agreement between the Registrant and Terry Fields dated September 28 2021
10.3**	Company’s lease agreement.
10.4**	Employment Agreement with David Boulette dated September 28, 2021
10.5**	Media Buying Agreement between Registrant and Brightcast LLC dated Mey 5, 2022
10.6**	Marketing Agreement between Registrant and TechAds Media Ltd dated September 1, 2020
23.1*	Consent of Independent PCOAB public accounting firm.
23.2*	Consent of Attorney (filed as part of Exhibit 5.0)
107*	Calculation of Filing Fee Tables

* Filed herewith

** Previously filed

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